Filed Pursuant to Rule 424(b)(3)
Registration No. 333-189891

PROSPECTUS

Cole Credit Property Trust V, Inc.

Maximum Offering of $2,975,000,000 in Shares of Common Stock

Cole Credit Property Trust V, Inc. is a Maryland corporation that invests primarily in income-producing necessity retail properties that are single-tenant properties or multi-tenant “power centers” subject to long-term triple-net or double-net leases with national or regional creditworthy tenants. We elected to be taxed, and currently qualify, as a real estate investment trust (REIT) for federal income tax purposes commencing with our taxable year ended December 31, 2014. We are externally managed by our advisor, Cole REIT Advisors V, LLC (CR V Advisors), an affiliate of our sponsor, Cole Capital®, which is a trade name used to refer to a group of affiliated entities directly or indirectly controlled by VEREIT, Inc. (VEREIT), a publicly-traded company (NYSE: VER).

Until April 8, 2016, we offered up to $2,500,000,000 in shares of a single class of our common stock (now referred to as Class A shares) in our primary offering for $25.00 per share, and up to $475,000,000 in shares of the same class of common stock pursuant to our distribution reinvestment plan for $23.75 per share. Effective as of April 11, 2016, the offering price for Class A shares is $26.37 per share. Commencing on April 29, 2016, we are offering up to $2,500,000,000 in shares of our common stock pursuant to our primary offering, consisting of two classes of shares: Class A shares of common stock at a price of up to $26.37 per share (up to $1,375,000,000 in shares) and Class T shares of common stock at a price of up to $25.26 per share (up to $1,125,000,000 in shares). The offering price is based on our per share estimated net asset value (NAV), as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fees. We are also offering up to $475,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $24.00 per share for Class A shares and $24.00 per share for Class T shares, which is equal to the most recent estimated per share NAV for each share class as determined by our board of directors. We reserve the right to reallocate the shares offered among the classes of shares and between the primary offering and our distribution reinvestment plan. We intend to offer these shares until March 17, 2017, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by March 17, 2017, our board of directors may further extend the offering as permitted under applicable law. We may need to renew the registration of this offering annually with certain states in which we expect to offer and sell shares. In no event will we extend this offering beyond 180 days after March 17, 2017, and we may terminate this offering at any time.

See “Risk Factors” beginning on page 30 for a description of the principal risks you should consider before buying shares of our common stock. These risks include the following:

•	The amount of distributions we may pay in the future, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We have a limited operating history, and an investment in our shares is speculative. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

•	We are a “blind pool,” as we have not identified all of the properties we intend to purchase.

•	Your investment will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to your purchase price.

•	Market conditions and other factors could cause us to delay a liquidity event, and we cannot assure you that we will be able to achieve a liquidity event.

•	You should consider an investment in our common stock a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•	During certain periods, we have paid, and may pay certain distributions in the future, from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities in this and future offerings or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result of our ability to pay distributions from sources other than cash flow from operations, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in additional properties and our ability to achieve our investment objectives could be adversely affected.

•	There are conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates.

•	Because we are externally managed by our advisor and have no employees, we will pay our advisor and its affiliates substantial fees for the services they provide to us, including significant compensation that may be required to be paid to our advisor if our advisor is terminated. If our board of directors elects to internalize our management functions, your interest in us could be diluted.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment.

•	We have incurred debt, and expect to incur additional debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	If we do not remain qualified as a REIT, cash available for distributions to be paid to you could decrease materially.

•	The offering price for shares in our primary offering and pursuant to our distribution reinvestment plan, as well as the repurchase price for our shares, is based on the most recent estimated per share NAV, which may not accurately reflect the current or future value of our assets.

•	For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission (SEC), the Attorney General of the State of New York, nor any other state securities regulator has approved or disapproved of our common stock, nor determined if this prospectus is truthful or complete or passed on or endorsed the merits or demerits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are held in trust until subscriptions are accepted and funds are released.

	Price to Public(1)	Selling Commissions*		Dealer Manager Fee*		Net Proceeds (Before Expenses)
Primary Offering
Per Class A Share (On or prior to April 8, 2016)	$25.00	$1.75		$0.50		$22.75
Per Class A Share (Beginning April 11, 2016)	$26.37	$1.85	(2)	$0.52	(2)	$24.00	(2)
Per Class T Share	$25.26	$0.76	(2)	$0.50	(2)	$24.00	(2)
Total Maximum	$2,500,000,000	$130,000,000	(3)	$50,000,000	(3)	$2,320,000,000	(3)
Distribution Reinvestment Plan
Per Class A Share (On or prior to April 8, 2016)	$23.75	$—		$—		$23.75
Per Class A Share (Beginning April 11, 2016)	$24.00	$—		$—		$24.00
Per Class T Share	$24.00	$—		$—		$24.00
Total Maximum	$475,000,000	$—		$—		$475,000,000

(1)	The price to public assumes no purchase price discounts. The offering price is based on our estimated per share NAV, as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fees.
(2)	Figures are approximate and rounding differences may be reflected on stockholder account statements.
(3)	This table assumes an allocation of 55.0% Class A shares and 45.0% Class T shares will be sold in the maximum offering. In the event that we sell a greater percentage allocation of Class A shares (which are subject to 7.0% selling commissions and a 2.0% dealer manager fee), the aggregate amounts will be higher and the aggregate net proceeds (before expenses) will be lower than the amounts shown in the table.

*	The maximum amount of selling commissions we will pay is 7.0% of the gross offering proceeds in our primary offering for Class A shares and 3.0% of the gross offering proceeds in our primary offering for Class T shares. The maximum amount of dealer manager fees we will pay is 2.0% of the gross offering proceeds in our primary offering for both Class A shares and Class T shares. The amount of selling commissions differs among Class A shares and Class T shares. The selling commissions and, in some cases, the dealer manager fee, will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a reduction in the per share purchase price, except that shares sold under our distribution reinvestment plan will be sold at a price equal to the most recent estimated per share NAV for each share class as determined by our board of directors, or $24.00 per share for Class A shares and $24.00 per share for Class T shares. See “Plan of Distribution.” We will also pay our dealer manager a distribution and stockholder servicing fee for Class T shares, which is not shown in the table above, that will accrue daily in the amount of 1/365th of 0.8% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. The total amount of underwriting compensation, including selling commissions, dealer manager fees, distribution and stockholder servicing fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed the 10.0% limitation on underwriting compensation imposed by the Financial Industry Regulatory Authority (FINRA).

The dealer manager of this offering, Cole Capital Corporation, a member firm of FINRA, is an affiliate of our advisor and will offer the shares on a “best efforts” basis. The minimum investment generally is $2,500. See the “Plan of Distribution” section of this prospectus for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering. We expect that up to 10% of our gross offering proceeds, excluding proceeds from our distribution reinvestment plan, will be used to pay selling commissions, dealer manager fees, distribution and stockholder servicing fees and other expenses considered to be underwriting compensation.

The date of this prospectus is April 29, 2016

SUITABILITY STANDARDS

An investment in our common stock is only suitable for persons who have adequate financial means and desire a long-term investment (generally, an investment horizon in excess of seven years). The value of your investment may decline significantly. In addition, the investment will have limited liquidity, which means that it may be difficult for you to sell your shares. Persons who may require liquidity within several years from the date of their investment or seek a guaranteed stream of income should not invest in our common stock.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	California — Investors must have either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed 10% of the net worth of the investor.

•	Iowa — Investors must have (excluding the value of their homes, furnishings and automobiles) either (1) a minimum net worth of $100,000 and an annual income of $70,000, or (2) a minimum net worth of $350,000. In addition, investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates. “Liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kansas, Maine and Massachusetts — It is recommended by the office of the Kansas Securities Commissioner, the Maine Office of Securities and the Massachusetts Securities Division that investors in Kansas, Maine and Massachusetts, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky — No Kentucky investor shall invest, in aggregate, more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in us and our affiliates’ non-publicly traded real estate investment trusts.

•	Nebraska — Investors must have (excluding the value of their home, furnishings and automobiles) either (1) a minimum net worth of $100,000 and an annual income of $70,000, or (2) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

•	New Jersey — Investors must have either (1) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (2) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors may not invest more than 10% of their liquid net worth in us, shares of our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).

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•	New Mexico and Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us, our affiliates and other non-traded real estate investment programs. For purposes of this limitation, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	North Dakota, Oregon and Pennsylvania — Investors must have a net worth of at least 10 times their investment in us.

•	Tennessee — Investors may not invest more than 10% of their liquid net worth (exclusive of home, home furnishings and automobiles) in us.

Because the minimum offering of our common stock is less than $250,000,000, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, the minimum suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.

Our sponsor and our dealer manager, which is an affiliate of our sponsor, are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor and our dealer manager will rely on the participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

It shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, and consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transfer and ownership of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act) and related acts, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly:

•	in contravention of any U.S. or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC) or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale or delivery, directly or indirectly, would contravene such U.S. Sanctions Laws; or

•	on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual, or entity.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

•	pays distributions to investors of at least 90% of its taxable income;

•	avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

We elected to be taxed, and currently qualify, as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2014.

Q:	How are you different from your competitors who offer non-listed finite-life public REIT shares or real estate limited partnership units?

A:	We believe that our sponsor’s disciplined investment focus on core commercial real estate and experience in managing such properties will distinguish us from other non-listed REITs. We use the term “core” to describe existing properties currently operating and generating income that are leased to national and regional creditworthy (as such term is further discussed on page 4) tenants under long-term net leases and are strategically located. In addition, core properties typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value).

We invest primarily in income-producing necessity retail properties that are single-tenant properties or multi-tenant “power centers” which are leased to national and regional creditworthy tenants under long-term leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers. Power centers are multi-tenant properties that are anchored by one or more large national, regional or local retailers. We expect that most of our properties will be subject to triple-net and double-net leases, whereby the tenant is obligated to pay for most of the expenses of maintaining the property. Through our investments in core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for investors in our common stock, and the potential for capital appreciation in the value of our real estate assets.

For over three decades, our sponsor has developed and utilized this investment approach in acquiring and managing core commercial real estate assets in the retail sector. We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term net leases, will provide us with a competitive advantage. In addition, our sponsor has built an organization of approximately 350 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources also will provide us with a competitive advantage.

Q:	Are there risks associated with an investment in your common stock?

A:	This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 30 for a description of the principal risks you should consider before buying shares of our common stock.

Q:	Why are you offering two classes of your common stock, and what are the similarities and differences between the classes?

A:	We are offering two classes of our common stock in order to provide investors with more flexibility in making their investment in us and to provide participating broker-dealers with more flexibility to facilitate investment in us. Investors can choose to purchase shares of either class of common stock in the offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to common stockholders for approval. The differences between each class relate to the fees and selling commissions payable in respect of each class. The following summarizes the differences in fees and selling commissions between the classes of our common stock.

	Class A Shares	Class T Shares
Offering price per share (on or after April 11, 2016)	$26.37	$25.26
Selling commissions	7%	3%
Dealer manager fee	2%	2%
Distribution and stockholder servicing fee	None	0.8	%(1)

(1)	The distribution and stockholder servicing fee will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total selling commissions and distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 7.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). If the maximum selling commissions, dealer manager fees and distribution and stockholder servicing fees are paid, the total of such underwriting compensation, including other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, would be 10.0% of the gross offering proceeds in the primary offering.

Class A Shares

•	An up-front selling commission, which is a one-time fee charged at the time of purchase of the shares, is paid.

•	No distribution and stockholder servicing fee.

•	Assuming (i) a constant primary offering price of $26.37 per Class A share, (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and (iii) that none of such shares purchased are redeemed or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class A shares, $700 in selling commissions will be paid at the time of the investment and $200 in dealer manager fees will be paid at the time of the investment, for a total of $900 in selling commissions and dealer manager fees.

Class T Shares

•	Lower up-front selling commission than Class A shares.

•	For a period of time, which may be approximately five years, as described above, Class T shares purchased in the primary offering will pay a distribution and stockholder servicing fee, which accrues daily in the amount of 1/365th of 0.8% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. For further clarity, with respect to any Class T share purchased in the primary offering at $25.26, approximately $0.96 would be paid in distribution and stockholder servicing fees over five years. The distribution and stockholder servicing fee paid in respect of Class T shares will be allocated to the Class T shares as a class expense and these fees will impact the amount of distributions payable on all Class T shares. Accordingly, the aggregate amount of distributions received by a purchaser of Class T shares may be less than the aggregate amount of distributions received by a purchaser of Class A shares. The distribution and stockholder servicing fee will be paid with respect to ongoing services provided to our stockholders by the participating broker-dealer of record, which ongoing services may include (i) offering to meet with the holder of the Class T share no less than annually to provide overall guidance on the stockholder’s investment in us, including discussing the mechanics of the distribution reinvestment plan, share redemption program or a tender offer, or to answer questions about their customer account statement or valuations, and (ii) discussing with the holder of the Class T share, upon such stockholder’s request, any questions related to the stockholder’s investment in us. While we expect that the participating broker-dealer of record for a Class A stockholder may provide some similar services to a Class A stockholder, they are under no obligation to do so and we will not pay a stockholder servicing fee for such services.

•	Assuming (i) a constant primary offering price of $25.26 per Class T share, (ii) that shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and (iii) that none of such shares purchased are redeemed or otherwise disposed of and that distribution and stockholder servicing fees are paid over five years, we expect that with respect to a one-time $10,000 investment in Class T shares, $300 in selling commissions will be paid at the time of the investment, $200 in dealer manager fees will be paid at the time of the investment and approximately $380 in distribution and stockholder servicing fees will be paid, for a total of $880 in selling commissions, dealer manager fees and distribution and stockholder servicing fees.

We will not pay selling commissions, the dealer manager fee or distribution and stockholder servicing fees with respect to shares sold pursuant to our distribution reinvestment plan. The fees and expenses listed above will be allocated on a class-specific basis. The payment of class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on Class T shares to account for the ongoing distribution and stockholder servicing fees payable on Class T shares. Therefore, distributions on Class T shares are expected to be lower than on the Class A shares while the distribution and stockholder servicing fee is payable. See the “Description of Shares” and “Plan of Distribution” sections of this prospectus for further discussion on the differences between our classes of shares.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. For such purposes, NAV will be determined on an aggregate basis for the company, from which any differences attributable between the Class A shares and the Class T shares will then be determined. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Factors you should consider when choosing a class of shares include: how long you expect to own the shares; how much you intend to invest; and total expenses associated with owning each class. Only Class A shares are available for purchase in this offering by our executive officers and directors, as well as officers and employees of our advisor and their family members or other affiliates and officers and directors of other programs sponsored by Cole Capital. Additionally, in the event that an investor has engaged the services of a registered investment advisor or other financial advisor paid on a fee for service or assets under management basis by the investor, only Class A shares are eligible for discounts on selling commissions with respect to purchases through such registered investment advisor. Investors should consult with their financial advisor when determining which class of shares to purchase.

Q:	Will you invest in anything other than retail commercial properties?

A:	Yes. We also may invest in other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease and a strategic location. Our sponsor’s disciplined investment focus on core commercial real estate historically has included office and industrial properties. To the extent that we invest in office and industrial properties, we will focus on core properties that are essential to the business operations of the tenant. We believe investments in these properties are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation. Our portfolio also may include other income-producing real estate, including properties under development or that require substantial refurbishment or renovation. In addition, our portfolio may include real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, provided that we do not intend for such investments to constitute a significant portion of our assets, and we will evaluate our assets to ensure that any such investments do not cause us to lose our REIT status, cause us or any of our subsidiaries to be an investment company under the Investment Company Act of 1940, as amended (the Investment Company Act), or cause our advisor to have assets under management that would require our advisor to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the Investment Advisers Act). Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Our goal is to assemble a portfolio that is diversified by investment type, investment size and investment risk, which will provide attractive and reasonably stable returns to our investors and the potential for capital appreciation in the value of our real estate assets. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

Q:	Generally, what are the terms of your leases?

A:	We have secured, and will continue to seek to secure, leases from creditworthy tenants before or at the time we acquire a property. Many of our leases are what is known as triple-net or double-net leases. Triple-net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double-net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. This helps ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We generally intend to enter into long-term leases that may have terms of ten or more years, may include renewal options and may also include rental increases over the term of the lease; however, certain leases may have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:

Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. We consider a tenant to be creditworthy if we believe that the tenant has sufficient assets, cash flow generation and stability of operations to meet its obligations under the lease. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy. We may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of the tenant. We consider the reports produced by these services along with the relevant financial and other data relating to the proposed tenant before acquiring a property subject to an existing lease or entering into a new lease.

Q:	What is the experience of your sponsor and your advisor?

A:	References to Cole Capital, our sponsor, throughout this prospectus refer to a group of affiliated entities directly or indirectly controlled by VEREIT. VEREIT is a widely-held public company whose shares of common stock are listed on the New York Stock Exchange (NYSE: VER), and is the parent company and indirect owner of CR V Advisors, our advisor, and the indirect owner of Cole Capital Corporation, our dealer manager, and CREI Advisors, LLC (CREI Advisors), our property manager.

Since January 1, 2006, Cole Capital and its affiliates have sponsored eight publicly offered REITs, which are comprised of us; Cole Credit Property Trust, Inc. (CCPT I), which merged with and into a wholly-owned subsidiary of VEREIT in May 2014; Cole Credit Property Trust II, Inc. (CCPT II), which merged with and into a wholly-owned subsidiary of Spirit Realty Capital, Inc. in July 2013; Cole Real Estate Investments, Inc. (Cole) (formerly known as Cole Credit Property Trust III, Inc. (CCPT III)), which merged with and into a wholly-owned subsidiary of VEREIT in February 2014; Cole Credit Property Trust IV, Inc. (CCPT IV); Cole Corporate Income Trust, Inc. (CCIT), which merged with and into a wholly-owned subsidiary of Select Income REIT in January 2015; Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II); and Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy). As of December 31, 2015, these programs had raised a total of approximately $13.4 billion from approximately 258,900 investors and purchased 3,039 properties located in 49 states and the U.S. Virgin Islands for an aggregate purchase price of $20 billion.

For over three decades, Cole Capital has developed and utilized a conservative investment approach that focuses on single-tenant commercial properties, which are leased to creditworthy tenants, subject to long-term “net” leases. Our sponsor has used this investment strategy primarily in the retail sector and, in recent years, within the office and industrial sectors. We expect that our sponsor’s prior experience in applying this conservative and disciplined investment strategy in both the retail and office and industrial sectors will provide us with a competitive advantage, as our advisor, an affiliate of our sponsor, acquires and manages, on our behalf, a portfolio of necessity retail properties. In addition, our sponsor has built an organization of approximately 350 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will also provide us with a competitive advantage. A summary of the real estate programs managed over the last ten years by our sponsor, including adverse business and other developments, is set forth in the section of this prospectus captioned “Prior Performance Summary.”

Our advisor, CR V Advisors, is an affiliate of our sponsor that was formed solely for the purpose of managing our company. Various key personnel of our advisor have been associated with Cole Capital for several years. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — Our Advisor.”

Q:	Why should I consider an investment in real estate?

A:	Our goal is to provide a professionally managed, diversified portfolio of quality commercial real estate to retail investors who generally have had very limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in quality commercial real estate may provide you with:

•	a reasonably stable level of current income from the investment;

•	diversification of your portfolio, by investing in an asset class that is not correlated with the stock market; and

•	the opportunity for capital appreciation.

Q:	How is an investment in shares of your common stock different from investing in shares of a listed REIT?

A:	Investing in REITs whose shares are listed for trading on a national securities exchange can be one alternative for investing in commercial real estate. Shares of listed REITs, however, generally fluctuate in price with the stock market as a whole; that is, there may be, over certain periods of time, a correlation between changes in the price of listed REIT shares and changes in the value of the stock market generally. Such correlation suggests that the value of shares of listed REITs may be, over certain periods of time, based on a variety of factors beyond the value of the listed REIT’s underlying real estate investments, such as the supply of available shares (number of sellers) and the demand for shares (number of buyers), as well as changes in investors’ short- or long-term financial market expectations in general.

Our objective is to offer an alternative for investing in commercial real estate, where the value of your investment will be based principally on an estimate of the value of our portfolio of real estate and real estate-related assets. The offering price is based on our estimated per share NAV, as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fees. Subsequent estimates of our NAV will be done at least annually. As a result, we expect that changes in the value of our shares will be more closely correlated, or aligned, with changes in the prices of direct investments in real estate, as compared to changes in the prices of listed REIT shares. Since direct investments in real estate are not highly correlated with the stock market generally, we expect that an investment in our shares will provide a measure of diversification to an investment portfolio that largely consists of stocks traded on a stock exchange.

Investors should bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity, as no public market is likely to exist. Therefore, until we undertake a liquidity transaction, your ability to access the value of your investment in our shares will be limited to our share redemption program, which includes a number of restrictions and can be suspended or terminated by our board of directors at any time. The offering price for our shares is fixed and is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. In contrast, the offering price for a share of a listed REIT may vary with market fluctuations and factor in book value, net asset value, investments and/or operating cash flows. An investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time. Investing in our shares also differs from investing directly in real estate, including our expenses related to this offering and other fees and expenses that are payable by us.

Q:	What are your exit strategies?

A:	We do not intend to hold our acquired assets for an extended period of time past three to six years after the termination of this offering. Our primary offering is expected to continue for two years from the effective date of this offering, unless the offering is extended. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date.

Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e., three to six months). A liquidity event could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction. Any liquidity event is subject to the determination of our board of directors that such liquidity event is appropriate to commence.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of our primary offering, our charter requires our board of directors to adopt a resolution declaring that a plan of liquidation of our company is advisable and direct that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless the adoption of a plan of liquidation by the board and submission thereof to stockholders is postponed by a majority of the board of directors and a majority of the independent directors. If we have sought and failed to receive stockholder approval of a plan of liquidation, our company will continue operating, and upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding shares of our common stock, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.

Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the primary offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

Q:	What will be the source of your distributions?

Although we expect our distributions to continue to be paid from cash flow from operations, during certain periods we have paid, and may pay in the future, distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as borrowings in anticipation of future operating cash flows or proceeds of this offering, which would not be currently taxed. The portion of your distribution that is not currently taxable will be considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus captioned “Federal Income Tax Considerations.”

Q:	Do you expect to acquire properties in transactions with affiliates of your advisor?

A:

Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. First, from time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of our independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction.

Second, from time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third-party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Finally, our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan.

Notwithstanding any of the foregoing, none of these restrictions would preclude us from paying our advisor or its affiliates fees or other compensation in connection with internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders and such transaction is approved by our stockholders. See the section of this prospectus captioned “Management Compensation — Becoming Self-Administered.”

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:	It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors, as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with unaffiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. We may not be able to invest the proceeds from this offering in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	What is the purchase price for shares of your common stock?

A:	The per share purchase price of our shares in our primary offering is up to $26.37 per share for Class A shares and up to $25.26 per share for Class T shares (including the maximum allowed to be charged for commissions and fees). The offering price is based on our estimated per share NAV, as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fees. We are also offering up to $475,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $24.00 per share for Class A shares and $24.00 per share for Class T shares, which is equal to the most recent per share NAV for each share class as determined by our board of directors.

Q:	How is the per share NAV determined?

A:	The per share price for shares in our primary offering and our distribution reinvestment plan is based on our board of directors’ most recent estimated NAV divided by the number of shares of our common stock outstanding at the time our board of directors determined our most recent NAV (per share NAV), plus, in the case of our primary offering, applicable commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an estimated per share NAV. Therefore, our board of directors had the discretion to choose a methodology or combination of methodologies as it deemed reasonable for the determination of an estimated per share NAV; provided, however, that the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice.

On February 1, 2016, pursuant to the prior approval of a valuation committee of our board of directors solely comprised of our independent directors, in accordance with the valuation policies previously adopted by our board of directors, we engaged Duff & Phelps, LLC (Duff & Phelps), an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to assist with determining the estimated per share NAV. Duff & Phelps completed their valuation process and met with the valuation committee on April 6, 2016. The valuation was based upon the estimated market value of our assets, less the estimated market value of our liabilities, divided by the total shares of our common stock outstanding, and was performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The estimated per share NAV was ultimately determined by our board of directors on April 8, 2016. Subsequent estimates of our NAV will be done at least annually.

The estimated NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of our most recent estimated per share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. We do not intend to release individual property value estimates or any of the data supporting the estimated per share NAV.

Q:	Who can buy shares?

A:	In order to buy shares of our common stock, you must meet our minimum suitability standards, which generally require that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his, her or its broker or financial advisor. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom might an investment in your shares be appropriate?

A:	An investment in our shares may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, and seek the opportunity to achieve capital appreciation over an investment horizon of more than seven years. An investment in our shares will have limited liquidity and therefore will not be appropriate if you may require liquidity within several years from the date of your investment or seek a guaranteed stream of income.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account (IRA) or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code).

Q:	Is there any minimum investment required?

A:	The minimum investment generally is $2,500. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other public real estate programs sponsored by Cole Capital, any additional purchase must be in increments of at least $1,000 or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign, either manually or by electronic signature (except where the use of such electronic signature has not been approved), a subscription agreement, similar to the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing, either manually or by electronic signature (except where the use of such electronic signature has not been approved), an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix C.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

DST Systems, Inc.

P.O. Box 219312

Kansas City, Missouri 64121-9312

(866) 907-2653

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to our transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports;

•	an annual report;

•	an annual Form 1099;

•	supplements to the prospectus during the offering period; and

•	notification to Maryland and New York stockholders regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail quarterly, as applicable.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery, including email and/or CD-ROM; or

•	posting, or providing a link, on our and our sponsor’s website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation

2325 E. Camelback Road, Suite 1100

Phoenix, Arizona 85016

(866) 907-2653

Attn: Investor Services

www.colecapital.com

PROSPECTUS SUMMARY

This prospectus summary highlights some of the material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Cole Credit Property Trust V, Inc.

Cole Credit Property Trust V, Inc. is a Maryland corporation, formed on December 12, 2012, that elected to be taxed, and currently qualifies, as a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2014. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of core commercial real estate investments primarily consisting of necessity retail properties located throughout the United States, including U.S. protectorates. We use the term “core” to describe existing properties currently operating and generating income that are leased to national and regional creditworthy tenants under long-term net leases and are strategically located. Our retail properties primarily will be single-tenant properties and multi-tenant “power centers” anchored by large, creditworthy national, regional or local retailers. We expect that our retail properties typically will be subject to long-term triple-net or double-net leases, which means the tenant will be obligated to pay for most of the expenses of maintaining the property. Frequently, our leases will be guaranteed by the tenant’s corporate parent. Through our investments in core commercial real estate, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our investors in our common stock, and the potential for capital appreciation in the value of our real estate assets. We generally intend to hold each property for a period of more than seven years.

We also may invest in other income-producing properties, such as office and industrial properties which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. We believe investments in these types of office and industrial properties are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation.

In addition, we may further diversify our portfolio by making and investing in mortgage, mezzanine, bridge and other loans secured, directly or indirectly, by the same types of properties that we may acquire directly. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term leases, will provide us with a competitive advantage. We believe that another competitive advantage is our ability to purchase properties for cash and to close transactions quickly. Our dealer manager, the broker-dealer affiliate of our sponsor, has distributed shares of many of our sponsor’s prior real estate programs, and we expect that, through its well-developed distribution capabilities and relationships with other broker-dealers, our dealer manager will be successful in raising capital on our behalf in this offering.

Our offices are located at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 877-616-1118, and the e-mail address of our investor relations department is investorservices@colecapital.com.

The website address for us and our sponsor is www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor and our Advisor

Our sponsor is Cole Capital, a trade name used to refer to a group of affiliated entities directly or indirectly controlled by VEREIT, including Cole Capital Advisors, Inc. (Cole Capital Advisors), Cole Capital Corporation and other affiliates of our advisor.

Our advisor, CR V Advisors, a Delaware limited liability company, is responsible for managing our affairs on a day-to-day basis, identifying and making acquisitions and investments on our behalf, and recommending to our board of directors an approach for providing our investors with liquidity. See “— Summary of Prior Offerings” below. Our advisor will use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio. Management of our portfolio will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our advisor is responsible for identifying and acquiring potential real estate investments on our behalf. All acquisitions of commercial properties will be evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. We expect that our advisor will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations; provided, however, that our board of directors will exercise its fiduciary duties to us and our stockholders by overseeing our advisor’s investment process.

Our Dealer Manager

Cole Capital Corporation, our dealer manager, is an affiliate of our sponsor and a member of FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute the shares of our common stock on a “best efforts” basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have a three-member board of directors, a majority of whom are independent directors. Our charter requires that a majority of our directors be independent of our advisor. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Investment Objectives

Our primary investment objectives are:

•	to acquire quality retail commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions. We may not achieve our investment objectives.

Summary Risk Factors

Some of the risks relating to an investment in our shares are set forth below. See the “Risk Factors” section of this prospectus beginning on page 30 for a more detailed discussion.

•	The amount of distributions we may pay in the future, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We have a limited operating history, and an investment in our shares is speculative. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

•	We are considered to be a “blind pool,” as we have not identified all of the properties we intend to purchase.

•	Your investment will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to your purchase price.

•	Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the primary offering. We also cannot assure you that we will be able to achieve a liquidity event.

•	You should consider an investment in our common stock a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•	During certain periods, we have paid, and may pay in the future, distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities in this and future offerings or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result of our ability to pay distributions from sources other than cash flow from operations, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in additional properties and our ability to achieve our investment objectives could be adversely affected.

•	There are conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates. Key persons associated with our advisor perform similar duties for other programs sponsored by Cole Capital that may use investment strategies similar to ours creating potential conflicts of interest when allocating investment opportunities among these programs.

•	Because we are externally managed by our advisor and have no employees, we will pay our advisor and its affiliates substantial fees for the services they provide to us, including significant compensation that may be required to be paid to our advisor if our advisor is terminated. If our board of directors elects to internalize our management functions, and such transaction is approved by our stockholders, your interest in us could be diluted.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment.

•	We have incurred debt, and expect to incur additional debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	If we do not remain qualified as a REIT, we will be subject to federal income tax at regular corporate rates, and cash available for distributions to be paid to you could decrease materially.

•	The offering price for shares in our primary offering and pursuant to our distribution reinvestment plan, as well as the repurchase price for our shares, is based on the most recent estimated per share NAV, which may not accurately reflect the value of our current or future assets.

•	For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under ERISA, you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments

Our advisor is responsible for identifying and acquiring potential real estate investments on our behalf. All acquisitions are evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. Our advisor considers the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to us and our stockholders by overseeing our advisor’s investment process. For information on the types of investments we intend to continue to make, see the section of our prospectus captioned “Investment Objectives and Policies.”

As of April 11, 2016, we, through separate wholly-owned limited liability companies of ours and our operating partnership, owned 116 properties, which are listed below, acquired for an aggregate purchase price of $499.2 million, located in 31 states, consisting of nine multi-tenant and 107 single-tenant properties, comprising approximately 2.5 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. As of April 11, 2016, these properties were 99.3% leased and had a weighted-average lease term remaining of 11.4 years. The properties were acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Tenant Industry	Number of Tenants	Tenant(s)(1)	Rentable Square Feet(2)	Purchase Price
Dollar General - Moundridge, KS	Discount Store	1	Dollar General	9,100	$933,455
Advance Auto - Fairmont, NC	Automotive	1	Advance Auto	6,960	1,246,379
Dollar General - Logansport, IN	Discount Store	1	Dollar General	9,100	1,120,090
Tractor Supply - Midland, NC	Home and Garden	1	Tractor Supply	19,097	3,136,364
Academy Sports - Cartersville, GA	Sporting Goods	1	Academy Sports	71,695	10,496,000
Walgreens - Kilgore, TX	Drugstore	1	Walgreens	14,820	6,234,000
CVS - Riverton, NJ	Drugstore	1	CVS	12,900	6,080,000
Stop & Shop - North Kingstown, RI	Convenience Store	1	Stop & Shop	1,732	2,628,573
Walgreens - Edmond, OK	Drugstore	1	Walgreens	14,722	4,641,895
Family Dollar - Salina, UT	Discount Store	1	Family Dollar	8,320	1,400,001
Family Dollar - Morgan, UT	Discount Store	1	Family Dollar	8,000	1,275,000
Dollar General - Wakarusa, IN	Discount Store	1	Dollar General	9,100	1,346,449

Property Description	Tenant Industry	Number of Tenants	Tenant(s)(1)	Rentable Square Feet(2)	Purchase Price
Dollar General - Wolcottville, IN	Discount Store	1	Dollar General	9,026	$1,191,609
Dollar General - Elmwood, IL	Discount Store	1	Dollar General	9,100	1,071,381
Mattress Firm - Raleigh, NC	Specialty Retailer	1	Mattress Firm	4,500	1,959,677
Family Dollar - Roswell, NM	Discount Store	1	Family Dollar	8,320	1,254,368
Dollar General - Pipestone, MN	Discount Store	1	Dollar General	9,002	1,187,756
Kroger - Bay City, MI	Grocery	1	Kroger	64,608	6,535,104
Houma Crossing - Houma, LA	Various	15	Various	186,430	24,650,000
Dollar General - Junction City, OH	Discount Store	1	Dollar General	9,026	991,500
Walgreens - Delavan, WI	Drugstore	1	Walgreens	14,820	4,569,420
Walgreens - Whiteville, NC	Drugstore	1	Walgreens	14,820	4,863,569
Walgreens - Salisbury, NC	Drugstore	1	Walgreens	14,820	4,669,026
Walgreens - Kokomo, IN	Drugstore	1	Walgreens	14,820	3,890,855
Walgreens - Richmond, IN	Drugstore	1	Walgreens	14,820	5,447,198
Walgreens - Baton Rouge, LA	Drugstore	1	Walgreens	14,820	5,547,582
Walgreens - Sulphur, LA	Drugstore	1	Walgreens	14,820	4,356,202
Walgreens - Houma, LA	Drugstore	1	Walgreens	14,490	4,970,957
Walgreens - Lubbock, TX	Drugstore	1	Walgreens	14,820	5,053,924
Walgreens - San Antonio, TX	Drugstore	1	Walgreens	14,490	9,166,854
Dollar General - Huntington, WV	Discount Store	1	Dollar General	9,100	1,418,208
United Oil Portfolio - Various(3)	Gas and Convenience	1	United Oil	19,233	52,677,165
Burger King - Yukon, OK	Restaurant	1	Burger King	3,783	1,216,957
Winn-Dixie - Amite, LA	Grocery	1	Winn-Dixie	47,524	3,102,438
Raising Cane’s - Murphy, TX	Restaurant	1	Raising Cane’s	2,807	2,896,000
Fresh Thyme - Lafayette, IN	Grocery	1	Fresh Thyme	28,888	6,831,621
Bass Pro Shops - Portage, IN	Sporting Goods	1	Bass Pro Shops	130,000	6,930,000
Brynwood Square - Rockford, IL	Various	15	Various	121,410	12,689,324
Blankenbaker Plaza - Louisville, KY	Various	11	Various	88,275	16,622,986
Dollar General - Clarion, IA	Discount Store	1	Dollar General	9,100	1,091,468
Dollar General - Braham, MN	Discount Store	1	Dollar General	9,026	1,080,333
Dollar General - Selma, AL	Discount Store	1	Dollar General	9,026	1,211,562
Lawton Marketplace - Lawton, OK	Various	21	Various	188,413	33,700,000
Dollar General - Virden, IL	Discount Store	1	Dollar General	9,100	1,300,973
Dollar General - Willard, MO	Discount Store	1	Dollar General	9,100	1,247,608
Dollar General - Collinsville, AL	Discount Store	1	Dollar General	9,100	1,159,447
Dollar General - Oneonta, AL	Discount Store	1	Dollar General	9,100	1,105,734
Dollar General - Shorter, AL	Discount Store	1	Dollar General	9,026	1,185,189
Family Dollar - Tennessee Colony, TX	Discount Store	1	Family Dollar	7,947	1,010,993
O’Reilly Auto Parts - Iron Mountain, MI	Automotive	1	O’Reilly Auto Parts	7,200	1,454,298
The Shoppes at Gary Farms - Bowling Green, KY	Various	5	Various	99,772	18,600,000
Walgreens Portfolio - Various(4)	Drugstore	1	Walgreens	88,977	35,795,596
Mattress Firm - Lake City, FL	Specialty Retailer	1	Mattress Firm	4,500	2,061,425
The Shops at Abilene - Abilene, TX	Various	20	Various	179,122	26,275,000
Aaron’s - Arkadelphia, AR	Specialty Retailer	1	Aaron’s	6,000	905,363
Family Dollar - San Antonio (Braun), TX	Discount Store	1	Family Dollar	8,484	1,346,789
Family Dollar - Talladega, AL	Discount Store	1	Family Dollar	8,376	1,266,746
Walgreens - Greenville, OH	Drugstore	1	Walgreens	13,650	4,683,000
Raising Cane’s - Reno, NV	Restaurant	1	Raising Cane’s	3,429	3,745,824
Family Dollar - Hobbs, NM	Discount Store	1	Family Dollar	8,320	1,389,519
Mattress Firm - Draper, UT	Specialty Retailer	1	Mattress Firm	4,995	2,387,000
Burlington Coat Factory - Bangor, ME	Retail	1	Burlington Coat Factory	85,000	4,877,057
Dollar General - Athens, WV	Discount Store	1	Dollar General	9,100	1,578,216

Property Description	Tenant Industry	Number of Tenants	Tenant(s)(1)	Rentable Square Feet(2)	Purchase Price
Buffalo Wild Wings / Shoe Carnival - Salina, KS	Various	2	Buffalo Wild Wings & Shoe Carnival	14,859	$3,150,000
Village at Chapel Hill - Douglasville, GA	Various	6	Various	62,719	14,900,000
Vitamin Shoppe - Taylor, MI	Specialty Retailer	1	Vitamin Shoppe	3,000	1,394,366
Family Dollar - Cabot, AR	Discount Store	1	Family Dollar	8,422	1,456,686
Family Dollar - Lewiston, ME	Discount Store	1	Family Dollar	8,335	1,442,289
Family Dollar - Valley, AL	Discount Store	1	Family Dollar	8,393	1,222,681
Family Dollar - Walthourville, GA	Discount Store	1	Family Dollar	8,320	1,408,226
Family Dollar - Columbus, OH	Discount Store	1	Family Dollar	8,350	1,541,859
Family Dollar - San Antonio (Eisenhauer), TX	Discount Store	1	Family Dollar	8,555	1,531,164
Dollar General - Selma (Jones), AL	Discount Store	1	Dollar General	9,100	998,272
Dollar General - Autaugaville, AL	Discount Store	1	Dollar General	9,026	1,049,146
Dollar General - Dothan, AL	Discount Store	1	Dollar General	9,100	1,069,160
Dollar General - Lineville, AL	Discount Store	1	Dollar General	10,566	1,430,266
Dollar General - Semmes, AL	Discount Store	1	Dollar General	9,100	1,121,790
Dollar General - Talladega, AL	Discount Store	1	Dollar General	9,026	999,122
Dollar General - Charleston, WV	Discount Store	1	Dollar General	9,026	1,490,528
Dollar General - Ridgeley, WV	Discount Store	1	Dollar General	9,026	1,340,573
Family Dollar - Warrenville, SC	Discount Store	1	Family Dollar	8,353	1,231,128
Tractor Supply - Blytheville, AR	Home and Garden	1	Tractor Supply	19,100	3,012,909
Family Dollar - Bearden, AR	Discount Store	1	Family Dollar	8,320	858,601
Family Dollar - New Roads, LA	Discount Store	1	Family Dollar	8,320	990,123
Dollar General - Glouster, OH	Discount Store	1	Dollar General	10,640	1,461,051
Dollar General - Sissonville, WV	Discount Store	1	Dollar General	9,026	1,294,637
Dollar General - South Charleston, WV	Discount Store	1	Dollar General	9,100	1,472,480
Dollar General - Huntington, WV	Discount Store	1	Dollar General	9,026	1,441,821
O’Reilly Auto Parts - Bennettsville, SC	Automotive	1	O’Reilly Auto Parts	6,800	1,414,080
Muncie Marketplace - Muncie, IN	Various	7	Various	77,871	15,600,000
Dollar General - Bluefield, WV	Discount Store	1	Dollar General	9,026	1,376,784
Dollar General - Charleston, WV	Discount Store	1	Dollar General	9,100	1,340,618
West Marine - Chicago, IL	Retail	1	West Marine	20,000	12,621,507
Advance Auto - Hampton, VA	Automotive	1	Advance Auto	7,000	1,351,724
Aspen Dental - Rogers, AR	Healthcare	1	Aspen Dental	3,500	1,844,595
O’Reilly Auto Parts - Flowood, MS	Automotive	1	O’Reilly Auto Parts	7,396	1,652,459
Advance Auto - Stratford, CT	Automotive	1	Advance Auto	6,768	2,742,753
Kohl’s - Eagan, MN	Retail	1	Kohl’s	97,097	9,176,000
Lowe’s - Hermitage, PA	Home and garden	1	Lowe’s	126,078	14,042,829

				2,537,425	$499,231,254

(1)	The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name of the entity that is party to the lease agreement.
(2)	Includes square feet of buildings that are on land subject to ground leases.
(3)	The United Oil Portfolio consists of 13 single-tenant commercial properties located in California, which are subject to a master lease agreement.
(4)	The Walgreens Portfolio consists of six single-tenant commercial properties located in five states, which are subject to individual lease agreements with identical terms.

Borrowing Policy

Our charter limits our aggregate borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our aggregate borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets; provided, however, that a majority of our board of directors (including a majority of the independent directors) has determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of our gross assets is justified and in the best interest of us and our stockholders during our capital raising stage. The independent directors believe such borrowing levels are justified as higher debt levels during the offering stage may enable us to acquire properties earlier than we might otherwise be able to acquire them if we were to adhere to the 60% debt limitation, which could yield returns that are accretive to the portfolio. In addition, as we are in the offering stage, more equity could be raised in the future to reduce the debt levels. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets. During the year ended December 31, 2015, we obtained borrowings that caused our ratio of debt to total gross real estate assets to exceed the 60% limitation, consistent with the policy previously approved by our independent directors. As of December 31, 2015, our ratio of debt to total gross real estate assets net of gross intangible lease liabilities was 61% (59% including adjustment to debt for cash and cash equivalents).

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares of our common stock we sell pursuant to this offering and assuming an allocation of 55% Class A shares and 45% Class T shares, no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum primary offering amount of $2,500,000,000 is raised in the manner described in the “Estimated Use of Proceeds” section of this prospectus, we estimate for each share sold in this offering approximately 88.5% of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Although we expect our distributions to continue to be paid from cash flow from operations, we have paid, and may pay, distributions from sources other than our cash flow from operations, including proceeds from asset sales or the sale of our securities in this or future offerings or borrowings in anticipation of future cash flow, and we have not placed a limit on the amount of net offering proceeds we may use to pay distributions. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Maximum Primary Offering (Not Including Distribution Reinvestment Plan)
	$1,375,000,000 in Class A Shares		$1,125,000,000 in Class T Shares		Aggregate $2,500,000,000 in Class A and Class T Shares
	$ Amount	% of Offering Proceeds	$ Amount	% of Offering Proceeds	$ Amount	% of Offering Proceeds
Gross Offering Proceeds	$1,375,000,000	100%	$1,125,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions(1)	96,250,000	7.0%	33,750,000	3.0%	130,000,000	5.2%
Dealer Manager Fee(1)	27,500,000	2.0%	22,500,000	2.0%	50,000,000	2.0%
Organization and Other Offering Expenses	27,500,000	2.0%	22,500,000	2.0%	50,000,000	2.0%

Amount Available for Investment/Net Investment Amount	1,223,750,000	89.0%	1,046,250,000	93.0%	2,270,000,000	90.8%
Acquisition Fee	23,854,776	1.7%	20,394,737	1.8%	44,249,513	1.8%
Acquisition Expenses	5,963,694	0.4%	5,098,684	0.4%	11,062,378	0.4%
Initial Working Capital Reserve	1,192,739	0.1%	1,019,737	0.1%	2,212,476	0.1%

Amount Invested in Assets	$1,192,738,791	86.8%	$1,019,736,842	90.6%	$2,212,475,634	88.5%

(1)	This table assumes an allocation of 55% Class A shares and 45% Class T shares will be sold in the maximum primary offering at $26.37 per Class A share and at $25.26 per Class T share. The offering price is based on our estimated per share NAV, as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fees. In the event that we sell a greater percentage allocation of Class A shares (which are subject to a 7% selling commission), the aggregate amounts and percentage of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and our distribution reinvestment plan. In addition, we will pay a distribution and stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 0.8% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. We have excluded the distribution and stockholder servicing fee from this table, as we will pay the distribution and stockholder servicing fee from cash flow from operations or, if our cash flow from operations is not sufficient to pay the distribution and stockholder servicing fee, from borrowings in anticipation of future cash flow. We estimate a maximum distribution and stockholder servicing fee of $45,000,000 would be paid, assuming the sale of $1,125,000,000 of Class T shares in our primary offering.

Conflicts of Interest

Our advisor will experience potential conflicts of interest in connection with the management of our business affairs, including the following:

•	Our advisor and its affiliates will receive substantial fees in connection with the services provided to us, and, while those fees must be approved on an annual basis by our independent directors, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Capital will act as our advisor;

•	The management personnel of our advisor, who also may make investment decisions for VEREIT and other programs sponsored by Cole Capital, must determine which investment opportunities to recommend to us, VEREIT or another program sponsored by Cole Capital, some of which have investment objectives similar to ours, and such persons must determine how to allocate their time and other resources among us, VEREIT and the other programs sponsored by Cole Capital; and

•	Our advisor, or an affiliate of our advisor, will manage and lease some or all of our properties.

Our executive officers and one of our directors also will face conflicts similar to those described above because of their affiliation with our advisor, VEREIT and other programs sponsored by Cole Capital. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various entities that are affiliated with our advisor.

(1)	As of April 11, 2016, VEREIT Operating Partnership, L.P. (VEREIT OP) owned 117,890 Class A shares of our common stock, which represented approximately 1.1% of the outstanding shares of our common stock on that date. Pursuant to our charter, VEREIT OP is prohibited from selling 8,000 Class A shares of our common stock that represents its initial investment in us for so long as Cole Capital remains our sponsor; provided, however, that VEREIT OP may transfer ownership of all or a portion of these shares of our common stock to other affiliates of our sponsor. After the completion of this offering, VEREIT OP will own less than 0.01% of our common stock, assuming we sell the maximum offering amount.

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Cole Capital from January 1, 2005 through December 31, 2015. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Cole Capital is not necessarily indicative of the results that we will achieve. For example, the prior programs that were privately offered did not bear the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in prior real estate programs sponsored by Cole Capital.

Concurrent Offerings

Our sponsor, Cole Capital, is sponsoring Cole Income NAV Strategy and CCIT II, each of which was, as of the date of this prospectus, raising capital pursuant to initial public offerings of shares of their common stock. For additional information regarding concurrent offerings sponsored by Cole Capital, see the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings.”

The Offering

Until April 8, 2016, we offered up to $2,500,000,000 in shares of a single class of our common stock (now referred to as Class A shares) in our primary offering for $25.00 per share, and up to $475,000,000 in shares of the same class of common stock pursuant to our distribution reinvestment plan for $23.75 per share. Effective as of April 11, 2016, the offering price for Class A shares is $26.37 per share. Commencing on April 29, 2016, we are offering up to $2,500,000,000 in shares of common stock in our primary offering on a “best efforts” basis at up to $26.37 per Class A share (up to $1,375,000,000 in shares) and up to $25.26 per Class T share (up to $1,125,000,000 in shares). The offering price, or the price you pay to buy shares, is based on our estimated per share NAV, as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fee. The net proceeds to the company, after the payment of selling commissions, the dealer manager fee and other organization and offering expenses, will be $24.00 per share for both the Class A shares and the Class T shares sold in the primary offering. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. The net proceeds to us will not be affected by any such discounts. We also are offering under this prospectus up to $475,000,000 in additional shares of common stock under our distribution reinvestment plan at a purchase price during this offering of $24.00 per Class A share and $24.00 per Class T share, which is equal to the most recent estimated per share NAV for each share class as determined by our board of directors. We reserve the right to reallocate the shares of common stock we are offering among the classes of shares and between our primary offering and our distribution reinvestment plan. We intend to offer these shares until March 17, 2017, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by March 17, 2017, our board of directors may further extend the offering as permitted under applicable law. In no event will we extend this offering beyond 180 days after March 17, 2017, and we may terminate this offering at any time. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. Pursuant to the Securities Act of 1933, as amended (the Securities Act), and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under our distribution reinvestment plan, renew or extend the registration statement in such state.

As of April 11, 2016, we had accepted investors’ subscriptions for, and issued, a total of approximately 10,615,000 Class A shares and no Class T shares of our common stock in this offering, resulting in gross proceeds to us of approximately $263.6 million (including shares issued pursuant to the distribution reinvestment plan). As of April 11, 2016, approximately $2.7 billion in shares of our common stock remained available for sale in this offering.

Compensation to Our Advisor and Its Affiliates

Our advisor and its affiliates have received, and will continue to receive, compensation and reimbursement for services relating to this offering and the investment, management and disposition of our assets. All of the items of compensation are summarized in the table below. Such items of compensation may be increased by our board of directors without the approval of our stockholders. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. See the “Management Compensation” section of this prospectus for a more detailed description of the compensation we will pay to our advisor and its affiliates. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The estimated dollar amounts for the maximum offering in the table below assume the sale of $1,375,000,000 in Class A shares and $1,125,000,000 in Class T shares pursuant to our primary offering, and $260,000,000 in Class A shares and $215,000,000 in Class T shares pursuant to our distribution reinvestment plan. The table below also assumes that such shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and accounts for the fact that shares are sold through our distribution reinvestment plan at a price of $24.00 per share for Class A shares and $24.00 per share for Class T shares, which is equal to the most recent estimated per share NAV for each share class as determined by our board of directors.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering(1)

	Offering Stage

Selling Commissions — Cole Capital Corporation	We generally will pay to our dealer manager, Cole Capital Corporation, up to 7% of the gross proceeds from the sale of Class A shares pursuant to our primary offering and up to 3% of the gross proceeds from the sale of Class T shares pursuant to our primary offering. Cole Capital Corporation will reallow 100% of the selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$130,000,000

Dealer Manager Fee — Cole Capital Corporation	We generally will pay to Cole Capital Corporation 2% of the gross proceeds from the sale of Class A shares and Class T shares pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000,000

	Offering Stage

Reimbursement of Other Organization and Offering Expenses — CR V Advisors	Our advisor, CR V Advisors, will incur or pay our organization and offering expenses (excluding selling commissions, the dealer manager fee and distribution and stockholder servicing fees). We will then reimburse our advisor for these amounts up to 2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.

$59,500,000

Of the $59,500,000, we expect to reimburse our advisor up to $25,000,000 (1% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses.

	Acquisition and Operations Stage

Distribution and Stockholder Servicing Fee — Cole Capital Corporation	We will pay our dealer manager a fee that will accrue daily in an amount equal to 1/365th of 0.8% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total selling commissions and	$45,000,000

Type of Compensation	Determination of Amount		Estimated Amount for Maximum Offering(1)

	distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 7.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). Our dealer manager may, in its discretion, reallow to participating broker-dealers all or a portion of the distribution and stockholder servicing fee for services that such participating broker-dealers perform in connection with the distribution of the shares of our Class T common stock.

Acquisition Fee — CR V Advisors or its affiliates	We will pay to our advisor up to 2% of: (1) the contract purchase price of each property or asset; (2) the amount paid in respect of the development, construction or improvement of each asset we acquire; (3) the purchase price of any loan we acquire; and (4) the principal amount of any loan we originate.		$53,323,587 assuming no debt or $213,294,347 assuming leverage of 75% of the contract purchase price.

Advisory Fee — CR V Advisors

We will pay to our advisor a monthly advisory fee based upon our monthly average invested assets, which will be determined using the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors.

The advisory fee will be calculated according to the following fee schedule:

The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

	Monthly Average Invested Assets Range	Annualized Fee Rate for Each Range	Monthly Average Invested Assets	Annualized Effective Fee Rate	Annualized Advisory Fee
	$0 - $2 billion	0.75%	$1 billion	0.75%	$ 7,500,000
	over $2 billion - $4 billion	0.70%	$2 billion	0.75%	$15,000,000
	over $4 billion	0.65%	$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering(1)

Acquisition and Operations Stage

Acquisition Expenses — CR V Advisors or its affiliates

We will reimburse our advisor or its affiliates for their respective acquisition expenses incurred in the process of acquiring each property or asset or in the origination or acquisition of a loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

Specifically, we will pay our advisor or its affiliates for any services provided by such entities for which they incur investment-related expenses (insourced expenses). Such insourced expenses will be fixed initially at 0.5% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.5% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment). Insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year will be fixed initially at 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.5% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).

Additionally, we will pay third-party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, third-party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third-party legal expenses.

$13,330,897 estimated for reimbursement of acquisition expenses assuming no debt or $53,323,587 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. Such estimates reflect only the compensation payable to our advisor and its affiliates for insourced acquisition expenses.

Operating Expenses — CR V Advisors	We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third-party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.	For all reimbursements other than acquisition expenses, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering(1)

Liquidity/Listing Stage

Disposition Fee — CR V Advisors or its affiliates	For substantial assistance in connection with the sale of one or more properties (or our entire portfolio), we will pay our advisor or its affiliates an amount equal to up to one-half of the real estate or brokerage commission paid by us to third parties on the sale of such properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event will the total disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Because the disposition fee is based on a fixed percentage of the contract price for sold properties, the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee — CR V Advisors	After investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s incentive compensation. We will pay a subordinated performance fee under only one of the following events: (1) if our shares are listed on a national securities exchange; (2) if our company is sold or our assets are liquidated; or (3) upon termination of the advisory agreement.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

(1)	The estimated maximum dollar amounts are based on the sale of the maximum of $2,975,000,000 in shares allocated as (a) $1,375,000,000 in Class A shares at $26.37 per share and $1,125,000,000 in Class T shares at $25.26 per share pursuant to our primary offering and (b) $260,000,000 in Class A shares at $24.00 per share and $215,000,000 in Class T shares at $24.00 per share pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

Distributions

To continue to qualify as a REIT for federal income tax purposes, we are required to, among other things, make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors has authorized, and in the future may authorize, distributions in excess of those required for us to maintain REIT status, depending on our present and reasonably projected future cash flow from operations, restrictions imposed by Maryland law and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions are paid to our stockholders as of the record date or dates selected by our board of directors. We pay distributions monthly in arrears. Although we expect our distributions to continue to be paid from cash flow from operations, in the event we do not have sufficient cash flow from operations to make distributions, we have paid during certain periods, and may pay in the future, distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate, and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

Liquidity Opportunities

We expect to sell our assets, sell or merge our company, or list our company’s shares of common stock for trading on a national securities exchange within three to six years after the end of this offering. However, market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the primary offering. Our primary offering is expected to continue for two years from the effective date of this offering, subject to our right to extend this offering. In no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors to consider such exit alternatives at such time during our offering stage as it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e., three to six months). Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of our company or certain mergers of our company. In addition, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.

Distribution Reinvestment Plan

Our board of directors has approved a distribution reinvestment plan, pursuant to which you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be equal to the most recent estimated per share NAV for each share class, less the aggregate distributions per Class A share and Class T share of any net sale proceeds from the sale of one or more of our assets or other special distributions so designated by the board of directors. Distributions on Class A shares will be reinvested in Class A shares and distributions on Class T shares will be reinvested in Class T shares. No selling commissions, dealer manager fees or distribution and stockholder servicing fees are paid with respect to shares sold under our distribution reinvestment plan.

If you participate in our distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability.

Share Redemption Program

Our board of directors has adopted a share redemption program to enable you to sell your shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations summarized below and described in more detail in the section of this prospectus captioned “Description of Shares — Share Redemption Program.”

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you will be required to have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12-month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period, in which case we will give priority to the redemption of deceased stockholders’ shares, then to requests for full redemption of accounts with a balance of 100 shares or less, and then the remaining quarterly redemption requests will be honored on a pro rata basis. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

The per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the most recent per share NAV; after two years from the purchase date, 97.5% of the most recent per share NAV; and after three years from the purchase date, 100% of the most recent per share NAV. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the most recent estimated per share NAV.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien.

Our board of directors may amend the terms of, suspend or terminate our share redemption program at any time upon 30 days’ notice to our stockholders.

Cole Operating Partnership V, LP

We are structured as an “umbrella partnership real estate investment trust” (UPREIT). As such, we expect to own substantially all of our assets through Cole Operating Partnership V, LP (CCPT V OP), our operating partnership. We may, however, own assets directly, through subsidiaries of CCPT V OP or through other entities. We are the sole general partner of CCPT V OP, and CRI REIT V, LLC, our wholly-owned subsidiary, is the initial limited partner of CCPT V OP. CCPT V OP is not recognized for federal income tax purposes as an entity separate from us (a disregarded entity).

ERISA Considerations

You may make an investment in our shares through your IRA or other tax-deferred retirement account. However, any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Under our charter, we are authorized to issue shares of our common stock without certificates unless our board of directors determines otherwise. Therefore, we do not intend to issue shares of common stock in certificated form. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 11 of this prospectus and in the application for transfer.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restrictions on Share Transfer and Ownership

Our charter contains restrictions on transfer and ownership of the shares of our common stock that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive), of the aggregate of our outstanding shares of common stock, unless exempted (prospectively or retroactively) by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

Jumpstart Our Business Startups Act

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act (the JOBS Act). We may be eligible to qualify as an “emerging growth company,” as defined in the JOBS Act, which would grant us certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. However, we believe that it is in the best interests of our company and our stockholders to provide the disclosure that is generally required for public companies. Therefore, it is our intention not to utilize these provisions of the JOBS Act. Accordingly, we are electing to “opt out” of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Investment Company Act Considerations

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude U.S. government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to continue to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will continue to be held in wholly and majority-owned subsidiaries of our company, each formed to hold a particular asset. We do not intend for such investments to constitute a significant portion of our assets, and we will evaluate our assets to ensure that any such investments do not cause us or any of our subsidiaries to be an investment company under the Investment Company Act.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition, and cause the value of your investment to decline. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Risks Related to Our Business

We have a limited operating history. Further, we are considered to be a “blind pool,” as we currently have not identified all of the properties or real estate-related investments we intend to purchase. For this and other reasons, an investment in our shares is speculative.

We have a limited operating history, as we commenced principal operations on March 18, 2014. While we will provide you with information on a regular basis regarding our real estate investments after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our future investments prior to our making them. Since we currently have not identified all of the properties we intend to purchase, this offering is considered to be a “blind pool” offering. You will not be able to evaluate the economic merit of our future investments until after such investments have been made. As a result, an investment in our shares is speculative. We have established policies relating to the types of investments we will make and the creditworthiness of tenants of our properties, but our advisor will have wide discretion in implementing these policies, subject to the oversight of our board of directors. Additionally, our advisor has discretion to determine the location, number and size of our investments and the percentage of net proceeds we may dedicate to a single investment.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Credit Property Trust V, Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	be continuously aware of, and interpret, marketing trends and conditions.

We may not succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

An investment in our shares will have limited liquidity and we are not required, through our charter or otherwise, to provide for a liquidity event. There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. You should view our shares only as a long-term investment.

There is no public market for our common stock and there may never be one. In addition, although we presently intend to consider alternatives for providing liquidity for our stockholders beginning five to seven years following the termination of our initial public offering, we do not have a fixed date or method for providing stockholders with liquidity. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to your purchase price. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment (more than seven years) because of the generally illiquid nature of the shares. See the sections captioned “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you will be required to have held your shares for at least one year in order to participate in our share redemption program and, subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program to no more than 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. In addition, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period. Our board of directors may amend the terms of, suspend, or terminate our share redemption program without stockholder approval upon 30 days’ prior notice, and our management may reject any request for redemption. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

Our estimated value per share of our common stock is an estimate as of a given point in time and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of the company.

The offering price is based on our estimated per share NAV, as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fees. Subsequent estimates of our NAV will be done at least annually.

The price at which stockholders purchased shares and any subsequent values are likely to differ from the price at which a stockholder could resell such shares because: (1) there is no public trading market for our shares at this time; (2) the price does not reflect, and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets or sale of the company, because the amount of proceeds available for investment from this offering is net of selling commissions, dealer manager fees, other organization and offering expense reimbursements and acquisition fees and expenses; (3) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the value of our investments; (4) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio; and (5) the estimated value does not take into account any portfolio premium or premiums to value that may be achieved in a liquidation of our assets or sale of our portfolio.

When determining the estimated per share NAV, there are currently no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an estimated value per share. However, pursuant to FINRA rules, the determination of the estimated value per share must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice. Subsequent estimates of our per share NAV will be done at least annually. Our estimated per share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. Distributions are based primarily on anticipated cash flow from operations over time. The amount of cash available for distributions is affected by many factors, such as the performance of our advisor in selecting investments for us to make, selecting tenants for our properties and securing financing arrangements, our ability to buy properties as offering proceeds become available, the amount of rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash flow from operations to fund distributions required to qualify as a REIT or maintain our REIT status.

We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock.

To the extent that cash flow from operations has been or is insufficient to fully cover our distributions to our stockholders, we have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution. This may negatively impact the value of your investment in our common stock.

During the year ended December 31, 2015, we paid distributions of $12.2 million, including $6.7 million through the issuance of shares pursuant to our distribution reinvestment plan. Net cash provided by operating activities for the year ended December 31, 2015 was $9.8 million and reflected a reduction for real estate acquisition-related expenses incurred of $3.0 million. The distributions paid during the year ended December 31, 2015 were covered by cash flows from operations of $9.8 million, or 80%, and proceeds from the offering of $2.4 million, or 20%.

The following table presents distributions and sources of distributions for the periods indicated below (dollars in thousands):

	Year Ended December 31, 2015		Year Ended December 31, 2014		As of December 31, 2015, Cumulative Since Inception
	Amount	Percent	Amount	Percent	Amount	Percent
Distributions paid in cash	$5,547	45%	$1,225	45%	$6,772	45%
Distributions reinvested	6,701	55%	1,471	55%	8,172	55%

Total distributions	$12,248	100%	$2,696	100%	$14,944	100%

Source of distributions:
Net cash provided by operating activities	$9,849	80%	$—	—%	$2,783	19%
Proceeds from issuance of common stock	2,399	20%	2,696	100%	12,161	81%

Total sources	$12,248	100%	$2,696	100%	$14,944	100%

Net cash provided by operating activities for the year ended December 31, 2015 and as of December 31, 2015, cumulative since inception, was approximately $9.8 million and $2.8 million, respectively, and net cash used in operating activities for the year ended December 31, 2014 was approximately $7.1 million, and in each case reflected a reduction for real estate acquisition-related expenses incurred of approximately $3.0 million, $15.0 million and $12.0 million, respectively, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions for the years ended December 31, 2015 and 2014 and as of December 31, 2015, cumulative since inception, includes the amount by which real estate acquisition-related expenses have reduced (increased) net cash flows provided by (used in) operating activities.

Because we have paid, and may continue to pay, distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our earnings and our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of your investment and could reduce your basis in our common stock. A reduction in a stockholder’s basis in our common stock could result in the stockholder recognizing more gain upon the disposition of his or her shares, which, in turn, could result in greater taxable income to such stockholder.

Payment of fees and reimbursements to our dealer manager, and our advisor and its affiliates, reduces cash available for investment.

We currently pay Cole Capital Corporation, our dealer manager, up to 9.0% of the gross proceeds of our primary offering in the form of selling commissions and a dealer manager fee, most of which is reallowed to participating broker-dealers. We also reimburse our advisor and its affiliates up to 2.0% of our gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses. Furthermore, Cole Capital Corporation will receive a monthly distribution and stockholder servicing fee with respect to Class T shares, which accrues daily in the amount of 1/365th of 0.8% of the estimated per share NAV of Class T shares sold in our primary offering. Such payments will reduce the amount of cash we have available to invest in real estate and result in lower total returns to our stockholders than if we were able to invest 100% of the gross proceeds from this offering in properties. Moreover, the dealer manager fees and selling commissions are included in the primary offering price; therefore, our offering price does not, and is not intended to, reflect our net asset value. In addition, we currently pay substantial fees to our advisor and its affiliates for the services they perform for us. The payment of these fees, and any additional fees, reduces the amount of cash available for investment in properties.

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses (calculated in accordance with GAAP) and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. The extent of our future operating losses and the timing of when we will achieve profitability are uncertain, and together depend on the demand for, and value of, our portfolio of properties. We may never achieve or sustain profitability. For a further discussion of our operational history and the factors affecting our losses, see our consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference into this prospectus.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to pay distributions to you and the value of your investment.

We could suffer from delays in locating suitable investments, particularly if the capital we raise in this offering outpaces our advisor’s ability to identify potential investments and/or close on acquisitions. Delays we encounter in the selection and/or acquisition of income-producing properties likely would adversely affect our ability to pay distributions to you and/or the value of your overall returns. The large size of our offering, coupled with competition from other real estate investors, increase the risk of delays in investing our net offering proceeds. If our advisor is unable to identify suitable investments, we will hold the proceeds we raise in this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments, which would provide a significantly lower return to us than the return we expect from our investments in real estate. Our stockholders should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property.

We are dependent upon the net proceeds of this offering to conduct our proposed business activities. If we are unable to raise substantial proceeds from this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and an investment in our shares will be subject to greater risk.

We are dependent upon the net proceeds of this offering to conduct our proposed activities. As such, our ability to implement our business strategy is dependent, in part, upon our dealer manager and participating broker-dealers successfully conducting this offering and our investors, rather than us, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. In addition, the broker-dealers participating in this offering also may be participating in the offerings of competing REIT products, some of which may have a focus that is nearly identical to our focus, and the participating broker-dealers could emphasize such competing products to their retail clients. As a result, we do not know the amount of proceeds that will be raised in this offering, which may be substantially less than the amount we would need to achieve a broadly diversified portfolio of real estate and real estate-related investments.

If we are unable to raise substantial proceeds from this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition, ability to repay or refinance indebtedness and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering and invest in a diverse portfolio of real estate and real estate-related investments.

An inability to restore or enter into selling agreements with key broker-dealers would impact our ability to raise capital in the near term.

VEREIT became the indirect parent of our sponsor, our advisor, our dealer manager and our property manager as a result of the merger of Cole Real Estate Investments, Inc. and VEREIT on February 7, 2014. On October 29, 2014, VEREIT announced that, as a result of preliminary findings of an independent investigation being conducted by its audit committee, certain of VEREIT’s financial statements should no longer be relied upon. Subsequently, our dealer manager was advised by several of the broker-dealers participating in offerings sponsored by Cole Capital that they would suspend their selling dealer agreements with our dealer manager with respect to such offerings, and by certain prospective broker-dealers that, for a period of time, they would suspend their initial review of offerings sponsored by Cole Capital prior to entering into a selling dealer agreement with our dealer manager.

In March 2015, VEREIT announced the conclusions of the investigation and restated VEREIT’s financial statements for the year ended December 31, 2013 and the first and second quarters of 2014. VEREIT also reported the remedial actions it had taken and was continuing to take in response to the findings, and that the investigation did not identify any changes to the financial statements or operations of the Cole Capital sponsored non-listed REITs. In February 2016, VEREIT filed its annual report on Form 10-K for the year ended December 31, 2015, in which VEREIT’s management concluded that all of the material weaknesses disclosed in VEREIT’s annual report for the fiscal year ended December 31, 2014 have been fully remediated; however, there can be no guarantee as to the effectiveness of VEREIT’s disclosure controls and procedures and there can be no assurance that VEREIT’s internal control over financial reporting will not be subject to material weaknesses in the future.

The suspension of selling agreements by broker-dealers participating in the offerings sponsored by Cole Capital, including us, has had a negative impact on our ability to raise capital. VEREIT has reported that it is committed to supporting the efforts of our sponsor, Cole Capital, to restore relationships with broker-dealers participating in offerings sponsored by Cole Capital, including our offering. If our sponsor’s efforts are not successful and broker-dealers do not otherwise enter into selling agreements with our dealer manager, or are delayed in entering into selling agreements with our dealer manager, we may not be able to raise a substantial amount of capital. If we are not able to raise a substantial amount of capital, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives and may be unable to reduce our leverage profile. Additionally, this could impact our ability to obtain financing. This could also adversely affect our ability to pay regular distributions from cash flow from operations to investors.

The purchase price you pay for shares of our common stock is based on the estimated per share NAV, plus any applicable per share up-front selling commissions and dealer manager fees. Our estimated per share NAV is based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, our estimated per share NAV may not reflect the amount that you might receive for your shares in a market transaction, and the purchase price you pay may be higher than the value of our assets per share of common stock at the time of your purchase.

The per share price for shares in our primary offering and pursuant to our distribution reinvestment plan is based on our board of directors’ most recent per share NAV, plus, in the case of our primary offering, applicable commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an estimated per share NAV. Therefore, our board of directors had the discretion to choose a methodology or combination of methodologies as it deemed reasonable for the determination of an estimated per share NAV; provided, however, that the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice.

On February 1, 2016, pursuant to the prior approval of a valuation committee of our board of directors solely comprised of our independent directors, in accordance with the valuation policies previously adopted by our board of directors, we engaged Duff & Phelps, an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to assist with determining the estimated per share NAV. Duff & Phelps completed their valuation process and met with the valuation committee on April 6, 2016. The valuation was based upon the estimated market value of our assets, less the estimated market value of our liabilities, divided by the total shares of our common stock outstanding, and was performed in accordance with the valuation guidelines established by the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. The estimated per share NAV was ultimately determined by our board of directors on April 8, 2016. Subsequent estimates of our NAV will be done at least annually.

Our estimated per share NAV is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets. The estimated per share NAV is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. While the determination of our most recent estimated per share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. Other than the information included in our Current Report on Form 8-K filed on April 11, 2016 regarding the estimated per share NAV, we do not intend to release individual property value estimates or any of the data supporting the estimated per share NAV. See the section of this prospectus captioned “Investment Objectives and Policies — Dilution of the Net Tangible Book Value of Our Shares” for further discussion.

Our board of directors may amend our valuation policy at any time, and there is no limitation on the ability of our board of directors to cause us to vary from any valuation policy to the extent it deems appropriate, subject to applicable regulations, with or without an express amendment to the policy. See “Description of Shares — Valuation Policy” for more details about how our NAV is calculated.

It may be difficult to accurately reflect material events that may impact our estimated per share NAV between valuations and accordingly, we may be selling and repurchasing shares at too high or too low a price.

Our independent valuer will calculate estimates of the market value of our principal real estate and real estate-related assets, and our board of directors will determine the net value of our real estate and real estate-related assets and liabilities taking into consideration such estimate provided by the independent valuer. Our board of directors is ultimately responsible for determining the estimated per share NAV. Since our board of directors will determine our estimated per share NAV at least annually, there may be changes in the value of our properties that are not fully reflected in the most recent estimated per share NAV. As a result, the published estimated per share NAV may not fully reflect changes in value that may have occurred since the prior valuation. Furthermore, our advisor will monitor our portfolio, but it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between valuations, or to obtain timely or complete information regarding any such events. Therefore, the estimated per share NAV published before the announcement of an extraordinary event may differ significantly from our actual per share NAV until such time as sufficient information is available and analyzed, the financial impact is fully evaluated, and the appropriate adjustment is made to our estimated per share NAV, as determined by our board of directors. Any resulting disparity may be to the detriment of a purchaser of our shares or a stockholder selling shares pursuant to our share redemption program.

Our success depends to a significant degree upon certain key personnel of our advisor. If our advisor loses or is unable to attract and retain key personnel, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of our sponsor and our advisor. Our sponsor underwent several changes in management this past year. We cannot guarantee that all of these key personnel, or any particular person, will remain affiliated with us, our sponsor and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our sponsor or advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If our board of directors elects to internalize our management functions in connection with a listing of our shares of common stock on an exchange or other liquidity event, and such internalization is approved by our stockholders, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

In the future, we may undertake a listing of our common stock on an exchange or other liquidity event that may involve internalizing our management functions. If our board of directors elects to internalize our management functions, and such internalization is approved by our stockholders, we may negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share attributable to your investment. Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available to operate our business and to pay distributions.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, including SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity and we may fail to properly identify the appropriate mix of personnel and capital needed to operate as a stand-alone entity. Additionally, upon any internalization of our advisor, certain key personnel may not remain with our advisor, but will instead remain employees of our sponsor or its affiliates.

Our participation in a co-ownership arrangement could subject us to risks that otherwise may not be present in other real estate investments, which could result in litigation or other potential liabilities that could increase our costs and negatively affect our results of operations.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate and could result in litigation or other potential liabilities, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives or status as a REIT;

•	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under any mortgage loan financing documents applicable to the property, which may constitute an event of default under all of the applicable mortgage loan financing documents, result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner, or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•	the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, could cause a default under any mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;

•	the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, any mortgage loan financing documents applicable to the property, violate applicable securities laws, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our co-ownership interest in a property at the time we would like to sell. See the section of this prospectus captioned “Conflicts of Interest — Joint Venture and Co-Ownership Arrangements with Affiliates & Our Advisor.”

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. We have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that our financial results, operations, business relationships or confidential information will not be negatively impacted by such an incident.

A recent rule issued by the U.S. Department of Labor regarding the definitional scope of “investment advice” under ERISA and the Internal Revenue Code could have a negative impact on our ability to raise capital.

In April 2016, the U.S. Department of Labor issued a final rule that substantially expands the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code, which may make it more difficult to qualify for a prohibited transaction exemption. This final rule could have negative implications on our ability to raise capital from potential investors, including those investing through individual retirement accounts.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including our dealer manager, will face conflicts of interest caused by their compensation arrangements with us, including significant compensation that may be required to be paid to our advisor if our advisor is terminated, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager, are entitled to substantial fees from us under the terms of the advisory agreement and the dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition and advisory fees;

•	property acquisitions from other real estate programs sponsored by Cole Capital, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and advisory fees;

•	property or asset dispositions, which may entitle our advisor or its affiliates to disposition fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and advisory fees payable to our advisor; and

•	how and when to recommend to our board of directors a proposed strategy to provide our investors with liquidity, which proposed strategy, if implemented, could entitle our advisor to the payment of significant fees.

The acquisition fee payable to our advisor is principally based on the cost of investments and not on performance, which could result in our advisor taking actions that are not necessarily in the long-term best interests of our stockholders.

The acquisition fee we pay to our advisor is based on the cost of investments. As a result, our advisor receives this fee regardless of the quality of such investments, the performance of such investments or the quality of our advisor’s services rendered to us in connection with such investments. This creates a potential conflict of interest between us and our advisor, as the interests of our advisor in receiving the acquisition fee may not be aligned with our interest of acquiring real estate that is likely to produce the maximum risk-adjusted returns.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to a subordinated performance fee that is structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. Furthermore, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to performance-based fees. In addition, our advisor will have substantial influence with respect to how and when our board of directors elects to provide liquidity to our investors, and these performance-based fees could influence our advisor’s recommendations to us in this regard. Our advisor also has the right to terminate the advisory agreement upon 60 days’ written notice without cause or penalty, which under certain circumstances, could result in our advisor earning a performance fee. This could have the effect of delaying, deferring or preventing a change of control.

A number of other real estate programs sponsored by Cole Capital, as well as VEREIT, use investment strategies that are similar to ours, therefore our executive officers and the officers and key personnel of our advisor and its affiliates may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

CCPT IV, CCIT II, Cole Income NAV Strategy and VEREIT have characteristics, including targeted investment types, investment objectives and criteria substantially similar to ours. As a result, we may be seeking to acquire properties and real estate-related investments at the same time as VEREIT or one or more of the other real estate programs sponsored by Cole Capital and managed by officers and key personnel of our advisor and/or its affiliates, and these other programs sponsored by Cole Capital may use investment strategies and have investment objectives that are similar to ours. Certain of our executive officers and the executive officers of our advisor also are executive officers of VEREIT and other REITs sponsored by Cole Capital and/or their advisors, the general partners of other private investment programs sponsored by Cole Capital and/or the advisors or fiduciaries of other real estate programs sponsored by Cole Capital. Property acquisitions are allocated among VEREIT and the real estate programs sponsored by Cole Capital pursuant to an asset allocation policy. Additionally, for programs sponsored by Cole Capital that commenced operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us and CCIT II, but does not apply to CCPT IV or Cole Income NAV Strategy. All transactions with a purchase price at or below $100 million will be allocated among us, VEREIT and the other programs sponsored by Cole Capital by an allocation committee, which is comprised entirely of employees of our sponsor and its affiliates, in a manner consistent with the policy described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.” Accordingly, there is a risk that the allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by VEREIT or a real estate program sponsored by Cole Capital.

In addition, we have acquired, and may continue to acquire, properties in geographic areas where VEREIT or other real estate programs sponsored by Cole Capital own properties. If one of these other real estate programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since VEREIT or other real estate programs sponsored by Cole Capital may be competing with us for these investments. See the section of this prospectus captioned “Prior Performance Summary — Public Programs” for additional information on the amounts raised in the other programs sponsored by Cole Capital.

Our officers and our advisor, including its key personnel and officers, face conflicts of interest related to the positions they hold with affiliated and unaffiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Our president and chief executive officer, Glenn J. Rufrano, who also serves as one of our directors, also is the chief executive officer of VEREIT and an officer and/or director of Cole Capital, our advisor, other real estate programs sponsored by Cole Capital and/or one or more entities affiliated with our advisor. In addition, our chief financial officer and treasurer, Simon J. Misselbrook, is also an officer of Cole Capital, our advisor, other real estate programs sponsored by Cole Capital and one or more entities affiliated with our advisor. Our advisor and its key personnel are also key personnel of other real estate programs that have investment objectives, targeted assets, and legal and financial obligations similar to ours and/or the advisor to such programs, and they may have other business interests as well. As a result, these individuals have duties to us and our stockholders, as well as to these other entities and their stockholders, members and limited partners, in addition to business interests in other entities. These duties to such other entities and persons may create conflicts with the duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are adverse to our business and violate their duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities.

Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor and its affiliates, and (7) our relationship with, and compensation to, our dealer manager. Even if these persons do not violate their duties to us and our stockholders, they will have competing demands on their time and resources and may have conflicts of interest in allocating their time and resources between our business and these other entities. Should such persons devote insufficient time or resources to our business, returns on our investments may suffer.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor and sell or lease our assets to affiliates of our advisor, and any such transaction could result in conflicts of interest.

Under our charter, we are permitted to acquire properties from affiliates of our advisor, provided, that any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In the event that we acquire a property from an affiliate of our advisor, we may be foregoing an opportunity to acquire a different property that might be more advantageous to us. In addition, under our charter, we are permitted to borrow funds from affiliates of our advisor, including our sponsor, provided that any such loans from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Under our charter, we are also permitted to sell and lease our assets to affiliates of our advisor, and we have not established a policy that specifically addresses how we will determine the sale or lease price in any such transaction. Any such sale or lease transaction must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us. To the extent that we acquire any properties from affiliates of our advisor, borrow funds from affiliates of our advisor or sell or lease our assets to affiliates of our advisor, such transactions could result in a conflict of interest.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we may enter into with VEREIT or real estate programs sponsored by Cole Capital, which could result in a disproportionate benefit to VEREIT or another real estate program sponsored by Cole Capital.

We may enter into joint ventures with VEREIT or another real estate program sponsored by Cole Capital for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related investments. Since one or more of the executive officers of our advisor are executive officers of VEREIT, Cole Capital and/or the advisors to other real estate programs sponsored by Cole Capital, our advisor may face conflicts of interest in determining which real estate program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and any affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive.

In the event we enter into joint venture or other co-ownership arrangements with VEREIT or another real estate program sponsored by Cole Capital, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from any affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with another real estate program sponsored by Cole Capital that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and VEREIT or another real estate program sponsored by Cole Capital grants us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest —Certain Conflict Resolution Procedures.”

Risks Related to Our Corporate Structure

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third-party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 500,000,000 shares of stock, of which (i) 245,000,000 shares are designated as Class A common stock, (ii) 245,000,000 shares are designated as Class T common stock and (iii) 10,000,000 shares are designated as preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Shares of our common stock shall be subject to the express terms of any series of our preferred stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, our board of directors could authorize the issuance of preferred stock with terms and conditions that have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change of control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of shares of our common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any acquisition of shares of our stock by Cole Capital Advisors, Inc. or any affiliate of Cole Capital Advisors, Inc. This provision may be amended or eliminated at any time in the future. If this provision were amended or eliminated, this statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

Our charter includes a provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer, including any “mini-tender” offer, must comply with most of the requirements of Regulation 14D of the Securities Exchange Act of 1934, as amended (the Exchange Act). The offering person must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, our stockholders will be prohibited from transferring any shares to such non-complying person unless they first offered such shares to us at the tender offer price offered by the non-complying person. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act, we could not continue our current business plan, which may significantly reduce the value of your investment.

We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the 40% test). “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we nor any of our subsidiaries meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as they may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Our board of directors may change certain of our policies without stockholder approval, which could alter the nature of your investment. If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of our stockholders. As a result, the nature of your investment could change without your consent. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•	an amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares or the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided, however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our dissolution; and

•	a merger or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets.

In addition, pursuant to our charter, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.

All other matters are subject to the discretion of our board of directors.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce our stockholders’ and our recovery against them. In addition, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we may not be able to collect the full amount of any claims we may have against our advisor. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to our stockholders. See the section of this prospectus captioned “Management — Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents” elsewhere in this prospectus.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 500,000,000 shares of stock, of which 245,000,000 shares are designated as Class A common stock, 245,000,000 shares are designated as Class T common stock and 10,000,000 shares are classified as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter from time to time to increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock that we have authority to issue, or classify or reclassify any unissued shares into other classes or series of stock without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the partnership agreement of our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other real estate programs sponsored by Cole Capital, to merge into or cause the exchange or conversion of their interest in that entity for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

General Risks Related to Investments in Real Estate

Adverse economic, regulatory and geographic conditions that have an impact on the real estate market in general may prevent us from being profitable or from realizing growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in international, national or local economic or geographic conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	the illiquidity of real estate investments generally;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These risks and other factors may prevent us from being profitable, or from maintaining or growing the value of our real estate properties.

We are primarily dependent on single-tenant leases for our revenue and, accordingly, if we are unable to renew leases, lease vacant space, including vacant space resulting from tenant defaults, or re-lease space as leases expire on favorable terms or at all, our financial condition could be adversely affected.

We focus our investment activities on ownership of freestanding, single-tenant commercial properties that are net leased to a single tenant. Therefore, the financial failure of, or other default in payment by, a single tenant under its lease is likely to cause a significant reduction in our operating cash flows from that property and could cause a significant reduction in our revenues. In addition, to the extent that we enter into a master lease with a particular tenant, the termination of such master lease could affect each property subject to the master lease, resulting in the loss of revenue from all such properties.

We cannot assure you that our leases will be renewed or that we will be able to lease or re-lease the properties on favorable terms, or at all, or that lease terminations will not cause us to sell the properties at a loss. Any of our properties that incur a vacancy could be difficult to re-lease or sell. We have and may continue to experience vacancies either by the continued default of a tenant under its lease or the expiration of one of our leases. Upon the expiration of leases at our properties, we may be required to make rent or other concessions to tenants, or accommodate requests for renovations, build-to-suit remodeling and other improvements, in order to retain and attract tenants. Certain of our properties may be specifically suited to the particular needs of a tenant (e.g., a restaurant) and major renovations and expenditures may be required in order for us to re-lease the space for other uses. If the vacancies continue for a long period of time, we may suffer reduced revenues, resulting in less cash available for distribution to our stockholders and unitholders. If we are unable to renew leases, lease vacant space, including vacant space resulting from tenant defaults, or re-lease space as leases expire on favorable terms or at all, our financial condition could be adversely affected.

We are subject to tenant, geographic and industry concentrations that make us more susceptible to adverse events with respect to certain tenant, geographic areas or industries.

As of December 31, 2015, we had derived approximately:

•	19% and 11% of our 2015 gross annualized rental revenues from Walgreens and United Oil, respectively;

•	11%, 11%, 11% and 10% of our 2015 gross annualized rental revenues from tenants in Texas, California, Indiana and Louisiana, respectively; and

•	20%, 16%, 11% and 10% of our 2015 gross annualized rental revenues from tenants in the drugstore, discount store, convenience store and sporting goods industries, respectively.

Any adverse change in the financial condition of a tenant to whom we may have a significant credit concentration now or in the future, or any downturn in the economy in any state or industry in which we may have a significant credit concentration now or in the future, could result in a material reduction of our cash flows or material losses to us.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

The bankruptcy or insolvency of our tenants may adversely affect the income produced by our properties. Under bankruptcy law, a tenant cannot be evicted solely because of its bankruptcy and has the option to assume or reject any unexpired lease. If the tenant rejects the lease, any resulting claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. Our claim against the bankrupt tenant for unpaid and future rent will be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease, and it is unlikely that a bankrupt tenant would pay in full amounts it owes us under the lease. Any shortfall resulting from the bankruptcy of one or more of our tenants could adversely affect our cash flows and results of operations and could cause us to reduce the amount of distributions to our stockholders and unitholders.

In addition, the financial failure of, or other default in payment by, one or more of the tenants to whom we have exposure could have an adverse effect on our results of our operations. While we evaluate the creditworthiness of our tenants by reviewing available financial and other pertinent information, there can be no assurance that any tenant will be able to make timely rental payments or avoid defaulting under its lease. If any of our tenants’ businesses experience significant adverse changes, they may fail to make rental payments when due, close a number of stores, exercise early termination rights (to the extent such rights are available to the tenant) or declare bankruptcy. A default by a significant tenant or multiple tenants could cause a material reduction in our revenues and operating cash flows. In addition, if a tenant defaults, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

We have assumed, and in the future may assume, liabilities in connection with our property acquisitions, including unknown liabilities.

We have assumed existing liabilities, some of which may have been unknown or unquantifiable at the time of the transaction, and expect in the future to assume existing liabilities in the event we acquire additional properties. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants or other persons dealing with the sellers prior to our acquisition of the properties, tax liabilities, and accrued but unpaid liabilities whether incurred in the ordinary course of business or otherwise. If the magnitude of such unknown liabilities is high, either singly or in the aggregate, it could adversely affect our business, financial condition, liquidity and results of operations.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions;

•	revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations; and/or

•	the resale value of such properties could decline.

All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased operating cash flows as a result of fewer potential tenants being attracted to the property. If this happens, our investments may generate lower cash flows or decline in value, or both.

Our properties may be subject to impairment charges.

We routinely evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. Since our investment focus is on properties net leased to a single tenant, the financial failure of, or other default in payment by, a single tenant under its lease may result in a significant impairment loss. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of the property, which could have a material adverse effect on our results of operations in the period in which the impairment charge is recorded. Negative developments in the real estate market may cause management to reevaluate the business and macro-economic assumptions used in its impairment analysis. Changes in management’s assumptions based on actual results may have a material impact on our financial statements.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

We may be unable to sell a property if or when we decide to do so, including as a result of uncertain market conditions, which could adversely impact our ability to make cash distributions to our stockholders.

Real estate investments are relatively illiquid generally and may become even more illiquid during periods of economic downturn. As a result, we may not be able to sell our properties quickly or on favorable terms in response to changes in the economy or other conditions when it otherwise may be prudent to do so. In addition, certain significant expenditures generally do not change in response to economic or other conditions, including debt service obligations, real estate taxes, and operating and maintenance costs. This combination of variable revenue and relatively fixed expenditures may result, under certain market conditions, in reduced earnings. Further, as a result of the 100% prohibited transactions tax applicable to REITs, we intend to hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forgo or defer sales of properties that otherwise would be in our best interest. Therefore, we may be unable to adjust our portfolio promptly in response to economic, market or other conditions, which could adversely affect our business, financial condition, liquidity and results of operation.

Some of our leases may not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. When that is the case, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We expect to hold the various real properties in which we invest until such time as we decide that a sale or other disposition is appropriate given our investment business objectives. Our ability to dispose of properties on advantageous terms or at all depends on certain factors beyond our control, including competition from other sellers and the availability of attractive financing for potential buyers of our properties. We cannot predict the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the disposition of our properties, we cannot assure you that we will be able to sell such properties at a profit or at all in the future. Accordingly, the extent to which our stockholders will receive cash distributions and realize potential appreciation on our real estate investments will depend upon fluctuating market conditions. Furthermore, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

Our investments in properties where the underlying tenant has below investment grade credit rating, as determined by major credit rating agencies, or unrated tenants may have a greater risk of default.

As of December 31, 2015, approximately 60.9% of our tenants were not rated or did not have an investment grade credit rating from a major ratings agency or were not affiliates of companies having an investment grade credit rating. Our investments with such tenants may have a greater risk of default and bankruptcy than investments in properties leased exclusively to investment grade tenants. When we invest in properties where the tenant does not have a publicly available credit rating, we will use certain credit assessment tools as well as rely on our own estimates of the tenant’s credit rating which includes reviewing the tenant’s financial information (i.e., financial ratios, net worth, revenue, cash flows, leverage and liquidity). If our lender or a credit rating agency disagrees with our ratings estimates, or our ratings estimates are otherwise inaccurate, we may not be able to obtain our desired level of leverage or our financing costs may exceed those that we projected. This outcome could have an adverse impact on our returns on that asset and hence our operating results.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases is the primary source of our cash flow from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases is the primary source of our cash flow from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties that are subject to loans will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change of control even though that disposition or change of control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Our properties are subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. Our properties are subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our property leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

The market environment may adversely affect our operating results, financial condition and ability to pay distributions to our stockholders.

Any deterioration of domestic or international financial markets could impact the availability of credit or contribute to rising costs of obtaining credit and therefore, could have the potential to adversely affect the value of our properties and other investments, the availability or the terms of financing that we may anticipate utilizing, our ability to make principal and interest payments on, or refinance, certain property acquisitions or refinance any debt at maturity, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The market environment also could affect our operating results and financial condition as follows:

•	Debt Markets — The debt market is sensitive to the macro environment, such as Federal Reserve policy, market sentiment, or regulatory factors affecting the banking and commercial mortgage backed securities (CMBS) industries. Should overall borrowing costs increase, due to either increases in index rates or increases in lender spreads, our operations may generate lower returns.

•	Real Estate Markets — While incremental demand growth has helped to reduce vacancy rates and support modest rental growth in recent years, and while improving fundamentals have resulted in gains in property values, in many markets property values, occupancy and rental rates continue to be below those previously experienced before the most recent economic downturn. If recent improvements in the economy reverse course, the properties we acquire could substantially decrease in value after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in our earnings.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, we expect that each of our tenants will be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. In addition, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. We carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket insurance policy with policy specifications, limits and deductibles customarily carried for similar properties. In addition, we carry professional liability and directors’ and officers’ insurance. There can be no assurance, however, that the insured limits on any particular policy will adequately cover an insured loss if one occurs. If any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against specific types of risks as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available at a reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Real estate-related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

Covenants, conditions and restrictions may restrict our ability to operate a property.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same retail center. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

Acquisitions of build-to-suit properties will be subject to additional risks related to properties under development.

We may engage in build-to-suit programs and the acquisition of properties under development. In connection with these acquisitions, we will enter into purchase and sale arrangements with sellers or developers of suitable properties under development or construction. In such cases, we are generally obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. We may also engage in development and construction activities involving existing properties, including the expansion of existing facilities (typically at the request of a tenant) or the development or build-out of vacant space at retail properties. We may advance significant amounts in connection with certain development projects.

As a result, we are subject to potential development risks and construction delays and the resultant increased costs and risks, as well as the risk of loss of certain amounts that we have advanced should a development project not be completed. To the extent that we engage in development or construction projects, we may be subject to uncertainties associated with obtaining permits or re-zoning for development, environmental concerns of governmental entities and/or community groups, and the builder’s ability to build in conformity with plans, specifications, budgeted costs and timetables. If a developer or builder fails to perform, we may terminate the purchase, modify the construction contract or resort to legal action to compel performance (or in certain cases, we may elect to take over the project and pursue completion of the project ourselves). A developer’s or builder’s performance may also be affected or delayed by conditions beyond that party’s control. Delays in obtaining permits or completion of construction could also give tenants the right to terminate preconstruction leases.

We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased project costs or the loss of our investment. Although we rarely engage in construction activities relating to space that is not already leased to one or more tenants, to the extent that we do so, we may be subject to normal lease-up risks relating to newly constructed projects. We also will rely on rental income and expense projections and estimates of the fair market value of the property upon completion of construction when agreeing upon a price at the time we acquire the property. If these projections are inaccurate, we may pay too much for a property and our return on our investment could suffer. If we contract with a development company for a newly developed property, there is a risk that money advanced to that development company for the project may not be fully recoverable if the developer fails to successfully complete the project.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups.

If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

Competition with third parties in acquiring, leasing or selling properties and other investments may reduce our profitability and the return on your investment.

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

We are also subject to competition in the leasing of our properties. Many of our competitors own properties similar to ours in the same markets in which our properties are located. If one of our properties becomes vacant and our competitors (which could include funds sponsored by affiliates of our advisor) offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates below those we currently charge or to offer substantial rent abatements in order to retain tenants when such tenants’ leases expire or attract new tenants.

In addition, if our competitors sell assets similar to assets we intend to divest in the same markets and/or at valuations below our valuations for comparable assets, we may be unable to divest our assets at all or at favorable pricing or on favorable terms. As a result of these actions by our competitors, our business, financial condition, liquidity and results of operations may be adversely affected.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to our stockholders and the amount of distributions.

Many of our leases provide for increases in rent as a result of increases in the tenant’s sales volume. There likely will be numerous other retail properties within the market area of such properties that will compete with our tenants for customer traffic. In addition, traditional retailers face increasing competition from alternative retail channels, including factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various forms of e-commerce that could adversely impact our retail tenants’ sales volume. Such competition could negatively affect such tenants’ ability to pay rent or the amount of rent paid to us. This could result in decreased cash flow from tenants, thus affecting cash available for distributions to our stockholders and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are often more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse impact on our operations.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, current or previous owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We intend to invest primarily in properties historically used for corporate purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may engage in the future, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

A change in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.

Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on its balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant, and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. On February 25, 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Codification (ASC) 842 (ASC 842), Leases, which replaces the existing guidance in ASC 840, Leases. ASC 842 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. ASC 842 requires a dual approach for lessee accounting under which a lessee would account for leases as finance leases or operating leases. Both finance leases and operating leases will result in the lessee recognizing a right-of-use (ROU) asset and a corresponding lease liability. For finance leases, the lessee would recognize interest expense and amortization of the ROU asset, and for operating leases, the lessee would recognize a straight-line total lease expense.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties are subject to the Americans with Disabilities Act of 1990, as amended (the “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We may not be able to acquire properties that comply with the Disabilities Act or allocate responsibilities for compliance on the seller or other third party, such as a tenant. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Risks Associated with Debt Financing

We have incurred mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We have acquired real estate and other real estate-related investments by borrowing new funds. In addition, we have incurred mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to our stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we qualify and maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we are required to limit our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless such excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. A majority of our board of directors (including a majority of the independent directors) determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets is justified and in the best interests of us and our stockholders during our capital raising stage. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines and our charter; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with a justification for such excess borrowing. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected operating cash flows are sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of our stockholders’ investments. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to qualify and maintain our qualification as a REIT. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating cash flows and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact operating cash flows and returns on our investments.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We have incurred indebtedness, and in the future may incur additional indebtedness, that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our operating cash flows and our ability to pay distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness or to fund our other liquidity needs.

Additionally, if we incur additional indebtedness in connection with any future acquisitions or development projects or for any other purpose, our debt service obligations could increase. We may need to refinance all or a portion of our indebtedness before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance our indebtedness on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity, or delaying any strategic acquisitions and alliances or capital expenditures, any of which could have a material adverse effect on our operations.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace CR V Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We have financed some of our property acquisitions using interest-only mortgage indebtedness and may continue to do so. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

To hedge against exchange rate and interest rate fluctuations, we have used, and may continue to use, derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We have used, and may continue to use, derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in CMBS. Derivative instruments may include interest rate swap contracts, interest rate caps or floor contracts, rate lock arrangements, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, market risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Market risk includes the adverse effect on the value of the financial instrument resulting from a change in interest rates. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans and Real Estate-Related Securities

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor determines that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan.

We are subject to risks relating to real estate-related securities, including CMBS.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities may be subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer or that income from collateral may be insufficient to meet debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the obliged parties to repay principal and interest or make distribution payments.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to the risks above and all of the risks of the underlying mortgage loans. CMBS are issued by investment banks and non-regulated financial institutions, and are not insured or guaranteed by the U.S. government. The value of CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole and may be negatively impacted by any dislocation in the mortgage-backed securities market in general.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

Federal Income Tax Risks

Failure to qualify and maintain our qualification as a REIT for federal income tax purposes would adversely affect our operations and our ability to make distributions.

We are currently taxed as a REIT under the Internal Revenue Code. Our ability to maintain our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income, and assets and other tests imposed by the Internal Revenue Code. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT. If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If we lose our REIT status, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. We would characterize such a sale-leaseback transaction as a “true lease,” which treats the lessor as the owner of the property for federal income tax purposes. In the event that any sale-leaseback transaction is challenged by the Internal Revenue Service (IRS) and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, such a recharacterization could cause the amount of our REIT taxable income to be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year and thus lose our REIT status.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock that does not represent a return of capital. In addition, you may be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount from fair market value. Such an additional deemed distribution could cause you to be subject to additional income tax liability. Unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability arising as a result of the distributions reinvested in our shares.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum U.S. federal income tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20% (not including the net investment income tax). Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors that are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. Tax rates could be changed in future legislation.

If our operating partnership or certain other subsidiaries fail to maintain their status as disregarded entities or partnerships, their income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to cause CCPT V OP, our operating partnership, to maintain its current status as an entity separate from us (a “disregarded entity”), or in the alternative, a partnership for federal income tax purposes. Our operating partnership would lose its status as a disregarded entity for federal income tax purposes if it issues interests to any subsidiary we establish that is not a disregarded entity for tax purposes (a “regarded entity”) or a person other than us. If our operating partnership issues interests to any subsidiary we establish that is a regarded entity for tax purposes or a person other than us, we would characterize our operating partnership as a partnership for federal income tax purposes. As a disregarded entity or partnership, our operating partnership is not subject to federal income tax on its income. However, if the IRS were to successfully challenge the status of our operating partnership as a disregarded entity or partnership, CCPT V OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate-level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment.

In addition, if certain of our other subsidiaries through which CCPT V OP owns its properties, in whole or in part, lose their status as disregarded entities or partnerships for federal income tax purposes, such subsidiaries would be subject to taxation as corporations, thereby reducing cash available for distributions to our operating partnership. Such a re-characterization of CCPT V OP’s subsidiaries also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to certain federal, state and local taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to certain federal, state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax. Additionally, if we are not able to make sufficient distributions to eliminate our REIT taxable income, we may be subject to tax as a corporation on our undistributed REIT taxable income. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other entities through which we indirectly own our assets. Any federal, state or local taxes we pay will reduce our cash available for distribution to you.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability or reduce our operating flexibility.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect our taxation and our ability to qualify as a REIT or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their tax advisor with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a regular corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which dividends we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these dividends or make taxable stock dividends. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Non-U.S. stockholders may be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax upon the disposition of our shares.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a “U.S. real property interest” (USRPI) under the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe that we are a domestically-controlled qualified investment entity. However, because our common stock is and will be freely transferable, no assurance can be given that we are or will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually or constructively, 10% or less of our common stock at any time during the five-year period ending on the date of the sale.

For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce unrelated business taxable income for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

If we were considered to have actually or constructively paid a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

For our taxable years that ended on or before December 31, 2014, in order for our distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions could not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among the different classes of stock as set forth in our organizational documents. There is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis or reasonable cause exception with respect to preferential dividends under the Internal Revenue Code. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made and for the four taxable years following the year of termination if we were unable to cure such failure.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets or to offset certain other positions, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of one or both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary (TRS). This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Our property taxes could increase due to property tax rate changes or reassessment, which would impact our cash flows.

Even if we qualify as a REIT for federal income tax purposes, we will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. Therefore, the amount of property taxes we pay in the future may increase substantially. If the property taxes we pay increase and if any such increase is not reimbursable under the terms of our lease, then our cash flows will be impacted, and our ability to pay expected distributions to our stockholders could be adversely affected.

The share ownership restrictions of the Internal Revenue Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Internal Revenue Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Internal Revenue Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help ensure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by the board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Internal Revenue Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. The board of directors, in its sole discretion and upon receipt of certain representations and undertakings, may exempt a person (prospectively or retrospectively) from the ownership limits. However, the board of directors may not, among other limitations, grant an exemption from these ownership restrictions to any proposed transferee whose ownership, direct or indirect, in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if the board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus, and in the information incorporated herein by reference, that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to raise a substantial amount of capital in the near term;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected; and

•	changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum primary offering of $2,500,000,000 (allocated at $1,375,000,000 in Class A shares and $1,125,000,000 in Class T shares). We reserve the right to reallocate the shares of common stock we are offering among classes of common stock and between the primary offering and our distribution reinvestment plan. The amount of our common stock offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares of our common stock among each class of our common stock and between the primary offering and our distribution reinvestment plan. Shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis for up to $26.37 per Class A share and up to $25.26 per Class T share.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming an allocation of 55% Class A shares and 45% Class T shares are sold in this offering and assuming a maximum offering, we expect that approximately 88.5% of the money that stockholders invest will be used to purchase real estate or other real estate-related investments, while the remaining approximately 11.5% will be used for working capital and to pay costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Although we expect our distributions to continue to be paid from cash flow from operations, we have paid, and may pay, distributions from sources other than our cash flow from operations, including proceeds from asset sales or the sale of our securities in this or future offerings, or borrowings in anticipation of future cash flows, and we have not placed a limit on the amount of net offering proceeds we may use to pay distributions. Proceeds used to purchase real estate or other real estate-related investments include proceeds used to repay any indebtedness incurred in respect of such purchases.

	Maximum Primary Offering (Not Including Distribution Reinvestment Plan)
	$1,375,000,000 in Class A Shares		$1,125,000,000 in Class T Shares		Aggregate $2,500,000,000 in Class A and Class T Shares
	$ Amount	% of Offering Proceeds	$ Amount	% of Offering Proceeds	$ Amount	% of Offering Proceeds
Gross Offering Proceeds	$1,375,000,000	100%	$1,125,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions(1)	96,250,000	7.0%	33,750,000	3.0%	130,000,000	5.2%
Dealer Manager Fee(1)	27,500,000	2.0%	22,500,000	2.0%	50,000,000	2.0%
Organization and Other Offering Expenses(2)	27,500,000	2.0%	22,500,000	2.0%	50,000,000	2.0%

Amount Available for Investment/ Net Investment Amount(3)	1,223,750,000	89.0%	1,046,250,000	93.0%	2,270,000,000	90.8%
Acquisition Fee(4)	23,854,776	1.7%	20,394,737	1.8%	44,249,513	1.8%
Acquisition Expenses(5)	5,963,694	0.4%	5,098,684	0.4%	11,062,378	0.4%
Initial Working Capital Reserve(6)	1,192,739	0.1%	1,019,737	0.1%	2,212,476	0.1%

Amount Invested in Assets(7)	$1,192,738,791	86.8%	$1,019,736,842	90.6%	$2,212,475,634	88.5%

(1)

This table assumes an allocation of 55% Class A shares and 45% Class T shares will be sold in the maximum primary offering at $26.37 per Class A share and at $25.26 per Class T share. The offering price is based on our estimated per share NAV, as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fees. In the event that we sell a greater percentage allocation of Class A shares (which are subject to a 7% selling commission), the aggregate amounts and percentage of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and our distribution reinvestment plan. Our dealer manager will reallow 100% of the selling commissions to participating broker-dealers. In addition, our dealer manager, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee as marketing fees and due diligence expense allowance based on such factors as the number of shares sold by the participating broker-dealer, the participating broker-dealer’s level of marketing support, and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. We will not pay selling commissions or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

In addition, we will pay a distribution and stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 0.8% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. We have excluded the distribution and stockholder servicing fee from this table, as we will pay the distribution and stockholder servicing fee from cash flow from operations or, if our cash flow from operations is not sufficient to pay the distribution and stockholder servicing fee, from borrowings in anticipation of future cash flow. We estimate a maximum distribution and stockholder servicing fee of $45,000,000 would be paid, assuming the sale of $1,125,000,000 of Class T shares in our primary offering.

(2)	Assuming we raise the maximum offering amount, including proceeds from sales of shares under our distribution reinvestment plan, we expect to reimburse our advisor up to $25 million (0.8% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34.5 million (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses. These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including (1) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (2) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers; and (3) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) our dealer manager’s wholesaling commissions, salaries and expense reimbursements, (c) our dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses relating to educational conferences and retail seminars described in (2) above and expenses relating to our dealer manager’s wholesaling costs and payments to participating broker-dealers described in (3) above will constitute underwriting compensation, and will only be reimbursed to the extent that such reimbursements and the total selling commissions, the dealer manager fee and the distribution and stockholder servicing fee equal less than 10% of the gross proceeds of our primary offering. In no event will total selling commissions, our dealer manager fee, the distribution and stockholder servicing fee and the amount reimbursed for offering expenses that are allocated as underwriting compensation exceed 10% of the gross proceeds of our primary offering. Furthermore, in no event will total organization and offering expenses, including selling commissions, our dealer manager fee, the distribution and stockholder servicing fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan.

(3)	Until required in connection with the acquisition of real estate or other real estate-related investments, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(4)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. With respect to a development or a redevelopment project, we will pay our advisor an acquisition fee of 2% of the amount expended on such project. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees or points, or any fee of a similar nature. Acquisition fees do not include acquisition expenses.

(5)

Acquisition expenses include both third party acquisition expenses and insourced acquisition expenses. Aggregate acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties, whether or not acquired. We may directly pay third parties for third-party acquisition expenses, and our advisor or its affiliates may incur expenses for third-party services, from time to time. We will reimburse our advisor and its affiliates for any such third-party acquisition expenses that they incur. Additionally, for certain services provided directly by our advisor or its affiliates, we will pay insourced acquisition expenses incurred related to selecting, evaluating and acquiring assets on our behalf, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, survey, property, contract review expenses, travel and communications expenses and other closing costs, as applicable, regardless of whether we acquire the investment. We will fix our insourced acquisition expenses on an annual basis to 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such acquisitions) and 0.5% of the amount advanced for our loans or other investments (including our pro rata share of debt attributable to such investments), subject to a reduction in such expenses for the following year in light of our annual market check, as described in the “Management Compensation” section of this prospectus. Furthermore, we expect to limit our third-party acquisition expenses (including those third-party acquisition expenses that we pay directly and those third-party acquisition expenses for which we reimburse our advisor) on an annual basis to 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such acquisitions) and 0.5% of the amount advanced for our loans or other investments (including our pro rata share of debt attributable to such investments). Acquisition expenses are not included in the contract purchase price of an asset. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees paid by any party to any party, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, non-recurring management fee, loan fees or points or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(6)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be triple-net or double-net leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(7)	Includes amounts anticipated to be invested in assets net of organization and offering expenses, acquisition fees and expenses and initial working capital reserves. We will also pay a distribution and stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 0.8% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. We have excluded the distribution and stockholder servicing fee from this table, as we will pay the distribution and stockholder servicing fee from cash flow from operations or, if our cash flow from operations is not sufficient to pay the distribution and stockholder servicing fee, from borrowings in anticipation of future cash flow.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have retained CR V Advisors as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of our independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor, upon and after the commencement of this offering, fewer than three. Our charter provides, in general, that, upon and after the commencement of this offering, a majority of our directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by our sponsor, our advisor or any of their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, other than as a director for us, (5) service as a director or trustee of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. As of the date of this prospectus, we have a total of three directors, a majority of whom are independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, nor our advisor, nor any of their affiliates, may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors, our advisor and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by an affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Independent directors shall nominate replacements for vacancies in our independent director positions or to fill newly-created independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors will rely heavily on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. Our directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of us and our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

In addition, our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. A majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. Our independent directors also will be responsible for reviewing the performance of our advisor and determining, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. Our independent directors will consider such factors as they deem relevant, including:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing the same or similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, and servicing, engineering, inspection and other fees, whether such amounts are paid by us or others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account.

The advisory agreement has a one-year term, which is currently set to end on November 30, 2016, and may be renewed for an unlimited number of successive one-year periods. Either party will be able to terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees to be payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Management Compensation.”

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of our Board of Directors

Our entire board of directors is responsible for supervising our entire business and considering all major business decisions. However, our charter and bylaws provide that our board of directors may establish such committees as our board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in our board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors. Our board of directors may delegate certain responsibilities to any such committee; however, our directors’ fiduciary duties cannot be delegated. Committees typically report to the entire board of directors.

Audit Committee

Our board of directors has established an audit committee, consisting of Robert A. Gary, IV and Marcus E. Bromley, our independent directors. Mr. Gary serves as chairperson of the audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

Glenn J. Rufrano serves as our chief executive officer and president and one of our directors, and Simon J. Misselbrook serves as our chief financial officer and treasurer. We do not directly compensate Messrs. Rufrano or Misselbrook for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. Christine T. Brown serves as our vice president of accounting and principal accounting officer. We do not directly compensate Ms. Brown for her services as a non-executive officer of our company, nor do we reimburse our advisor or any affiliate of our advisor for her salary or benefits. We have provided below certain information about these three officers and our two independent directors.

Name	Age*	Position(s)
Glenn J. Rufrano	66	Chief executive officer, president and director

Simon J. Misselbrook	38	Chief financial officer and treasurer

Christine T. Brown	34	Vice president of accounting and principal accounting officer**

Marcus E. Bromley	66	Independent director and non-executive chairman of the board of directors

Robert A. Gary, IV	62	Independent director

*	As of April 11, 2016.
**	Non-executive officer.

Glenn J. Rufrano has served as our chief executive officer and president and one of our directors since June 10, 2015. Mr. Rufrano also has served as chief executive officer and president of CR V Advisors since June 10, 2015. In addition, Mr. Rufrano serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCIT II; Cole Income NAV
Strategy	Chief executive officer, president and director	June 2015 – Present
Cole REIT Advisors, LLC (CCPT I

    Advisors); Cole REIT Advisors III, LLC (CCPT III Advisors); Cole Corporate Income Advisors, LLC (CCI Advisors); Cole Corporate Income Advisors II, LLC (CCI II Advisors); Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (Cole Income NAV Strategy Advisors); Cole Capital Advisors

	Chief executive officer and president	June 2015 – Present

Since April 2015, Mr. Rufrano has served as the chief executive officer and a director of VEREIT, the indirect parent of our sponsor, advisor, dealer manager and property manager. Mr. Rufrano has served and continues to serve as a director of Ventas, Inc., a publicly traded senior housing and healthcare REIT, since June 2010 and of O’Connor Capital Partners, a privately-owned, independent real estate investment, development and management firm, since October 2013. He served as chairman and chief executive officer of O’Connor Capital Partners from November 2013 through March 2015. He also served as a director for Columbia Property Trust, Inc., a publicly traded commercial real estate REIT, from January 2015 until March 2015. Previously, Mr. Rufrano was president and chief executive officer of Cushman & Wakefield, Inc., a privately-held commercial property and real estate services company, and a member of its board of directors from March 2010 to June 2013. From January 2008 through February 2010, he served as chief executive officer of Centro Properties Group, an Australian-based shopping center company, and, from April 2007 through January 2008, Mr. Rufrano served as chief executive officer of Centro Properties Group U.S. From 2000 until its acquisition by Centro Properties Group in April 2007, he served as chief executive officer and a director of New Plan Excel Realty Trust, a commercial retail REIT. He was also a co-founder of O’Connor Capital Partners. He presently serves on the Board of New York University’s Real Estate Institute.

Mr. Rufrano was selected to serve as a director because of his extensive real estate and capital markets experience and investment expertise, in addition to his leadership role at VEREIT, all of which are expected to bring valuable insight to the board of directors.

Simon J. Misselbrook has served as our chief financial officer and treasurer and as chief financial officer and treasurer of our advisor since September 2014, and previously served as our senior vice president of accounting and principal accounting officer from January 2013 until May 2013. Mr. Misselbrook also serves or served in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I	Senior vice president of accounting and principal accounting officer	March 2012 – May 2014
	Vice president of accounting and principal accounting officer	November 2010 – March 2012

Entity	Position(s)	Dates
CCPT II	Vice president of accounting and principal accounting officer	November 2010 – March 2012
Cole	Senior vice president of accounting and principal accounting officer	March 2012 – February 2014
	Vice president of accounting and principal accounting officer	November 2010 – March 2012
CCPT IV	Chief financial officer and treasurer	September 2014 – Present
	Senior vice president of accounting and principal accounting officer	March 2012 – March 2014
	Vice president of accounting and principal accounting officer	May 2011 – March 2012
Cole Income NAV Strategy	Chief financial officer and treasurer	March 2015 – Present
	Chief financial officer, treasurer and principal accounting officer	September 2014 – March 2015
	Senior vice president of accounting and principal accounting officer	March 2012 – September 2014
	Vice president of accounting and principal accounting officer	November 2011 – March 2012
CCIT II, CCI II Advisors	Chief financial officer and treasurer	November 2014 – Present
CCIT	Chief financial officer and treasurer	October 2014 – January 2015
	Vice president of accounting and principal accounting officer	May 2011 – March 2012
Cole REIT Advisors IV, LLC (CCPT
IV Advisors), Cole Income
Strategy Advisors	Chief financial officer and treasurer	September 2014 – Present
CCI Advisors	Chief financial officer and treasurer	October 2014 – January 2015
Cole Capital Advisors	Chief financial officer and treasurer – managed REITs	June 2015 – Present
	Chief financial officer and treasurer	December 2014 – June 2015
Cole Capital Partners, LLC (Cole
Capital Partners)	Chief financial officer and treasurer	December 2014 – Present

Mr. Misselbrook also serves as chief financial officer and treasurer–managed REITs, Cole Capital, at VEREIT. Mr. Misselbrook has worked in the real estate industry for more than 13 years, nine of which were specific to the REIT industry. Prior to joining Cole Capital and its affiliates in April 2007, he held the position of audit manager at Deloitte & Touche, LLP in Los Angeles in the real estate group serving multiple clients including the world’s largest commercial real estate services firm, where he was the global engagement manager. Mr. Misselbrook earned his bachelor’s degree in accounting and tax, as well as a master’s degree in accounting science, from the University of South Africa. He is a Certified Public Accountant (licensed in the state of California), a Chartered Accountant (licensed in South Africa) and a member of the American Institute of

Certified Public Accountants. He is an active participant in the REIT industry and participates on the Investment Program Association’s Non-Traded REIT Financial Standards Sub-Committee.

Christine T. Brown has served as vice president of accounting and principal accounting officer of our company since March 2015 and joined Cole Capital in October 2011. Ms. Brown also serves or served in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT IV, CCIT II, Cole Income
NAV Strategy	Vice president of accounting and principal accounting officer	March 2015 – Present

Prior to joining Cole Capital, Ms. Brown worked in the accounting and finance industry for nearly ten years, including working with Deloitte & Touche LLP from September 2004 to August 2006, with Countrywide Bank from August 2006 to August 2008 and with Epps Forensic Consulting PLLC from August 2008 to September 2011. Ms. Brown received a B.A. in Accounting and a B.A. in Marketing from Arizona State University. In addition, she is a Certified Public Accountant, licensed in the state of Arizona, and a Certified Fraud Examiner. She also is a member of the American Institute of Certified Public Accountants and the Association of Certified Fraud Examiners.

We do not directly compensate Ms. Brown for her services as a non-executive officer of our company, nor do we reimburse our advisor or any affiliate of our advisor for her salary or benefits.

Marcus E. Bromley has served as non-executive chairman of our board of directors since June 2015 and has served as an independent director of our company and as a member of the audit committee of our board of directors since March 2015. Mr. Bromley served as chairman of the audit committee of our board of directors from March 2015 to June 2015. Mr. Bromley served as a member of the board of directors of Cole Corporate Income Trust, Inc. and as a member of its audit committee from January 2011 until January 2015 when that company merged with Select Income REIT. From May 2005 until its merger with Spirit Realty Capital, Inc. in July 2013, Mr. Bromley served as a member of the board of directors of Cole Credit Property Trust II, Inc. and also served as the chairman of that company’s audit committee. He also served as a member of the board of directors of Cole Credit Property Trust III, Inc. from October 2008 until May 2012 and as a member of its audit committee from December 2008 until May 2012. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $3 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the board of directors of SG Partners, a multifamily residential company headquartered in Atlanta, Georgia, and on the advisory board of Nancy Creek Capital, an Atlanta-based private equity firm. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and an M.B.A. from the University of North Carolina. Mr. Bromley was selected to serve as a director of our company because of his experience as the chief executive officer of a public real estate company, his general knowledge of the real estate industry and his financing experience, all of which are expected to bring valuable insight to the board of directors.

Robert A. Gary, IV has served as an independent director of our company and as a member of the audit committee of our board of directors since April 2015 and has served as chairman of the audit committee of our board of directors since June 2015. Mr. Gary is a Founding Partner of Keiter, PC, Certified Public Accountants and Consultants, which he co-founded in 1978. Mr. Gary has more than 37 years of experience in public accounting, providing accounting, tax, and consulting services to business organizations and individuals. His accounting practice focuses on general business consulting, real estate construction, development and management, employee benefits, executive compensation, estate planning and administration. Mr. Gary provides insights and opportunities to clients in a variety of industries, including real estate, estates, trusts and foundations, private venture capital investors, manufacturing, distribution and professional services. He previously served as an independent director of Landmark Apartment Trust, Inc. (Landmark, which was formerly Grubb & Ellis Apartment REIT, Inc.) from December 2005 until May 2014, and of Cornerstone Realty Income Trust (Cornerstone) from 2003 until its 2005 merger with Colonial Property. While serving on the boards of both Landmark and Cornerstone, Mr. Gary also served as the chairperson and financial expert for each company’s audit committee. He received a B.S. in Accounting from Wake Forest University and an M.B.A. from the University of Virginia’s Darden School. Mr. Gary is a Certified Public Accountant, a Certified Information Technology Professional, a Chartered Global Management Accountant and a member of the American Institute of Certified Public Accountants and the Virginia Society of Certified Public Accountants. Mr. Gary was selected to serve as a director of our company because of his experience as a founding partner of a certified public accounting firm, his general knowledge of the real estate industry and his financing and accounting experience, all of which are expected to bring valuable insight to the board of directors.

Responsibilities of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•	any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•	the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and affiliates;

•	fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, disposition fees, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change or modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.

Compensation of Directors

We pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee and $10,000 to the non-executive chairman of the board of directors. We also pay $2,000 for each meeting of our board of directors or committee thereof the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of our board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Independent directors are not reimbursed by us, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited. If a non-independent director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Rufrano for his service to us on our board of directors.

Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, or our advisor and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the person seeking indemnification was acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or its affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) the person seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (4) the person seeking indemnification agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, and it is ultimately determined that such person is not entitled to indemnification.

Our Advisor

Our advisor is CR V Advisors, a Delaware limited liability company that was formed on December 13, 2012, and is an affiliate of our sponsor, Cole Capital. Whereas CR V Advisors was formed solely for the purpose of managing our company and has no prior operating history, certain employees within the Cole Capital organization, a business segment within VEREIT, an entity which employs approximately 350 persons as of the date of this prospectus, are dual employees of CR V Advisors, and perform the services required to manage our operations in that capacity. These employees include the members of our advisor’s real estate management team. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Our advisor is wholly-owned indirectly by VEREIT.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)
Glenn J. Rufrano	66	Chief executive officer and president
Simon J. Misselbrook	38	Chief financial officer and treasurer
Thomas W. Roberts	57	Executive vice president, chief investment officer
Paul H. McDowell	56	Executive vice president, chief operating officer
William C. Miller	46	Executive vice president, investment management
Lauren Goldberg	48	Executive vice president, general counsel and secretary
T. Glenn Kindred, Jr.	49	Executive vice president
Todd J. Weiss	43	General counsel real estate and assistant secretary

*	As of April 11, 2016

The backgrounds of Messrs. Rufrano and Misselbrook are described in the “— Executive Officers and Directors” section above. Below is a brief description of the other officers and key employees of our advisor.

Thomas W. Roberts has served as executive vice president, chief investment officer of our advisor since October 2015 and previously served as executive vice president, real estate of our advisor from June 2015 until October 2015 and as executive vice president and head of real estate investments of our advisor from December 2012 until June 2015. In addition, Mr. Roberts serves or served in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT IV	Chairman of the board of directors, chief executive officer and president	December 2014 – Present
CCPT IV Advisors	Chief executive officer and president	December 2014 – Present
	Executive vice president and head of real estate investments	January 2013 – December 2014
	Executive vice president and managing director of real estate	July 2010 – January 2013
CCPT I Advisors; CCPT III Advisors;
Cole Capital Partners; Cole Capital Advisors	Executive vice president, chief	October 2015 – Present
investment officer
	Executive vice president, real estate	June 2015 – October 2015
	Executive vice president and head of real estate investments	January 2013 – June 2015
	Executive vice president and managing director of real estate	September 2009 – January 2013
CCI Advisors	Executive vice president, chief investment officer	October 2015 – Present
	Executive vice president, real estate	June 2015 – October 2015
	Executive vice president and head of real estate investments	January 2013 – June 2015
	Executive vice president and managing director of real estate	April 2010 – January 2013

Entity	Position(s)	Dates
Cole Income NAV Strategy
Advisors	Executive vice president, chief investment officer	October 2015 – Present
	Executive vice president, real estate	June 2015 – October 2015
	Executive vice president and head of real estate investments	December 2012 – June 2015
Cole REIT Advisors II, LLC
(CCPT II Advisors)	Executive vice president and head of real estate investments	January 2013 – Present
	Executive vice president and managing director of real estate	September 2009 – January 2013
CCI II Advisors	Executive vice president, chief investment officer	October 2015 – Present
	Executive vice president, real estate	June 2015 – October 2015
	Executive vice president and head of real estate investments	February 2013 – June 2015
Cole Realty Advisors, Inc.	Executive vice president and head of real estate investments	June 2013 – December 2013
	President	September 2009 – June 2013

Prior to joining Cole Capital and its affiliates, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

Paul H. McDowell has served as executive vice president, chief operating officer of our advisor since October 2015. In addition, Mr. McDowell serves in the following positions for certain other programs sponsored by Cole Capital and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
CCI Advisors; CCI II Advisors; Cole
Income NAV Strategy Advisors	Executive vice president, chief operating officer	October 2015 – Present
	President — office and industrial	February 2014 – October 2015
Cole Capital Partners; Cole Capital
Advisors; CCPT III Advisors	Executive vice president, chief operating officer	October 2015 – Present
	President — office and industrial	June 2015 – October 2015
CCPT IV Advisors	Executive vice president, chief operating officer	October 2015 – Present

Mr. McDowell served as president of the office and industrial division of ARC Advisory Services, LLC, a subsidiary of AR Capital, LLC, from November 2013 until January 2014, when he joined VEREIT as the president of its office and industrial division. Mr. McDowell was a founder of CapLease, Inc. (CapLease), a publicly traded net lease REIT that primarily owned and managed a diversified portfolio of single tenant commercial real estate properties subject to long-term leases to high-credit-quality tenants, prior to its acquisition by VEREIT in November 2013. He had been continuously employed by CapLease or its predecessor companies since 1994, including as chief executive officer from March 2001 until November 2013, and as senior vice president, general counsel and secretary from 1994 until February 2001. He served on CapLease’s board of directors from November 2003 until November 2013 and as chairman of the board from December 2007 until November 2013. He served on the board of directors of CapLease’s predecessor, Capital Lease Funding, LLC, from November 2001 until March 2004. He was also a member of CapLease’s investment committee, a committee that oversaw CapLease’s asset investment and due diligence process. From 1991 until 1994, Mr. McDowell was corporate counsel for Sumitomo Corporation of America, the principal U.S. subsidiary of one of the world’s largest integrated trading companies. As corporate counsel, Mr. McDowell advised on a wide range of domestic and international corporate legal matters, including acquisitions, complex financing transactions, power plant development, shipping, litigation management and real estate. From 1987 to 1990, Mr. McDowell was an associate in the corporate department at the Boston law firm of Nutter, McClennen & Fish. Mr. McDowell served on the board of directors of Feldman Mall Properties, Inc., which was a public company, within the past five years. Mr. McDowell received a J.D. with honors from Boston University School of Law in 1987 and received a B.A. from Tulane University in 1982.

William C. Miller has served as executive vice president, investment management of our advisor since June 2015. In addition, Mr. Miller serves in the following positions for certain other affiliates of Cole Capital:

Entity	Position(s)	Dates
Cole Capital Partners	Chief executive officer and president	June 2015 – Present
Cole Capital Corporation	President and treasurer	June 2015 – Present
CCPT I Advisors; CCI Advisors; CCPT III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCI II
Advisors; Cole Capital Advisors	Executive vice president, investment management	June 2015 – Present

Mr. Miller has served as chief executive officer and president of Cole Capital, our sponsor, since June 2015. In this role, Mr. Miller provides strategic direction and oversees all aspects of investment management for Cole Capital, including product development, external and internal sales, marketing, broker-dealer relations, due diligence and securities operations. Mr. Miller previously served as senior vice president and chief sales officer of Cole Capital from March 2015 through June 2015. Mr. Miller has been in the financial services business for more than 20 years and has extensive leadership experience in capital markets, real estate and distribution. Prior to joining Cole Capital, he served as senior vice president and director of national accounts for American Funds, from July 2012 until March 2015, where he was responsible for leading business development, strategy and relationship management efforts for the retail wire/regional broker-dealers, as well as the global banking channel in the United States. In addition to his experience at American Funds, Mr. Miller previously served as executive vice president and managing director of national products for Realty Capital Securities, LLC from May 2010 until June 2012, as executive vice president and chief sales officer for AXA Equitable Distributors from 2006 until 2010, and in senior leadership roles for Lincoln Financial Distributors from 2003 until 2006, most recently as senior vice president and channel president. Mr. Miller is a graduate of Hobart College. He holds FINRA Series 7 and 24 licenses.

Lauren Goldberg has served as executive vice president, general counsel and secretary of our advisor since June 2015. In addition, Ms. Goldberg serves in the following positions for certain other affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I Advisors; CCI Advisors; CCPT III Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCI II Advisors; Cole Capital Partners; Cole
Capital Advisors	Executive vice president, general counsel and secretary	June 2015 – Present

Ms. Goldberg joined VEREIT in May 2015 as executive vice president, general counsel and secretary. Prior to joining VEREIT, Ms. Goldberg served as executive vice president, general counsel and chief compliance officer for global cosmetics company Revlon, Inc. from March 2011 through December 2013. In this role, she was responsible for all aspects of Revlon’s legal and regulatory affairs, served on the senior operating committee and oversaw Revlon’s corporate governance matters. Additionally, Ms. Goldberg served as senior vice president — law for MacAndrews & Forbes Inc. from November 2009 until February 2011, and as an Assistant United States Attorney for the United States Attorney’s Office in the Southern District of New York from October 2000 until October 2009. Prior to her service in the U.S. Attorney’s Office, Ms. Goldberg worked as an associate with Stillman & Friedman, P.C. and with Fried, Frank, Harris, Shriver & Jacobson LLP. Ms. Goldberg also has prior accounting experience as an associate at Coopers & Lybrand. She received her law degree from the Columbia Law School and her undergraduate degree in accounting from the Wharton School, University of Pennsylvania.

T. Glenn Kindred, Jr. has served as executive vice president of our advisor since March 2014. In addition, Mr. Kindred serves in the following positions for certain other affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I Advisors; CCPT II Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; Cole Capital Partners; Cole Capital Advisors	Executive vice president	March 2014 – Present

Mr. Kindred joined VEREIT in November 2013 as executive vice president of VEREIT’s restaurant division. Prior to joining VEREIT, Mr. Kindred held the position of managing director at GE Capital from February 2007 through November 2013. Mr. Kindred served as senior vice president of Trustreet Properties, Inc. (Trustreet), a publicly traded REIT that specialized in net leased restaurant properties, from its formation in February 2005 until GE Capital acquired Trustreet in February 2007. Mr. Kindred has 15 years’ experience in executive roles in the real estate industry.

Todd J. Weiss has served as general counsel real estate and assistant secretary of our advisor since March 2014. In addition, Mr. Weiss serves in the following positions for certain other affiliates of Cole Capital:

Entity	Position(s)	Dates
CCPT I Advisors; CCPT II Advisors; CCPT III Advisors; CCI Advisors; CCPT IV Advisors; Cole Income NAV Strategy Advisors; CCI II Advisors; Cole Capital Partners; Cole Capital Advisors	General counsel real estate and assistant secretary	March 2014 – Present

Prior to joining Cole Capital and its affiliates in November 2004, Mr. Weiss was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation from February 2002 until November 2004. He was in private practice with the law firm of Snell & Wilmer LLP from 1997 to 2002. Mr. Weiss received a B.A. degree in Government from The University of Texas at Austin in 1994 before earning his J.D. and graduating with high honors in 1997 from Chicago-Kent College of Law.

In addition to the officers and key personnel listed above, our advisor employs personnel who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our wholly-owned subsidiary, CRI REIT V, LLC, is the sole limited partner of our operating partnership.

The Advisory Agreement

CR V Advisors is an entity created by our sponsor for the sole purpose of managing the day-to-day operations of our company. We entered into an advisory agreement with CR V Advisors on March 17, 2014. Many of the services performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor currently has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement, along with the duties owed to other real estate programs managed by affiliates of our advisor. This summary is provided to illustrate the material functions that CR V Advisors will perform for us as our advisor, and it is not intended to include additional services that may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third party will be compensated by our advisor out of its advisory fee; provided, however, that third-party property management fees payable by tenants of a property may be charged to and paid by such tenants and will not reduce the advisory fee we pay to our advisor or its affiliates.

Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, CR V Advisors, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	provide oversight and management of all third-party and affiliated property management and leasing functions;

•	hire, direct and establish policies for employees who will have direct responsibility for the operations of properties we acquire, which may include, but are not limited to, on-site managers and building and maintenance personnel;

•	provide office space, equipment and supplies, as required for the performance of services as our advisor;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as our advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with, and provide information to, our officers and board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies;

•	arrange for the disposal of properties on our behalf in compliance with our investment objectives and policies; and

•	advise our board of directors on the timing and method of providing our investors with liquidity.

It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation will be reflected in the minutes of the board of directors’ meeting at which such evaluation was conducted. The advisory agreement has a one year term, which is currently set to end on November 30, 2016, and may be renewed for an unlimited number of successive one-year periods thereafter. Additionally, either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. After termination of the advisory agreement, our advisor will not be entitled to any further compensation; however, it will be entitled to receive all unpaid reimbursements of expenses, subject to certain limitations, and all fees payable to our advisor that accrued prior to the termination of the advisory agreement. A subordinated performance fee also may be payable, as discussed below. Our charter does not permit us to enter into an advisory agreement that includes terms that would impose a penalty, such as a termination fee, on the party that elects to terminate the agreement. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We pay our advisor a monthly advisory fee based upon our monthly average invested assets, equal to the following amounts: (1) an annualized rate of 0.75% will be paid on our monthly average invested assets that are between $0 and $2 billion; (2) an annualized rate of 0.70% will be paid on our monthly average invested assets that are between $2 billion and $4 billion; and (3) an annualized rate of 0.65% will be paid on our monthly average invested assets that are over $4 billion. Monthly average invested assets will be determined using the value of our assets invested, as determined by our board of directors. Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. In addition, upon mutual agreement between us and our advisor, we may pay our advisor’s fees, in whole or in part, in cash or in shares of our common stock. For the purposes of the payment of any fees in common stock, each share of common stock will be valued at NAV. However, the determination of the value of each share of common stock may change subject to any regulatory requirements that may be applicable to such determination.

We also pay our advisor acquisition fees equal to 2% of: (1) the contract purchase price of each property or asset that we acquire; (2) the amount paid in respect of the development, construction or improvement of each asset we acquire; (3) the purchase price of any loan we acquire; and (4) the principal amount of any loan we originate. Any portion of the acquisition fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. We are prohibited from paying more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, as commercially competitive, fair and reasonable to us, although we intend to limit such payments below 6%.

If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of one or more properties (or our entire portfolio), we will pay our advisor or its affiliate a disposition fee in an amount equal to up to one-half of the real estate or brokerage commission paid by us to third parties on the sale of such properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event will the total disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price. In addition, if our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of assets other than property, we may separately compensate our advisor or its affiliates at such rates and in such amounts as our board of directors, including a majority of our independent directors, and our advisor agree upon, not to exceed 1% of the contract price of the assets sold.

Additionally, we will be required to pay to our advisor, in cash, a non-interest bearing promissory note or shares of our common stock (or any combination thereof), at our election, subordinated fees based on a percentage of proceeds or stock value in the event of our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and a 6% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate a 6% annual cumulative, non-compounded return to investors. Upon termination of the advisory agreement, we may incur an obligation to pay to our advisor a subordinated performance fee, in cash, a non-interest bearing promissory note or our shares, at our election, similar to that which our advisor would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Other than the fees described above, neither the advisor nor its affiliates will be entitled to any additional fees for managing or leasing our properties. Our advisor is permitted to collect from tenants of our properties administrative charges such as credit report fees and charges for non-negotiable checks.

We reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, such as the portion of the salaries paid to employees of Cole Capital who are dual employees of our advisor (including executive officers and key personnel of our advisor who are not also executive officers of our company) that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers, or for personnel costs in connection with services for which our advisor receives acquisition fees.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. Cole Capital is a business segment within VEREIT, an entity which employs approximately 350 full-time employees, many of whom are dual employees of our advisor and dedicate a portion of their time to providing services on behalf of our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. See the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings” for additional information about our advisor, our sponsor and their affiliates.

Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to our advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, advisory and administrative services, and payments made by our advisor to third parties in connection with potential acquisitions.

Our advisor’s principal assets will be its cash balances and its advisory agreement with our company, and the revenues associated with such agreement. In addition, our advisor is covered by an errors and omissions insurance policy. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we expect that the liability would be paid by our advisor from its cash balances or by the insurance policy. However, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. In such event, and if insurance proceeds are insufficient, we may not be able to collect the full amount of any claims we may have against our advisor.

Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Capital, its affiliates and its predecessors.

Pursuant to a dealer manager agreement entered into in March 2014, Cole Capital Corporation provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we pay to Cole Capital Corporation in connection with this offering is described in the sections of this prospectus captioned “Management Compensation” and “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

We generally pay to our dealer manager selling commissions of up to 7% of the gross proceeds from the sale of Class A shares pursuant to the primary offering and up to 3% of the gross proceeds from the sale of Class T shares pursuant to the primary offering. We also pay a dealer manager fee of up to 2% of the gross proceeds from the sale of Class A shares and Class T shares pursuant to the primary offering. We expect that all of the selling commissions and some or all of the dealer manager fees we pay to our dealer manager will be reallowed to broker-dealers participating in this offering. In addition, we will pay a distribution and stockholder servicing fee for Class T shares that will accrue daily in the amount of 1/365th of 0.8% of the estimated per share NAV of Class T shares in our primary offering and will be paid monthly in arrears. If the maximum selling commissions, dealer manager fees and distribution and stockholder servicing fees are paid, the total of such underwriting compensation, including other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, would be 10.0% of the gross offering proceeds in the primary offering. No selling commissions, dealer manager fees or distribution and stockholder servicing fees are paid with respect to shares of our common stock issued pursuant to our distribution reinvestment plan.

Cole Capital Corporation is an indirect wholly-owned subsidiary of VEREIT. Cole Capital Corporation is an affiliate of our advisor. The backgrounds of the officers of Cole Capital Corporation are described in the “— Our Advisor” section above.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with the executive officers and key personnel of our advisor and its affiliates. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— Our Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we have paid, and will continue to pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. Such items of compensation and fees may be increased by our board of directors without the approval of our stockholders. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. The table below assumes an allocation of 55% Class A shares and 45% Class T shares will be sold in the maximum offering. This table assumes that all shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee, and accounts for the fact that shares are sold through our distribution reinvestment plan at a price of $24.00 per share for Class A shares and $24.00 per share for Class T shares, which is equal to the most recent per share NAV for each share class as determined by our board of directors.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)
	Offering Stage

Selling Commissions — Cole Capital Corporation(3)	We generally will pay to our dealer manager, Cole Capital Corporation, up to 7% of the gross proceeds from the sale of Class A shares pursuant to our primary offering and up to 3% of the gross proceeds from the sale of Class T shares pursuant to our primary offering. Cole Capital Corporation will reallow 100% of the selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$130,000,000

Dealer Manager Fee — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 2% of the gross proceeds from the sale of Class A shares and Class T shares pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000,000

Reimbursement of Other Organization and Offering Expenses — CR V Advisors(4)	Our advisor will incur or pay our organization and offering expenses (excluding selling commissions, the dealer manager fee or distribution and stockholder servicing fees). We will then reimburse our advisor for these amounts up to 2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan.

$59,500,000

Of the $59,500,000, we expect to reimburse our advisor up to $25,000,000 (1% of the gross offering proceeds of our primary offering, or 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan) to cover offering expenses that are deemed to be underwriting expenses, and we expect to reimburse our advisor up to $34,500,000 (1.2% of aggregate gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan) to cover non-underwriting organization and offering expenses.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)

Acquisition and Operations Stage

Distribution and Stockholder Servicing Fee — Cole Capital Corporation(5)

We will pay our dealer manager a fee that will accrue daily in an amount equal to 1/365th of 0.8% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total selling commissions and distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 7.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). Our dealer manager may, in its discretion, reallow to participating broker-dealers all or a portion of the distribution and stockholder servicing fee for services that such participating broker-dealers perform in connection with the distribution of the shares of our Class T common stock.

$45,000,000

Acquisition Fee — CR V Advisors or its affiliates(6)	In consideration for finding, evaluating, structuring and negotiating our real estate acquisitions, we will pay to our advisor up to 2% of: (1) the contract purchase price of each property or asset; (2) the amount paid in respect of the development, construction or improvement of each asset we acquire; (3) the purchase price of any loan we acquire; and (4) the principal amount of any loan we originate.	$53,323,587 assuming no debt or $213,294,347 assuming leverage of 75% of the contract purchase price.

Type of Compensation(1)	Determination of Amount		Estimated Amount for Maximum Offering(2)
	Acquisition and Operations Stage

Advisory Fee — CR V Advisors(7)

In consideration for the day-to-day management of our company, we will pay to our advisor a monthly advisory fee based upon our monthly average invested assets, which will be determined using the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors.

The advisory fee will be calculated according to the following fee schedule:

The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

	Monthly Average Invested Assets Range	Annualized Fee Rate for Each Range	Monthly Average Invested Assets	Annualized Effective Fee Rate	Annualized Advisory Fee
	$0 - $2 billion	0.75%	$1 billion	0.75%	$ 7,500,000
	over $2 billion - $4 billion	0.70%	$2 billion	0.75%	$15,000,000
	over $4 billion	0.65%	$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000

Acquisition Expenses — CR V Advisors or its affiliates(8)

We will reimburse our advisor or its affiliates for their respective acquisition expenses incurred in the process of acquiring each property or asset or in the origination or acquisition of a loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

			$13,330,897 estimated for reimbursement of acquisition expenses assuming no debt or $53,323,587 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. Such estimates reflect only the compensation payable to our advisor and its affiliates for insourced acquisition expenses.

Operating Expenses — CR V Advisors(9)	We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third-party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.		For all reimbursements other than acquisition expenses, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)

Liquidity/Listing Stage

Disposition Fee — CR V Advisors or its affiliates(10)	For substantial assistance in connection with the sale of one or more properties (or our entire portfolio), we will pay our advisor or its affiliates an amount equal to up to one-half of the real estate or brokerage commission paid by us to third parties on the sale of such properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event will the total disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Because the disposition fee is based on a fixed percentage of the contract price for sold properties, the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee — CR V Advisors(11)	After investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 6% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

(1)	Upon mutual agreement between us and our advisor, we may pay our advisor’s fees, in whole or in part, in cash or in Class A shares of our common stock. For the purposes of the payment of any fees in Class A common stock, each share of Class A common stock will be valued at the most recent estimated per share NAV, without adding any up-front selling commission or dealer manager fee.

(2)	The estimated maximum dollar amounts are based on the sale of the maximum of $2,975,000,000 in shares allocated as (a) $1,375,000,000 in Class A shares at $26.37 per share and $1,125,000,000 in Class T shares at $25.26 per share pursuant to our primary offering, and (b) $260,000,000 in Class A shares at $24.00 per share and $215,000,000 in Class T shares at $24.00 per share pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between our primary offering and our distribution reinvestment plan. In the event that we sell a greater percentage allocation of Class A shares (which are subject to a 7% selling commission), the estimated dollar amounts of selling commissions to be paid in connection with the maximum offering will be higher.

(3)	This table assumes selling commissions equal to 7% of gross offering proceeds from the sale of Class A shares of our common stock pursuant to the primary offering and 3% of gross offering proceeds from the sale of Class T shares of our common stock pursuant to the primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of gross offering proceeds from the sale of Class A shares and Class T shares of our common stock pursuant to the primary offering. However, our dealer manager may, from time to time, enter into selected dealer agreements with respect to sales of Class A shares and Class T shares that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commission and the dealer manager fee with respect to sales of Class A shares and Class T shares, and the distribution and stockholder servicing fee with respect to sales of Class T shares, be greater than 9% of the gross offering proceeds for Class A shares and Class T shares of our common stock sold pursuant to the primary offering. In addition, the amount of selling commissions we pay with respect to sales of Class A shares and Class T shares may be reduced in connection with certain categories of sales, such as sales of Class A shares and Class T shares for which a volume discount applies, sales of Class A shares and Class T shares through investment advisors or banks acting as trustees or fiduciaries and sales of Class A shares to our affiliates. We expect that all of the selling commissions and some or all of the dealer manager fees we pay to our dealer manager will be reallowed to broker-dealers participating in this offering. See the “Plan of Distribution” section of this prospectus.

(4)

These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including: (1) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (2) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by our participating broker-dealers; and (3) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including (a) payments made to participating broker-dealers for performing these services, (b) our dealer manager’s wholesaling commissions, salaries and expense reimbursements, (c) our dealer manager’s due diligence costs and legal fees and (d) costs associated with business entertainment, logoed items and sales incentives. Expenses relating to educational conferences and retail seminars described in (2) above and expenses relating to our dealer manager’s wholesaling costs and payments to participating broker-dealers described in (3) above will constitute underwriting compensation, and will only be reimbursed to the extent that such reimbursements and the total selling commissions, the dealer manager fee and the distribution and stockholder servicing fee equal less than 10% of the gross proceeds of our primary offering. In no event will total selling commissions, our dealer manager fee, the distribution and stockholder servicing fee and the amount reimbursed for offering expenses that are allocated as underwriting compensation exceed 10% of the gross proceeds of our primary offering.

The estimated maximum reimbursement for other organization and offering expenses, $59.5 million, is calculated based upon gross offering proceeds including proceeds from our distribution reinvestment plan. The $25.0 million portion of the estimated maximum reimbursement for other organization and offering expenses that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 0.8% of aggregate gross offering proceeds, including proceeds from shares issued under our distribution reinvestment plan. However, because we do not take proceeds from the sale of shares under our distribution reinvestment plan into account when we calculate the maximum amount we will pay for underwriting compensation, the table also indicates that the $25 million that we expect will be used to cover offering expenses that are deemed to be underwriting expenses equals 1% of the gross offering proceeds of our offering, excluding proceeds from our distribution reinvestment plan (which we refer to in this prospectus as our primary offering). In no event will total organization and offering expenses, including selling commissions, the dealer manager fee, the distribution and stockholder servicing fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering, including proceeds from sales of shares under our distribution reinvestment plan.

(5)	In the event that we sell all remaining shares of the primary offering in Class T shares, the maximum amount of distribution and stockholder servicing fees will be approximately $89.5 million, as of April 11, 2016.

(6)	In the event that we enter into a joint venture, we expect to pay our advisor an acquisition fee for each property or asset acquisition made by the joint venture, if any; provided, however, that the amount of such acquisition fee will be calculated based upon our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related investment.

Any portion of the acquisition fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. Pursuant to our charter, in accordance with the NASAA REIT Guidelines, our total of all acquisition fees and expenses relating to any purchase, including fees and expenses paid to third parties, shall not exceed 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, development fee, construction fee, non-recurring management fee, loan fees or points, or any fee of a similar nature. On a quarterly basis, we will review the total acquisition fees and expenses relating to each purchase to ensure that such fees and expenses do not exceed 6% of the contract purchase price. For a description of the duties of our advisor pursuant to the advisory agreement, including acquisition services, see the section of this prospectus captioned “Management — The Advisory Agreement.”

(7)	Any portion of this fee may be deferred and paid in a subsequent period upon the mutual agreement between us and our advisor. An asset’s book value typically will equal its cost. In the event that we enter into a joint venture, the joint venture’s book value will typically equal our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related investment. However, in the event that an asset suffers an impairment, we will reduce the real estate and related intangible assets and liabilities to their estimated fair market value. For a description of the duties of our advisor pursuant to the advisory agreement, including day-to-day advisory services, see the section of this prospectus captioned “Management — The Advisory Agreement.”

(8)

Specifically, we will pay our advisor or its affiliates for any insourced expenses. Such insourced expenses will be fixed initially at 0.5% of the purchase price of each property (including our pro rata share of debt attributable to the property) and 0.5% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment). Insourced expenses include legal advisory expenses, due diligence expenses, acquisition-related administrative and advisory expenses, survey, property, lease and contract review expenses, travel and communications expenses and other closing costs, regardless of whether we acquire the investment. Aggregate insourced expenses in any year will be fixed initially at 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.5% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). By fixing insourced expenses for each acquisition and for any year to 0.5% of the purchase price of our acquisitions for such year, we intend for these expenses to remain at or below the amount of expenses that we would incur if we outsourced the services described above for each such year. In order to ensure that such insourced expenses remain at or below market rates, we will perform annually a comparative analysis of what the amount of expenses will be if we outsource the services provided by the advisor or its affiliates during such year for a substantially similar amount of acquisitions in the subsequent year (a market check). In light of this market check, we will adjust our future insourced expenses annually, or we may determine to outsource certain services provided by the advisor or its affiliates for any subsequent year in order to remain at or below market rates, if needed. Aggregate insourced expenses in any year will not exceed 0.5% of the purchase price of our acquisitions (including our pro rata share of debt attributable to such investments) and 0.5% of the amounts advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).

Additionally, we will pay third-party acquisition expenses and other acquisition expenses that we incur, including, but not limited to, third-party brokerage or finders fees, title insurance premiums and transfer taxes, appraisals, incorporation costs, surveying, zoning and environmental reports, insurance review and third-party legal expenses.

(9)	We will reimburse our advisor for the portion of the salaries paid to employees of Cole Capital who are dual employees of our advisor, including executive officers and key personnel of our advisor who are not also executive officers of our company, that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services. Additional services may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third parties will be compensated by our advisor out of its advisory fee; provided, however, that third-party property management fees payable by tenants of a property may be charged to and paid by such tenants and will not reduce the advisory fee we pay to our advisor or its affiliates.

We will not reimburse our advisor for any amount by which the operating expenses (which exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) paid during the four preceding fiscal quarters exceeds the greater of (1) 2% of average invested assets, or (2) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. We will perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations. Acquisition expenses are accounted for separately.

We share office space with other entities affiliated with Cole Capital and reimburse our advisor for our portion of office rent expense. The amount we pay to share the space is determined on a monthly basis based upon an allocation of the overall lease cost according to the approximate percentage of time incurred by the advisor’s personnel providing services to us.

(10)	Although we are most likely to pay disposition fees to CR V Advisors or its affiliates at the time of our liquidation, these fees may be earned during our operational stage if we sell properties or assets prior to our liquidation.

(11)	We will pay a subordinated performance fee under only one of the following alternative events: (1) if our shares are listed on a national securities exchange, our advisor will be entitled to a subordinated performance fee equal to 15% of the amount, if any, by which (a) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (b) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a 6% annual cumulative, non-compounded return to investors; (2) if our company is sold or our assets are liquidated, our advisor will be entitled to a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their capital invested and a 6% annual cumulative, non-compounded return; or (3) upon termination of the advisory agreement, our advisor may be entitled to a subordinated performance fee similar to that to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we cannot increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, non-compounded return.

For example, for each of the subordinated performance fee events described in (1), (2) and (3) above, should the total amount of capital raised from investors equal $2 billion, our advisor would be entitled to receive 15% of the amount remaining to the extent the applicable market value, net sale proceeds or independently appraised value of the portfolio exceeded $2.12 billion. Therefore, if the market value, net sale proceeds or independently appraised value of the portfolio for these purposes equaled $2.2 billion, our advisor would be entitled to receive 15% of the $80 million difference between the market value, net sale proceeds or independently appraised value of the portfolio, as applicable, and the hurdle of $2.12 billion, or $12 million.

In the event of a listing or the termination of the advisory agreement, the subordinated performance fee likely will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale of a property or real estate-related investment after the date of such listing or termination, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such non-interest bearing promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated performance fee that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated performance fee payable upon listing. In no event will the amount paid to our advisor under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated performance fee payable in respect of net sale proceeds that is not paid at the date of sale because investors have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause our operating partnership to pay the subordinated performance fee in the form of stock, cash, a non-interest bearing promissory note or any combination thereof.

We recorded commissions, fees and expense reimbursements as shown in the table below (in thousands) for services provided by our advisor and its affiliates related to the offering stage during the period reflected below.

	Year Ended December 31, 2015	Year Ended December 31, 2014
Offering:
Selling commissions	$3,261	$11,532
Selling commissions reallowed by Cole Capital Corporation	$3,261	$11,532
Dealer manager fees	$1,024	$3,402
Dealer manager fees reallowed by Cole Capital Corporation	$420	$1,793
Other offering costs	$1,177	$3,475

Of the amounts shown above, approximately $20,000 and $76,000 had been incurred, but not yet paid as of the respective year end, for services provided by our advisor or its affiliates in connection with the offering stage during the years ended December 31, 2015 and 2014, respectively. As of December 31, 2015 and December 31, 2014, our advisor had paid certain organization and offering costs in connection with this offering that were not included in our financial statements because such costs were not a liability of ours as they exceeded 2% of gross proceeds from this offering. As we raise additional proceeds from this offering, these costs may become payable.

We recorded fees and expense reimbursements as shown in the table below (in thousands) for services provided by our advisor and its affiliates related to the acquisition and operations stage during the periods reflected below.

	Year Ended December 31, 2015	Year Ended December 31, 2014
Acquisition and Operations:
Acquisition fees and expenses	$2,167	$9,631
Advisory fees and expenses	$3,973	$751
Operating expenses	$1,721	$344

Of the amounts shown above, $1.0 million and $1.9 million had been incurred, but not yet paid as of the respective year end, for services provided by our advisor or its affiliates in connection with the acquisition and operations stage during the years ended December 31, 2015 and 2014, respectively, and was a liability of ours.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of the meetings of our board of directors. The total operating expenses of our company will not exceed, in any four consecutive fiscal quarters, the greater of 2% of the Average Invested Assets (as defined in our charter and the NASAA REIT Guidelines) or 25% of Net Income (as defined in our charter and the NASAA REIT Guidelines), unless our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees and any amounts we may pay to intermediaries for record keeping, account maintenance services and other administrative services provided to our stockholders, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees; (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close); (g) real estate commissions on the resale of real property; and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Our independent directors shall also supervise the performance of our advisor and review and determine, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of our advisory agreement are being carried out. Each such determination will be recorded in the minutes of the meetings of our board of directors and based on the factors that our independent directors deem relevant, including the factors listed in the “Management — General” section of this prospectus.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Becoming Self-Administered

Because our advisor manages our day-to-day operations, we are considered “externally managed.” We believe that it will be in the best interests of our stockholders for the foreseeable future for us to be externally managed; therefore, we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with CR V Advisors enable us to balance our real estate expertise needs, our personnel needs and our operating costs. For example, we are able to draw on the services of the executive officers and other personnel of our advisor on an as needed basis rather than having to hire similar individuals on a full-time basis.

If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not become employed by us, but instead will remain employees of our sponsor or its affiliates.

We may become self-administered in the future in connection with a listing of our shares of common stock on an exchange or other liquidity event, if our board of directors determines that it would be in the best interests of our stockholders. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board of directors likely will not consider listing our shares on a national securities exchange until it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board of directors reaches such determination, we will likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor through a business combination. At this time, we cannot be sure of the form or amount of consideration or other terms relating to such acquisition; however, we expect that we would not acquire our advisor if we could not retain key personnel of our advisor. If we pursue a business combination with our advisor, our board of directors will have a fiduciary duty to act in our best interests, which will be adverse to the interests of our advisor. To fulfill its fiduciary duty, our board of directors will take various procedural and substantive actions which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. In addition, we will submit any proposed business combination with our advisor to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust V, Inc.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CR V Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors must approve the engagement of CR V Advisors as our advisor, the fees payable to CR V Advisors in connection with the services provided to us, and any subsequent decision to continue such engagement, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Capital would act as our advisor. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures that are set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of VEREIT and other programs sponsored by Cole Capital to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, our officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section at pages 39-42 of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and are authorized to retain independent legal counsel. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor act as an advisor to, and our executive officers and one of our directors act as officers and/or directors of, CCPT IV, Cole Income NAV Strategy and/or CCIT II, all of which are REITs offered, distributed and/or managed by affiliates of our advisor. In addition, all of these REITs employ our sponsor’s investment strategy, which primarily focuses on single-tenant commercial properties subject to long-term net leases to creditworthy tenants, and have acquired or may acquire assets similar to ours. VEREIT and CCPT IV, like us, focus primarily on the retail sector, while CCIT II focuses primarily on the office and industrial sector and Cole Income NAV Strategy focuses primarily on commercial properties in the retail, office and industrial sectors. Nevertheless, the common investment strategy used by each REIT would permit them to purchase certain properties that may also be suitable for our portfolio.

On March 17, 2014, CCPT I entered into an Agreement and Plan of Merger with VEREIT and Desert Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of VEREIT (Desert Merger Sub). On May 19, 2014, CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of VEREIT (the CCPT Merger).

On January 22, 2013, CCPT II entered into an Agreement and Plan of Merger with Spirit Realty Capital, Inc. (Spirit), a publicly listed REIT (the Spirit Merger). The Spirit Merger was completed on July 17, 2013.

On October 22, 2013, Cole entered into an Agreement and Plan of Merger (the VEREIT Merger Agreement) with VEREIT and Clark Acquisition, LLC (Merger Sub). The VEREIT Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of VEREIT (the VEREIT Merger). The VEREIT Merger was completed on February 7, 2014.

CCIT’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on February 10, 2011. At the completion of its initial public offering, CCIT had received gross proceeds of approximately $1.9 billion. CCIT ceased issuing shares in its primary offering on November 21, 2013. On August 30, 2014, CCIT entered into an Agreement and Plan of Merger (the CCIT Merger Agreement) with Select Income REIT, a publicly listed Maryland real estate investment trust (SIR), and SC Merger Sub LLC (SIR Merger Sub). The CCIT Merger Agreement provided for the merger of CCIT with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR (the CCIT Merger). The CCIT Merger was completed January 29, 2015.

CCPT IV’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on January 26, 2012. CCPT IV’s initial public offering terminated on April 14, 2014. At the completion of the initial public offering, CCPT IV had received gross proceeds of $3 billion.

Cole Income NAV Strategy’s offerings of an aggregate of up to $4 billion of shares of common stock were declared effective by the SEC on December 6, 2011 and August 26, 2013. As of March 31, 2016, Cole Income NAV Strategy had received gross proceeds of approximately $230.6 million in its offerings and was authorized to raise an additional $3.8 billion in its offerings.

CCIT II’s initial public offering of up to $2.975 billion of shares of common stock was declared effective by the SEC on September 17, 2013. As of March 31, 2016, CCIT II had received gross proceeds of approximately $508.1 million in its initial public offering and was authorized to raise an additional $2.5 billion in its initial public offering. It is likely that potential acquisitions which may be appropriate for CCPT IV, CCIT, Cole Income NAV Strategy and CCIT II may also be appropriate for us. These potential acquisitions are expected to be funded by proceeds from the respective offerings, available borrowings and potential property or asset sales. See the section of this prospectus captioned “Certain Conflict Resolution Procedures” below.

Due to the VEREIT Merger and Glenn J. Rufrano’s positions as our chief executive officer and president and as chief executive officer of VEREIT, we are subject to conflicts of interest arising out of our relationship with VEREIT, which also has investment objectives, targeted assets and legal and financial obligations similar to ours. VEREIT and any other real estate program sponsored by Cole Capital, whether or not existing as of the date of this prospectus, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that such programs own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the other program’s property for tenants or purchasers. In addition, Mr. Rufrano will have competing demands on his time and resources and may have conflicts of interest in allocating his time and resources between our business, VEREIT and other real estate programs sponsored by Cole Capital.

Although our board of directors has adopted a policy limiting the types of transactions that we may enter into with our advisor, its affiliates and VEREIT and other real estate programs sponsored by Cole Capital, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor, VEREIT or other real estate programs sponsored by Cole Capital also give rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or VEREIT or another real estate program sponsored by Cole Capital.

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor, CR V Advisors, for the day-to-day operation of our business. As a result of the interests of members of its management in VEREIT and other real estate programs sponsored by Cole Capital and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and VEREIT and other programs sponsored by Cole Capital and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to VEREIT and all of the other programs sponsored by Cole Capital and other ventures in which they are involved.

Our president and chief executive officer, Glenn J. Rufrano, is also the chief executive officer of VEREIT and an officer and/or director of Cole Capital, our advisor, other real estate programs sponsored by Cole Capital and one or more entities affiliated with our advisor. In addition, our chief financial officer and treasurer, Simon J. Misselbrook, is also an officer of Cole Capital, our advisor, other real estate programs sponsored by Cole Capital and one or more entities affiliated with our advisor. As a result, each of our executive officers owes duties to these other entities, as applicable, which may conflict with the duties that he owes to us and our stockholders.

Transactions with Our Advisor and Its Affiliates

Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor if and when we have sufficient offering proceeds to do so. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction. Moreover, our advisor will not receive an acquisition fee if an affiliated entity will receive a disposition fee in connection with such transaction. Conversely, an affiliated entity will not receive an acquisition fee if our advisor will receive a disposition fee in connection with the sale of a property or an asset to an affiliate.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third-party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan. Notwithstanding any of the foregoing, none of these restrictions would preclude us from internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders and such transaction is approved by our stockholders.

Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for VEREIT or one or more programs sponsored by Cole Capital, in which case the officers of VEREIT, our advisor and the advisors of the other programs will have a conflict of interest allocating the investment opportunity to us, VEREIT or another program. Accordingly, there is a risk that a property will be chosen for us that provides lower returns than a property purchased by VEREIT or another program sponsored by Cole Capital. Property acquisitions are allocated among VEREIT and the real estate programs sponsored by Cole Capital pursuant to an asset allocation policy. Additionally, for programs sponsored by Cole Capital that commence operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us and CCIT II, but does not apply to CCPT IV or Cole Income NAV Strategy. All transactions with a purchase price at or below $100 million will be allocated among us, VEREIT and the other programs sponsored by Cole Capital by an allocation committee in a manner consistent with the policy described below, with oversight by our and their respective boards of directors. See “Certain Conflict Resolution Procedures” below for details of the factors used to make that determination. Additionally, our advisor may cause a prospective tenant to enter into a lease for property owned by VEREIT or another program sponsored by Cole Capital. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of VEREIT or other programs sponsored by Cole Capital decide whether to allocate any particular property to us, to VEREIT or to another program sponsored by Cole Capital.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by VEREIT or other programs sponsored by Cole Capital are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and VEREIT or another program sponsored by Cole Capital were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and VEREIT or another program sponsored by Cole Capital were to attempt to sell similar properties at the same time, including, in particular, in the event VEREIT or another program sponsored by Cole Capital liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of our sponsor and our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.

Property Manager

Our properties are, and we anticipate that the properties we acquire in the future will be, managed and leased by our property manager, CREI Advisors, an affiliate of our advisor, pursuant to property management and leasing agreements. We expect CREI Advisors to also serve as property manager for properties owned by other real estate programs sponsored by Cole Capital, some of which may be in competition with our properties.

Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with VEREIT or other programs sponsored by Cole Capital (as well as other parties) for the acquisition, development or improvement of properties and other real estate-related investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which of VEREIT or another program sponsored by Cole Capital should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and VEREIT or any other co-venturer or co-owner sponsored by Cole Capital, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

See the risk factor captioned “Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments, which could result in litigation or other liability that could increase our costs and negatively affect our results of operations” for additional information.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase or sale of properties, or the purchase or sale of any other real estate-related investment, will likely result in the receipt of fees and other compensation by our advisor and its affiliates, including acquisition fees, disposition fees and the possibility of subordinated performance fees. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that acquisition fees will generally be based on the cost of the investment and payable to our advisor and its affiliates regardless of the quality of the properties acquired. Basing acquisition fees and advisory fees on the cost or estimated value of the investment may influence our advisor’s decisions relating to property acquisitions.

In advising our board of directors with respect to pursuing a liquidity event, our advisor and its affiliates may have conflicts of interest due to the fees and other consideration they may receive under alternative liquidity events, such as the listing of our shares of common stock on a national securities exchange, the sale of our company or the liquidation of our assets. In each event, a subordinated performance fee would be paid to our advisor only after our investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return. However, in the event our shares of common stock are listed on a national securities exchange, we may internalize our management functions. One method for internalizing our management functions would be for us to acquire our advisor through a business combination that will be submitted to our stockholders for approval, which, if consummated, could result in significant payments to our advisor or its affiliates. Such payments would be made irrespective of whether our investors have received a return of their net capital invested and a 6% annual cumulative, non-compounded return. Therefore, our advisor may have an incentive to recommend a listing transaction rather than a liquidation transaction. See the “Management Compensation” section of this prospectus.

In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to Cole Capital Corporation, our dealer manager and an affiliate of our advisor. Further, our dealer manager expects to have a compensation program for its registered employees who market and sell this investment to participating broker-dealers that may be different from the compensation program it has for the marketing and sale of other programs sponsored by Cole Capital. Different compensation programs may result in our dealer manager’s registered employees receiving different compensation for the marketing and sale of this investment than for the marketing and sale of other programs. Such a compensation program may create a conflict of interest by motivating our dealer manager’s registered employees to promote this investment over other programs sponsored by Cole Capital, or to promote investments in such other programs over this investment.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains, or we have adopted policies containing, a number of restrictions relating to (1) transactions we may enter into with our sponsor, our advisor, any of our directors or any of their respective affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among other programs sponsored by Cole Capital. Conflict resolution provisions that are in our charter or in policies adopted by our board of directors include, among others, the following:

•	We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser.

Although we have not established a policy that specifically addresses how we will determine the sale or lease price of a property that we sell or lease to an affiliated entity, we have a policy that governs all transactions with our sponsor, our advisor, any of our directors or any of their affiliates (as described below), pursuant to which we will not sell or lease a property to an affiliated entity unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the sale or lease transaction, determines that such sale or lease transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our charter contains a similar provision.

•	We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make loans to wholly-owned subsidiaries and we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisory fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (1) 2% of our average invested assets for such period; or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such period. Our independent directors will have the responsibility of limiting our total operating expenses to amounts that do not exceed the limitations described above unless they find that there are unusual and non-recurring factors sufficient to justify a higher level of expenses. Any such finding and the reasons in support thereof will be reflected in the minutes of the meetings of our board of directors. If our independent directors make such a finding, we will send a written disclosure of that fact, together with an explanation of the factors our independent directors considered in determining that such higher level of expenses was justified, within 60 days after the end of that fiscal quarter.

•	Property acquisitions are allocated among VEREIT and the real estate programs sponsored by Cole Capital pursuant to an asset allocation policy. In the event that an investment opportunity becomes available that may be suitable for both us and VEREIT or one or more other programs sponsored by Cole Capital, and for which more than one of such entities has sufficient uninvested funds, then our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was allocated an investment opportunity of a similar size and type (e.g., office, industrial or single-tenant or multi-tenant retail) will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that VEREIT or another program sponsored by Cole Capital will make the investment. Our board of directors has a duty to ensure that the method used for the allocation of the acquisition of properties by VEREIT or by other programs sponsored by Cole Capital seeking to acquire similar types of properties is applied fairly to us.

For programs sponsored by Cole Capital that commence operations on or after March 5, 2013, VEREIT retains a right of first refusal for all opportunities to acquire real estate and real estate-related assets or portfolios with a purchase price greater than $100 million. This right of first refusal applies to us and CCIT II, but does not apply to CCPT IV or Cole Income NAV Strategy. All transactions with a purchase price at or below $100 million will be allocated among us, VEREIT and the other programs sponsored by Cole Capital pursuant to the terms of the allocation policy described above.

•	We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	to acquire quality retail commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flows;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our Potential Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of retail and other income-producing properties. We believe our long-term success will be supported through the following potential competitive strengths:

•	Cole Capital’s Disciplined Investment Approach. Our advisor intends to utilize a disciplined investment approach developed and utilized by our sponsor over the last 30 years. Our sponsor’s investment approach focuses on acquiring necessity commercial and other income-producing properties, many of which share certain core characteristics, including a principal, creditworthy tenant in a long-term net lease and a strategic location. In addition, our sponsor’s investment strategy targets properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Our sponsor and its affiliates developed and refined this investment approach over a period of several decades, and throughout a variety of market conditions. While our sponsor historically applied its investment approach principally in the retail sector, our sponsor has utilized this investment approach in the corporate sector as well. Through this disciplined investment approach, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our investors in our common stock, plus the potential for capital appreciation in the value of our real estate assets.

•	Experienced Advisor. The members of our advisor’s real estate management team have extensive experience in acquiring, structuring, developing and selling single-tenant commercial properties. Messrs. Roberts and McDowell each have more than 20 years of relevant commercial or real estate experience and collectively lead a team of experienced real estate industry professionals. Additionally, our advisor’s executive management team has extensive public company operating experience, with several of its senior executives having held senior positions at publicly held REITs. Further, our sponsor has built an organization of approximately 350 employees who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and many of these employees will serve as dual employees acting in part on behalf of our advisor.

•	Successful Credit Underwriting Experience. Cole Capital has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of other real estate programs sponsored by Cole Capital. The combined portfolios of CCPT IV, CCPT V, Cole Income NAV Strategy and CCIT II had a 99% occupancy rate as of December 31, 2015.

•

Strong Industry Relationships.    We believe that our advisor’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our advisor’s ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity.

Our advisor’s strong relationships with the tenant and leasing brokerage communities are expected to aid in attracting and retaining tenants.

•	Ability to Purchase Properties for Cash. We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties, particularly those sellers motivated by time constraints. While we have not yet raised substantial capital in this offering, Cole Capital Corporation, the broker-dealer affiliate of our sponsor, has successfully raised capital for other real estate programs sponsored by Cole Capital, and we expect that, through its well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf.

While we believe that these factors will help distinguish us from our competitors and contribute to our long-term success, there is no guarantee that they will provide us with any actual competitive advantages.

Liquidity Opportunities

Follow the completion of our public offering and the investment of the proceeds, we expect to sell our assets, sell or merge our company, or list our company’s shares of common stock for trading on a national securities exchange within three to six years after the end of this offering. However, market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the primary offering. Our primary offering is expected to continue for two years from the effective date of this offering, subject to our right to extend this offering. In no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors to consider such exit alternatives at such time during our offering stage as it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e., three to six months). Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of our company or certain mergers of our company. In addition, we will submit any other proposed liquidity event or transaction to our stockholders for approval if the transaction involves (a) the internalization of our management functions through our acquisition of our advisor or an affiliate of our advisor or (b) the payment of consideration to our advisor or an affiliate of our advisor other than pursuant to the terms of the advisory or dealer manager agreements or where the advisor or its affiliate receives consideration in its capacity as a stockholder on the same terms as our other stockholders.

Acquisition and Investment Policies

Types of Investments

We invest primarily in income-producing necessity retail properties that are single-tenant properties or multi-tenant “power centers” which are leased to national and regional creditworthy tenants under long-term net leases, and are strategically located throughout the United States and U.S. protectorates. Necessity retail properties are properties leased to retail tenants that attract consumers for everyday needs, such as pharmacies, home improvement stores, national superstores, restaurants and regional retailers. Power centers are multi-tenant properties that are anchored by one or more large national, regional or local retailers.

For over three decades, our sponsor, Cole Capital, has developed and utilized this investment approach in acquiring and managing core commercial real estate assets primarily in the retail sector but in the office and industrial sectors as well. We believe that our sponsor’s experience in assembling real estate portfolios, which principally focus on national and regional creditworthy tenants subject to long-term net leases, will provide us with a competitive advantage. In addition, our sponsor has built an organization of approximately 350 employees who are experienced in the various aspects of acquiring, financing, managing, and disposing of commercial real estate, and we believe that our access to these resources will provide us with a competitive advantage.

We also may invest in other income-producing properties, such as office and industrial properties, which may share certain core characteristics with our retail investments, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. We believe investments in these types of office and industrial properties, which are essential to the business operations of the tenant, are consistent with our goal of providing investors with a relatively stable stream of current income and an opportunity for capital appreciation.

We may further diversify our portfolio by making and investing in mortgage, bridge or mezzanine loans, or in participations in such loans, secured directly or indirectly by the same types of commercial properties that we may acquire directly, and we may invest in other real estate-related securities. We may acquire properties under development or that require substantial refurbishment or renovation. We also may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that our advisor deems desirable or advantageous to acquire. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Many of our properties are and we anticipate that future properties will be leased to tenants in the chain or franchise retail industry, including but not limited to convenience stores, drug stores and restaurant properties, as well as leased to large national retailers as stand alone properties or as part of so-called “power centers,” which are anchored by national, regional or local retailers. Our advisor will monitor industry trends and identify properties on our behalf that serve to provide a favorable return balanced with risk. Our management is expected primarily to target regional or national name brand retail businesses with established track records. We generally intend to hold each property for a period of more than seven years.

We believe that our general focus on the acquisition of a large number of single-tenant and multi-tenant necessity retail properties net leased to creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. By acquiring a large number of single-tenant and multi-tenant retail properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objective of cash flow from our overall portfolio. We believe this approach can result in less risk to investors than an investment approach that targets other asset classes. In addition, we believe that retail properties under long-term triple-net and double-net leases offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slow downs or downturns in local markets. Our management believes that a portfolio consisting of both freestanding, single-tenant retail properties and multi-tenant retail properties anchored by large national retailers will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

To the extent feasible, we will seek to achieve a well-balanced portfolio diversified by geographic location, age and lease maturities of the various properties. We will pursue properties leased to tenants representing a variety of retail industries to avoid concentration in any one industry. These industries may include all types of retail establishments, such as big box retailers, convenience stores, drug stores and restaurant properties. We also will seek to diversify our tenants among national, regional and local brands. We generally expect to target properties with lease terms in excess of ten years. We may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace or if the property has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics. We currently expect that substantially all of our acquisitions will be in the United States, including U.S. protectorates.

Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as many retailers attempt to divest from real estate assets.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to investments in retail properties. We will not forego a high quality investment because it does not precisely fit our expected portfolio composition. See “— Other Possible Investments” below for a description of other types of real estate and real estate-related investments we may make.

We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Real Estate Underwriting Process

In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply a well-established underwriting process to determine the creditworthiness of potential tenants. We consider a tenant to be creditworthy if we believe that the tenant has sufficient assets, cash flow generation and stability of operations to meet its obligations under the lease. Similarly, our advisor will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Many of the tenants of our properties will be national or regional retail chains that are creditworthy entities having high net worth and operating income. Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies that, in Moody’s opinion, have exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, have extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

While we will utilize ratings by Moody’s and Standard & Poor’s as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objectives. Our advisor’s underwriting process also will consider other information provided by third-party analytical services, such as Moody’s CreditEdge, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of the acquisition. These factors may cause us to consider a prospective tenant to be creditworthy even if it is not rated or does not have an investment grade rating.

Description of Leases

We expect, in most instances, to acquire tenant properties with existing double-net or triple-net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple-net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double-net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. We expect that double-net and triple-net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We expect that not all of our leases will be net leases. In respect of multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that multi-tenant office space is likely to be subject to “gross” leases. “Gross” leases means leases that typically require the tenant to pay a flat rental amount and we would pay for all property charges regularly incurred as a result of our owning the property. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases.

We generally expect to enter into long-term leases that have terms of ten years or more; however, certain leases may have a shorter term. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insureds on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some leases may require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We do not expect to permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally we expect the terms of such consent to provide that the original tenant will remain fully liable under the lease unless we release that original tenant from its obligations.

We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the IRS could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and in certain circumstances, we could lose our REIT status. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Investment Decisions

Our advisor has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, which are approved by our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor procures and reviews an independent valuation estimate on the proposed investment. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income;

•	neighborhood growth patterns and economic conditions;

•	presence of nearby properties that may positively or negatively impact store sales at the subject property; and

•	lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisor will review the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Our board of directors has adopted a policy to prohibit acquisitions from affiliates of our advisor except in limited circumstances. See the section of this prospectus captioned “Conflicts of Interest — Transactions with Our Advisor and Its Affiliates.”

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	estoppel certificates.

In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of this prospectus captioned “Environmental Matters.”

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Ownership Structure

Our investments in real estate generally take the form of holding fee title or a long-term leasehold estate. We have acquired, and expect to continue to acquire, such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisor, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement. Our advisor and its affiliates will likely receive compensation for services provided in connection with the joint venture’s investments; provided, however, that the amount of such compensation to be paid to our advisor and its affiliates will generally be calculated based upon our ownership percentage of the joint venture applied to the contract purchase price of the underlying real property or other real estate-related investment. See the section of this prospectus captioned “Management Compensation.”

Our general policy is to invest in joint ventures only when we will have an option or contract to purchase, or a right of first refusal to purchase, the property held by the joint venture or the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

Our advisor’s officers and key persons may have conflicts of interest in determining whether VEREIT or another program sponsored by Cole Capital should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other co-venturer sponsored by Cole Capital will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other real estate programs sponsored by Cole Capital, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would invest in build-to-suit properties. Our general policy is to structure them as follows:

•	we may enter into a joint venture with third parties who have an executed lease with the developer who has an executed lease in place with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred return during construction on any equity investment;

•	the properties will be developed by third parties; and

•	consistent with our general policy regarding joint venture investments, we would have an option or contract to purchase, or a right of first refusal to purchase, the property or co-investor’s interest.

It is possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.

In the event that we elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.

In addition, we may invest in unimproved properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the presence and release of hazardous substances and the remediation of contamination associated with disposals. Federal, state and local laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary because there is an existing recent Phase I environmental site assessment. A Phase I environmental site assessment generally consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, interviewing the key site manager and/or property owner, contacting local governmental agency personnel and performing an environmental regulatory database search in an attempt to determine any known environmental concerns in, and in the immediate vicinity of, the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

In the event the Phase I environmental site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a “Phase II” environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II environmental site assessment include, but are not limited to, (1) the types of operations conducted on the property and surrounding property, (2) the time, duration and materials used during such operations, (3) the waste handling practices of any tenants or property owners, (4) the potential for hazardous substances to be released into the environment, (5) any history of environmental law violations on the subject property and surrounding property, (6) any documented environmental releases, (7) any observations from the consultant that conducted the Phase I environmental site assessment, and (8) whether any party (i.e., surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case by case basis.

We expect that some of the properties that we acquire may contain, at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Other Possible Investments

Although we invest primarily in real estate, our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the corporate sector, provided that we do not intend for such investments to constitute a significant portion of our assets, and we will evaluate our assets to ensure that any such investments do not cause us to lose our REIT status, cause us or any of our subsidiaries to be an investment company under the Investment Company Act, or cause our advisor to have assets under management that would require our advisor to register as an investment adviser under the Investment Advisers Act. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code and do not cause us, our operating partnership, or any other subsidiaries to meet the definition of an “investment company” under the Investment Company Act, our portfolio composition may vary from what we initially expect. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Investing in and Originating Loans.    The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring properties for our portfolio. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of seven years, we expect that the average duration of loans will typically be one to five years.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an appraisal, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our sponsor, our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, any of our directors or any of their or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Participations in mortgage loans are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We will not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness, except where the amount of the subordinated debt, plus the outstanding amount of senior debt, does not exceed 90% of the appraised value of the property, if after giving effect thereto, the value of all such investments will not then exceed 25% of our tangible assets. The value of all investments in subordinated debt which do not meet the aforementioned requirements will be limited to 10% of our tangible assets. We do not have any other policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities.    To the extent permitted by Section V.D.2 of the NASAA REIT Guidelines, and subject to the limitations set forth in this prospectus with respect to this offering and that are in our charter, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Our board of directors (including all of our independent directors) has authorized us to invest in preferred real estate-related equity securities, provided that such investments do not exceed the limitations contained in any credit facility or other agreement to which we are a party. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS to the extent permitted by the NASAA REIT Guidelines. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes. Our board of directors has adopted a policy to limit any investments in non-investment grade CMBS to not more than 10% of our total assets.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

At the same time, our advisor believes in utilizing leverage in a moderate fashion. While there is no limitation on the amount we may borrow against any single improved property, our charter limits our aggregate borrowings to 75% of the cost of our gross assets (or 300% of net assets) (before deducting depreciation, reserves for bad debts or other non-cash reserves) unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing; provided, however, that a majority of our board of directors (including a majority of the independent directors) has determined that, as a general policy, borrowing in excess of 60% of the greater of cost (before deducting depreciation and other non-cash reserves) or fair market value of our gross assets is justified and in the best interest of us and our stockholders during our capital raising stage. Our independent directors believe that we are justified in exceeding these limitations on borrowings during the period of this offering, as we are in the process of raising our equity capital to build our portfolio. Higher debt levels during the offering stage may enable us to acquire properties earlier than we might otherwise be able to acquire them if we were to adhere to these debt levels, which could yield returns that are accretive to the portfolio. In addition, as we will be in the offering stage, more equity could be raised in the future to reduce the debt levels to within the limitations described herein. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets. During the year ended December 31, 2015, we obtained borrowings that caused our ratio of debt to total gross real estate assets to exceed the 60% limitation, consistent with the policy previously approved by our independent directors. As of December 31, 2015, our ratio of debt to total gross real estate assets net of gross intangible lease liabilities was 61% (59% including adjustment to debt for cash and cash equivalents).

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Our advisor will have substantial discretion with respect to the financing we obtain, subject to our borrowing policies, which have been approved by our board of directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our sponsor, our advisor or its affiliates unless such loan is approved by a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally in excess of seven years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations, in General

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until we list our shares on a national securities exchange, we:

•	will not borrow in excess of 75% of the aggregate cost of our gross assets (or 300% of net assets) (before deducting depreciation, reserves for bad debts or other non-cash reserves) unless such excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	will not make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•	will not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loan, would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	will not make or invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	will not invest in commodities or commodity future contracts, except for future contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	will not issue equity securities on a deferred payment basis or other similar arrangement;

•	will not issue debt securities in the absence of adequate cash flow to cover debt service;

•	will not issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	will not issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•	will not issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed 10% of our outstanding shares on the date of grant;

•	will not make any investment that we believe will be inconsistent with our objectives of remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•	will not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness, except where the amount of the subordinated debt, plus the outstanding amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of our company (as shown on our books in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of our tangible assets (and the value of all investments in this type of subordinated debt will be limited to 10% of our tangible assets);

•	will not engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by others;

•	will not acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter, except for investments in which we hold a non-controlling interest or investments in entities having securities listed on a national securities exchange or traded in an over-the-counter market; and

•	will continually review our investment activity to ensure that we are not classified as an “investment company” under the Investment Company Act.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described in the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding the 40% test. “Investment securities” exclude U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to continue to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will continue to be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We do not intend for such investments to constitute a significant portion of our assets, and we intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

We believe that we, or our operating partnership and any subsidiaries will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.

In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after the offering period ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as it may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed.

Generally, our board of directors may revise our investment policies without the concurrence of our stockholders. However, our board of directors will not amend any investment policies that are provided in our charter, without the approval of holders of a majority of the outstanding shares of common stock.

Real Property Investments

As of April 11, 2016, we, through separate wholly-owned limited liability companies of ours and our operating partnership, owned 116 properties, which are listed below, acquired for an aggregate purchase price of $499.2 million, located in 31 states, consisting of nine multi-tenant and 107 single-tenant properties, comprising approximately 2.5 million gross rentable square feet of commercial space, including the square feet of buildings that are on land subject to ground leases. As of April 11, 2016, these properties were 99.3% leased and had a weighted-average lease term remaining of 11.4 years. The properties were acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Date Acquired	Year Built/ Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
Dollar General — Moundridge, KS	March 18, 2014	2014	$933,455	$23,336	7.15%	7.22%	100%
Advance Auto — Fairmont, NC	March 18, 2014	2004	1,246,379	31,159	7.18%	7.18%	100%
Dollar General — Logansport, IN	March 31, 2014	2014	1,120,090	28,002	7.20%	7.27%	100%
Tractor Supply — Midland, NC	June 20, 2014	2013	3,136,364	78,409	6.60%	7.39%	100%

Property Description	Date Acquired	Year Built/ Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
Academy Sports — Cartersville, GA	June 27, 2014	2014	$10,496,000	$262,400	7.00%	7.00%	100%
Walgreens — Kilgore, TX	June 27, 2014	2007	6,234,000	155,850	6.40%	6.40%	100%
CVS — Riverton, NJ	June 30, 2014	2007	6,080,000	152,000	6.31%	6.31%	100%
Stop & Shop — North Kingstown, RI	August 6, 2014	1979	2,628,573	65,714	7.00%	7.67%	100%
Walgreens — Edmond, OK	August 8, 2014	2007	4,641,895	116,047	6.03%	6.03%	100%
Family Dollar — Salina, UT	August 18, 2014	2014	1,400,001	35,000	8.00%	8.00%	100%
Family Dollar — Morgan, UT	August 18, 2014	2013	1,275,000	31,875	8.00%	8.00%	100%
Dollar General — Wakarusa, IN	September 3, 2014	2012	1,346,449	33,661	7.21%	7.30%	100%
Dollar General — Wolcottville, IN	September 3, 2014	2013	1,191,609	29,790	7.21%	7.29%	100%
Dollar General — Elmwood, IL	September 3, 2014	2012	1,071,381	26,785	7.53%	7.61%	100%
Mattress Firm — Raleigh, NC	September 12, 2014	2014	1,959,677	48,992	7.75%	8.25%	100%
Family Dollar — Roswell, NM	September 12, 2014	2014	1,254,368	31,359	8.16%	8.16%	100%
Dollar General — Pipestone, MN	September 19, 2014	2014	1,187,756	29,694	7.20%	7.20%	100%
Kroger — Bay City, MI	September 24, 2014	2012	6,535,104	163,378	6.25%	6.25%	100%
Houma Crossing — Houma, LA	September 25, 2014	2008	24,650,000	616,250	7.58%	7.32%	95%
Dollar General — Junction City, OH	September 25, 2014	2014	991,500	24,788	7.20%	7.32%	100%
Walgreens — Delavan, WI	September 26, 2014	2006	4,569,420	114,236	6.43%	6.43%	100%
Walgreens — Whiteville, NC	September 26, 2014	2007	4,863,569	121,589	6.43%	6.43%	100%
Walgreens — Salisbury, NC	September 26, 2014	2006	4,669,026	116,726	6.43%	6.43%	100%
Walgreens — Kokomo, IN	September 26, 2014	2006	3,890,855	97,271	6.43%	6.43%	100%
Walgreens — Richmond, IN	September 26, 2014	2006	5,447,198	136,180	6.43%	6.43%	100%
Walgreens — Baton Rouge, LA	September 26, 2014	2006	5,547,582	138,690	6.43%	6.43%	100%
Walgreens — Sulphur, LA	September 26, 2014	2006	4,356,202	108,905	6.43%	6.43%	100%
Walgreens — Houma, LA	September 26, 2014	2007	4,970,957	124,274	6.43%	6.43%	100%
Walgreens — Lubbock, TX	September 26, 2014	2006	5,053,924	126,348	6.43%	6.43%	100%
Walgreens — San Antonio, TX	September 26, 2014	2005	9,166,854	229,171	6.43%	6.43%	100%
Dollar General — Huntington, WV	September 29, 2014	2014	1,418,208	35,455	7.20%	7.27%	100%
United Oil Portfolio — Various (5)	September 30, 2014	Various	52,677,165	1,316,929	6.35%	7.09%	100%
Burger King — Yukon, OK	September 30, 2014	2000	1,216,957	30,424	7.45%	8.06%	100%
Winn-Dixie — Amite, LA	September 30, 2014	1994	3,102,438	77,561	8.00%	8.00%	100%
Raising Cane’s — Murphy, TX	September 30, 2014	2014	2,896,000	72,400	7.15%	7.46%	100%
Fresh Thyme — Lafayette, IN	October 17, 2014	2014	6,831,621	170,791	7.40%	7.84%	100%

Property Description	Date Acquired	Year Built/ Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
Bass Pro Shops — Portage, IN	October 22, 2014	2006	$6,930,000	$173,250	10.10%	10.10%	100%
Brynwood Square — Rockford, IL	October 23, 2014	1983	12,689,324	317,233	7.93%	7.39%	100%
Blankenbaker Plaza — Louisville, KY	October 23, 2014	2007	16,622,986	415,575	7.22%	7.32%	100%
Dollar General — Clarion, IA	October 24, 2014	2014	1,091,468	27,287	7.20%	7.20%	100%
Dollar General — Braham, MN	October 24, 2014	2014	1,080,333	27,008	7.20%	7.20%	100%
Dollar General — Selma, AL	November 4, 2014	2014	1,211,562	30,289	7.15%	7.15%	100%
Lawton Marketplace — Lawton, OK	November 5, 2014	2013	33,700,000	842,500	7.38%	7.70%	99%
Dollar General — Virden, IL	November 14, 2014	2014	1,300,973	32,524	7.20%	7.20%	100%
Dollar General — Willard, MO	November 14, 2014	2014	1,247,608	31,190	7.25%	7.25%	100%
Dollar General — Collinsville, AL	November 20, 2014	2014	1,159,447	28,986	7.15%	7.15%	100%
Dollar General — Oneonta, AL	November 20, 2014	2014	1,105,734	27,643	7.15%	7.15%	100%
Dollar General — Shorter, AL	November 20, 2014	2014	1,185,189	29,630	7.15%	7.15%	100%
Family Dollar — Tennessee Colony, TX	November 21, 2014	2014	1,010,993	25,844	6.67%	6.67%	100%
O’Reilly Auto Parts — Iron Mountain, MI	November 21, 2014	2014	1,454,298	36,357	6.25%	6.44%	100%
The Shoppes at Gary Farms — Bowling Green, KY	November 24, 2014	2013	18,600,000	465,000	7.17%	7.36%	98.5%
Walgreens Portfolio — Various (6)	November 26, 2014	Various	35,795,596	894,890	5.88%	6.18%	100%
Mattress Firm — Lake City, FL	December 9, 2014	2014	2,061,425	51,536	7.48%	7.86%	100%
The Shops at Abilene — Abilene, TX	December 11, 2014	2004	26,275,000	656,875	7.91%	7.43%	98%
Aaron’s — Arkadelphia, AR	December 12, 2014	2014	905,363	22,634	7.25%	7.25%	100%
Family Dollar — San Antonio (Braun), TX	December 12, 2014	2014	1,346,789	34,534	6.84%	6.84%	100%
Family Dollar — Talladega, AL	December 12, 2014	2014	1,266,746	32,029	6.75%	6.75%	100%
Walgreens — Greenville, OH	December 15, 2014	2006	4,683,000	117,075	6.15%	6.15%	100%
Raising Cane's — Reno, NV	December 18, 2014	2002	3,745,824	93,646	6.25%	7.27%	100%
Family Dollar — Hobbs, NM	December 19, 2014	2014	1,389,519	34,738	8.10%	8.10%	100%
Mattress Firm — Draper, UT	December 19, 2014	2014	2,387,000	59,675	7.95%	8.41%	100%
Burlington Coat Factory — Bangor, ME	December 22, 2014	2001	4,877,057	121,926	7.84%	8.29%	100%

Property Description	Date Acquired	Year Built/ Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
Dollar General — Athens, WV	January 16, 2015	2014	$1,578,216	$39,455	7.20%	7.27%	100%
Buffalo Wild Wings / Shoe Carnival — Salina, KS	January 26, 2015	2014	3,150,000	78,750	7.45%	7.62%	100%
Village at Chapel Hill — Douglasville, GA	January 27, 2015	2009	14,900,000	372,500	7.19%	7.73%	89%
Vitamin Shoppe — Taylor, MI	January 29, 2015	2015	1,394,366	34,859	7.10%	7.64%	100%
Family Dollar — Cabot, AR	February 13, 2015	2014	1,456,686	37,797	6.92%	6.92%	100%
Family Dollar — Lewiston, ME	February 13, 2015	2014	1,442,289	37,245	6.89%	6.89%	100%
Family Dollar — Valley, AL	February 13, 2015	2014	1,222,681	31,385	6.85%	6.85%	100%
Family Dollar — Walthourville, GA	February 13, 2015	2014	1,408,226	35,957	6.81%	6.81%	100%
Family Dollar — Columbus, OH	February 20, 2015	2014	1,541,859	38,969	6.76%	6.76%	100%
Family Dollar — San Antonio (Eisenhauer), TX	February 20, 2015	2014	1,531,164	38,982	6.79%	6.79%	100%
Dollar General — Selma (Jones), AL	February 26, 2015	2014	998,272	24,957	7.15%	7.15%	100%
Dollar General — Autaugaville, AL	February 26, 2015	2014	1,049,146	26,229	7.15%	7.15%	100%
Dollar General — Dothan, AL	February 26, 2015	2014	1,069,160	26,729	7.15%	7.15%	100%
Dollar General — Lineville, AL	February 26, 2015	2014	1,430,266	35,757	7.15%	7.15%	100%
Dollar General — Semmes, AL	February 26, 2015	2014	1,121,790	28,045	7.15%	7.15%	100%
Dollar General — Talladega, AL	February 26, 2015	2014	999,122	24,978	7.15%	7.15%	100%
Dollar General — Charleston, WV	February 27, 2015	2014	1,490,528	37,263	7.20%	7.27%	100%
Dollar General — Ridgeley, WV	February 27, 2015	2014	1,340,573	33,514	7.20%	7.27%	100%
Family Dollar — Warrenville, SC	February 27, 2015	2014	1,231,128	31,731	6.88%	6.88%	100%
Tractor Supply — Blytheville, AR	March 11, 2015	2014	3,012,909	75,323	6.60%	7.28%	100%
Family Dollar — Bearden, AR	March 23, 2015	2014	858,601	21,465	8.15%	8.15%	100%
Family Dollar — New Roads, LA	March 23, 2015	2014	990,123	24,753	8.15%	9.32%	100%
Dollar General — Glouster, OH	March 24, 2015	2015	1,461,051	36,526	7.20%	7.27%	100%
Dollar General — Sissonville, WV	March 24, 2015	2015	1,294,637	32,366	7.20%	7.27%	100%
Dollar General — South Charleston, WV	April 6, 2015	2014	1,472,480	36,812	7.20%	8.05%	100%
Dollar General — Huntington, WV	May 15, 2015	2015	1,441,821	36,046	7.25%	7.32%	100%

Property Description	Date Acquired	Year Built/ Renovated	Purchase Price (1)	Fees and Expenses Paid to Sponsor (2)	Initial Yield (3)	Average Yield (4)	Physical Occupancy
O’Reilly Auto Parts — Bennettsville, SC	June 9, 2015	2014	$1,414,080	$35,352	6.25%	6.52%	100%
Muncie Marketplace — Muncie, IN	June 15, 2015	2014	15,600,000	390,000	7.32%	7.52%	100%
Dollar General — Bluefield, WV	June 29, 2015	2015	1,376,784	34,420	7.25%	7.32%	100%
Dollar General — Charleston, WV	June 29, 2015	2015	1,340,618	33,515	7.25%	7.32%	100%
West Marine — Chicago, IL	August 28, 2015	2015	12,621,507	315,538	6.90%	7.63%	100%
Advance Auto — Hampton, VA	September 25, 2015	2005	1,351,724	33,793	7.25%	7.25%	100%
Aspen Dental — Rogers, AR	November 9, 2015	2014	1,844,595	46,115	7.40%	7.70%	100%
O’Reilly Auto Parts — Flowood, MS	January 29, 2016	2015	1,652,459	41,311	6.10%	6.29%	100%
Advance Auto — Stratford, CT	February 8, 2016	2015	2,742,753	68,569	6.24%	6.24%	100%
Kohl’s — Eagan, MN	February 18, 2016	1994	9,176,000	229,400	7.11%	7.33%	100%
Lowe’s — Hermitage, PA	March 9, 2016	1996	14,042,829	351,071	6.15%	6.15%	100%

			$499,231,254	$12,488,790

(1)	Purchase price does not include acquisition-related expenses.

(2)	Fees and expenses paid or due to sponsor are payments we made or owe to an affiliate of our advisor for acquisition fees and expenses in connection with the property acquisition. For more detailed information on fees and expenses paid to our advisor or its affiliates, see the section captioned “Management Compensation” of this prospectus.

(3)	Initial yield is calculated as the effective annualized rental income, adjusted for rent concessions or abatements, if any, for the in-place lease at the property divided by the property’s purchase price, plus the estimated cost of significant capital improvements to be incurred in the first year of ownership, if any, and exclusive of acquisition fees and expenses paid or due to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple-net or double-net leases, and the future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(4)	Average yield is calculated as the average annual rental income, adjusted for rent concessions or abatements, if any, for the in-place lease, over the non-cancelable lease term at the property divided by the property’s purchase price, plus the estimated cost of significant capital improvements to be incurred over the ten-year period subsequent to the acquisition date, if any, and exclusive of acquisition fees and expenses paid or due to our advisor or its affiliates and acquisition costs. In general, we intend for our properties to be subject to long-term triple-net or double-net leases, and the future costs associated with the double-net leases are unpredictable and may reduce the yield. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

(5)	The United Oil Portfolio consists of 13 single-tenant commercial properties located in California, which are subject to a master lease agreement.

(6)	The Walgreens Portfolio consists of six single-tenant properties located in five states, which are subject to individual lease agreements with identical terms.

The following table sets forth the principal provisions of the lease terms for the major tenants at the properties listed above:

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet		Renewal Options (2)	Effective Annual Base Rent (3)	Effective Annual Base Rent per Square Foot (3)		Lease Term (4)
Dollar General — Moundridge, KS	Dollar General	9,100	100%		4/5 yr.	$66,742	$7.33		3/18/2014 - 2/28/2024
						$68,744	$7.55		3/1/2024 - 2/28/2029
Advance Auto — Fairmont, NC	Advance Auto	6,960	100%		4/5 yr.	$89,490	$12.86		3/18/2014 - 10/31/2023
Dollar General — Logansport, IN	Dollar General	9,100	100%		5/5 yr.	$80,646	$8.86		3/31/2014 - 2/28/2024
						$83,066	$9.13		3/1/2024 - 2/28/2029
Tractor Supply — Midland, NC	Tractor Supply	19,097	100%		4/5 yr.	$207,000	$10.84		6/20/2014 - 4/30/2018
						$228,000	$11.94		5/1/2018 - 4/30/2023
						$254,400	$13.32		5/1/2023 - 4/30/2028
Academy Sports — Cartersville, GA	Academy Sports	71,695	100%		3/5 yr.	$734,874	$10.25		6/27/2014 - 4/30/2029
Walgreens — Kilgore, TX	Walgreens	14,820	100%		(5)	$399,000	$26.92		6/27/2014 - 9/30/2032
CVS — Riverton, NJ	CVS	12,900	100%		4/5 yr.	$383,388	$29.72		6/30/2014 - 1/31/2033
Stop & Shop — North Kingstown, RI	Stop & Shop	1,732	100%		6/5 yr.	$184,000	$106.24		8/6/2014 - 10/31/2018
						$199,000	$114.90		11/1/2018 - 10/31/2023
						$219,000	$126.44		11/1/2023 - 10/31/2028
Walgreens — Edmond, OK	Walgreens	14,722	100%		(5)	$280,000	$19.02		8/8/2014 - 7/31/2032
Family Dollar — Salina, UT	Family Dollar	8,320	100%		6/5 yr.	$112,000	$13.46		8/18/2014 - 5/31/2024
Family Dollar — Morgan, UT	Family Dollar	8,000	100%		6/5 yr.	$102,000	$12.75		8/18/2014 - 3/31/2023
Dollar General — Wakarusa, IN	Dollar General	9,100	100%		4/5 yr.	$97,079	$10.67		9/3/2014 - 5/31/2022
						$99,991	$10.99		6/1/2022 - 5/31/2027
Dollar General — Wolcottville, IN	Dollar General	9,026	100%		4/5 yr.	$85,915	$9.52		9/3/2014 - 5/31/2023
						$88,492	$9.80		6/1/2023 - 5/31/2028
Dollar General — Elmwood, IL	Dollar General	9,100	100%		4/5 yr.	$80,675	$8.87		9/3/2014 - 5/31/2023
						$83,095	$9.13		6/1/2023 - 5/31/2028
Mattress Firm — Raleigh, NC	Mattress Firm	4,500	100%		2/5 yr.	$151,875	$33.75		9/12/2014 - 8/31/2019
						$167,040	$37.12		9/1/2019 - 8/31/2024
						$183,780	$40.84		9/1/2024 - 8/31/2025
Family Dollar — Roswell, NM	Family Dollar	8,320	100%		6/5 yr.	$102,321	$12.30		9/12/2014 - 6/30/2024
Dollar General — Pipestone, MN	Dollar General	9,002	100%		3/5 yr.	$85,518	$9.50		9/19/2014 - 9/30/2029
Kroger — Bay City, MI	Kroger	64,608	100%		5/5 yr.	$408,444	$6.32		9/24/2014 - 11/30/2024
Houma Crossing — Houma, LA	Hobby Lobby	56,676	30%		3/5 yr.	$453,408	$8.00		9/25/2014 - 6/30/2017
						$481,746	$8.50		7/1/2017 - 6/30/2022
	Kohl’s	(6)	30	%(7)	8/5 yr.	$170,000	$3.05	(7)	9/25/2014 - 1/31/2024
						$178,250	$3.20	(7)	2/1/2024 - 1/31/2034
Dollar General — Junction City, OH	Dollar General	9,026	100%		5/5 yr.	$71,392	$7.91		9/25/2014 - 9/30/2024
						$73,533	$8.15		10/1/2024 - 9/30/2029
Walgreens — Delavan, WI	Walgreens	14,820	100%		10/5 yr.	$293,600	$19.81		9/26/2014 -5/31/2031

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Walgreens — Whiteville, NC	Walgreens	14,820	100%	10/5 yr.	$312,500		$21.09	9/26/2014 -12/31/2031
Walgreens — Salisbury, NC	Walgreens	14,820	100%	10/5 yr.	$300,000		$20.24	9/26/2014 - 4/30/2031
Walgreens — Kokomo, IN	Walgreens	14,820	100%	10/5 yr.	$250,000		$16.87	9/26/2014 - 1/31/2032
Walgreens — Richmond, IN	Walgreens	14,820	100%	10/5 yr.	$350,000		$23.62	9/26/2014 -12/31/2031
Walgreens — Baton Rouge, LA	Walgreens	14,820	100%	10/5 yr.	$356,450		$24.05	9/26/2014 -2/28/2031
Walgreens — Sulphur, LA	Walgreens	14,820	100%	(5)	$279,900		$18.89	9/26/2014 - 1/31/2032
Walgreens — Houma, LA	Walgreens	14,490	100%	(5)	$319,400		$22.04	9/26/2014 - 2/28/2032
Walgreens — Lubbock, TX	Walgreens	14,820	100%	(5)	$324,731		$21.91	9/26/2014 - 8/31/2031
Walgreens — San Antonio, TX	Walgreens	14,490	100%	10/5 yr.	$589,000		$40.65	9/26/2014 - 4/30/2031
Dollar General — Huntington, WV	Dollar General	9,100	100%	5/5 yr.	$102,111		$11.22	9/29/2014 - 8/31/2024
					$105,174		$11.56	9/1/2024 - 8/31/2029
United Oil Portfolio — Various	United Oil	19,233	100%	3/5 yr.	$3,345,000	(8)	$173.92	9/30/2014 - 6/29/2034
Burger King — Yukon, OK	Burger King	3,783	100%	4/5 yr.	$90,663	(9)	$23.97	10/1/2014 -9/30/2034
Winn-Dixie — Amite, LA	Winn-Dixie	47,524	100%	5/5 yr.	$248,195		$5.22	9/30/2014 - 8/31/2024
Raising Cane’s — Murphy, TX	Raising Cane’s	2,807	100%	5/5 yr.	$207,096	(10)	$73.78	9/30/2014 - 7/31/2029
Fresh Thyme — Lafayette, IN	Fresh Thyme	28,888	100%	4/5 yr.	$505,540		$17.50	10/17/2014 - 10/31/2019
					$537,606		$18.61	11/1/2019 - 10/31/2024
					$564,183		$19.53	11/1/2024 - 10/31/2029
Bass Pro Shops — Portage, IN	Bass Pro Shops	130,000	100%	6/5 yr.	$700,000		$5.38	10/22/2014 - 2/14/2027
Brynwood Square — Rockford, IL	Schnucks	71,800	59%	5/5 yr.	$497,000		$6.92	10/23/2014 - 11/30/2021
Blankenbaker Plaza —Louisville, KY	Wal-mart	48,203	55%	13/5 yr.	$494,081		$10.25	10/23/2014 - 7/2/2027
	Neutral Zone	11,625	13%	2/5 yr.	$191,813		$16.50	10/23/2014 - 7/31/2016
	Fitness 19	8,912	10%	2/5 yr.	$151,609		$17.01	10/23/2014 - 11/30/2014
					$152,521		$17.11	12/1/2014 - 12/31/2014
					$161,040		$18.07	1/1/2015 - 12/31/2024
Dollar General — Clarion, IA	Dollar General	9,100	100%	3/5 yr.	$78,586		$8.64	11/1/2014 - 10/31/2029
Dollar General — Braham, MN	Dollar General	9,026	100%	3/5 yr.	$77,784		$8.62	11/1/2014 - 10/31/2029
Dollar General — Selma, AL	Dollar General	9,026	100%	5/5 yr.	$86,627		$9.60	11/4/2014 - 10/31/2029
Lawton Marketplace — Lawton, OK	Academy Sports	62,168	33%	3/5 yr.	$543,970		$8.75	11/5/2014 - 1/31/2020
					$575,054		$9.25	2/1/2020 - 1/31/2025
					$606,138		$9.75	2/1/2025 - 1/31/2030
	T.J. Maxx	24,000	13%	4/5 yr.	$216,000		$9.00	11/5/2014 - 8/31/2018
					$228,000		$9.50	9/1/2018 - 8/31/2023
Dollar General — Virden, IL	Dollar General	9,100	100%	3/5 yr.	$93,670		$10.29	11/14/2014 - 10/31/2029

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Dollar General — Willard, MO	Dollar General	9,100	100%	3/5 yr.	$90,452		$9.94	11/14/2014 - 10/31/2029
Dollar General — Collinsville, AL	Dollar General	9,100	100%	5/5 yr.	$82,900		$9.11	11/20/2014 - 9/30/2029
Dollar General — Oneonta, AL	Dollar General	9,100	100%	5/5 yr.	$79,060		$8.69	11/20/2014 - 10/31/2029
Dollar General — Shorter, AL	Dollar General	9,026	100%	5/5 yr.	$84,741		$9.39	11/20/2014 - 10/31/2029
Family Dollar — Tennessee Colony, TX	Family Dollar	7,947	100%	6/5 yr.	$68,951	(5)	$8.68	11/21/2014 - 3/31/2030
O’Reilly Auto Parts — Iron Mountain, MI	O’Reilly Auto Parts	7,200	100%	3/5 yr.	$90,894		$12.62	11/21/2014 - 10/31/2024
					$96,347		$13.38	11/1/2024 - 10/31/2034
The Shoppes at Gary Farms — Bowling Green, KY	Dick’s Sporting Goods	49,929	50%	4/5 yr.	$679,034		$13.60	11/24/2014 - 1/31/2019
					$703,999		$14.10	2/1/2019 - 1/31/2024
	Bed Bath & Beyond	23,540	24%	4/5 yr.	$258,940		$11.00	11/24/2014 - 1/31/2019
					$270,710		$11.50	2/1/2019 - 1/31/2024
	PetSmart	12,288	12%	5/5 yr.	$172,032		$14.00	11/24/2014 - 1/31/2019
					$184,320		$15.00	2/1/2019 - 1/31/2024
Walgreens Portfolio — Various	Walgreens	88,977	100%	12/5 yr.	$2,104,708	(9)	$23.65	11/26/2014 - 12/31/2029
Mattress Firm — Lake City, FL	Mattress Firm	4,500	100%	2/5 yr.	$154,125	(11)	$34.25	12/9/2014 - 9/30/2024
The Shops at Abilene — Abilene, TX	Michaels	21,332	12%	2/5 yr.	$213,320		$10.00	12/11/2014 - 2/28/2019
	PetSmart	19,107	11%	6/5 yr.	$238,838		$12.50	12/11/2014 - 1/31/2020
	Bed Bath & Beyond	18,043	10%	5/5 yr.	$157,876		$8.75	12/11/2014 - 1/31/2022
	Ross	30,187	17%	4/5 yr.	$271,683		$9.00	12/11/2014 - 1/31/2020
	T.J. Maxx	27,600	15%	2/5 yr.	$207,000		$7.50	12/11/2014 - 11/30/2021
Aaron’s — Arkadelphia, AR	Aaron's	6,000	100%	2/5 yr.	$65,604		$10.93	12/12/2014 - 10/31/2024
Family Dollar — San Antonio (Braun), TX	Family Dollar	8,484	100%	6/5 yr.	$92,135	(12)	$10.86	12/12/2014 - 3/31/2030
Family Dollar — Talladega, AL	Family Dollar	8,376	100%	6/5 yr.	$85,454	(12)	$10.20	11/21/2014 - 3/31/2030
Walgreens — Greenville, OH	Walgreens	13,650	100%	(5)	$288,000		$21.10	12/15/2014 - 10/31/2031
Raising Cane’s — Reno, NV	Raising Cane’s	3,429	100%	4/5 yr.	$234,114	(11)	$68.27	12/18/2014 - 7/31/2034
Family Dollar — Hobbs, NM	Family Dollar	8,320	100%	6/5 yr.	$112,551		$13.53	12/19/2014 - 9/30/2024
Mattress Firm — Draper, UT	Mattress Firm	4,995	100%	2/5 yr.	$189,810	(11)	$38.00	12/19/2014 - 6/30/2025
Burlington Coat Factory — Bangor, ME	Burlington Coat Factory	85,000	100%	1/2 yr., 1/5 yr.	$382,500	(13)	$4.50	12/22/2014 - 8/31/2025
Dollar General — Athens, WV	Dollar General	9,100	100%	5/5 yr.	$113,631	(14)	$12.49	1/16/2015 - 11/30/2029
Buffalo Wild Wings / Shoe Carnival — Salina, KS	Buffalo Wild Wings	5,059	100%	4/5 yr.	$111,000		$21.94	1/26/2015 - 12/31/2024
	Shoe Carnival	9,800	100%	3/5 yr.	$122,500	(15)	$12.50	1/26/2015 - 1/31/2025
Village at Chapel Hill —Douglasville, GA	L.A. Fitness	45,000	72%	3/5 yr.	$884,215		$19.65	1/27/2015 - 1/31/2025

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)	Lease Term (4)
Vitamin Shoppe — Taylor, MI	Vitamin Shoppe	3,000	100%	2/5 yr.	$99,000	(11)	$33.00	2/14/2015 - 2/28/2027
Family Dollar — Cabot, AR	Family Dollar	8,422	100%	6/5 yr.	$100,842	(12)	$11.97	11/21/2014 - 3/31/2030
Family Dollar — Lewiston, ME	Family Dollar	8,335	100%	6/5 yr.	$99,369	(12)	$11.94	11/21/2014 - 3/31/2030
Family Dollar — Valley, AL	Family Dollar	8,393	100%	6/5 yr.	$83,735	(12)	$9.98	11/21/2014 - 3/31/2030
Family Dollar — Walthourville, GA	Family Dollar	8,320	100%	6/5 yr.	$95,933	(12)	$11.53	11/21/2014 - 3/31/2030
Family Dollar — Columbus, OH	Family Dollar	8,350	100%	6/5 yr.	$104,174	(12)	$12.48	11/21/2014 - 3/31/2030
Family Dollar — San Antonio (Eisenhauer), TX	Family Dollar	8,555	100%	6/5 yr.	$104,004	(12)	$12.16	11/21/2014 - 3/31/2030
Dollar General — Selma (Jones), AL	Dollar General	9,100	100%	5/5 yr.	$71,376		$7.84	2/26/2015 - 12/31/2029
Dollar General — Autaugaville, AL	Dollar General	9,026	100%	5/5 yr.	$75,014		$8.31	2/26/2015 - 11/30/2029
Dollar General — Dothan, AL	Dollar General	9,100	100%	5/5 yr.	$76,445		$8.40	2/26/2015 - 10/31/2029
Dollar General — Lineville, AL	Dollar General	10,566	100%	5/5 yr.	$102,264		$9.68	2/26/2015 - 10/31/2029
Dollar General — Semmes, AL	Dollar General	9,100	100%	4/5 yr.	$80,208		$8.81	2/26/2015 - 11/30/2029
Dollar General — Talladega, AL	Dollar General	9,026	100%	5/5 yr.	$71,437		$7.91	2/26/2015 - 12/31/2029
Dollar General — Charleston, WV	Dollar General	9,026	100%	5/5 yr.	$107,319	(14)	$11.89	2/27/2015 - 11/30/2029
Dollar General — Ridgeley, WV	Dollar General	9,026	100%	5/5 yr.	$96,521	(14)	$10.69	2/27/2015 - 11/30/2029
Family Dollar — Warrenville, SC	Family Dollar	8,353	100%	6/5 yr.	$84,658	(12)	$10.14	2/27/2015 - 3/31/2030
Tractor Supply — Blytheville, AR	Tractor Supply	19,260	100%	4/5 yr.	$198,852	(11)	$10.32	3/11/2015 - 3/31/2030
Family Dollar — Bearden, AR	Family Dollar	8,320	100%	6/5 yr.	$69,976		$8.41	3/23/2015 - 6/30/2025
Family Dollar — New Roads, LA	Family Dollar	8,320	100%	6/5 yr.	$80,695		$9.70	3/23/2015 - 6/30/2025
Dollar General — Glouster, OH	Dollar General	10,640	100%	5/5 yr.	$105,196	(14)	$9.89	3/24/2015 - 1/31/2030
Dollar General — Sissonville, WV	Dollar General	9,026	100%	5/5 yr.	$93,216	(14)	$10.33	3/24/2015-1/31/2030
Dollar General — South Charleston, WV	Dollar General	9,100	100%	5/5 yr.	$106,019	(14)	$11.65	4/6/2015 - 2/28/2030
Dollar General — Huntington, WV	Dollar General	9,026	100%	5/5 yr.	$104,532		$11.58	5/15/2015 - 3/31/2025
					$107,664		$11.93	4/1/2025 - 3/31/2030
O’Reilly Auto Parts — Bennettsville, SC	O’Reilly Auto Parts
		6,800	100%	3/5 yr.	$88,380		$13.00	6/9/2015 - 1/31/2024
					$95,451		$14.04	2/1/2024 - 1/31/2034
Muncie Marketplace — Muncie, IN (16)	Dick’s Sporting Goods

		40,000	51%	4/5 yr.	$460,000		$11.50	6/15/2015 - 1/31/2020
					$480,000		$12.00	2/1/2020 - 1/31/2025
	Michaels	17,060	22%	4/5 yr.	$179,130		$10.50	6/15/2015 - 10/31/2019
					$187,660		$11.00	11/1/2019 - 2/28/2025
	Five Below	7,911	10%	3/5 yr.	$130,531		$16.50	6/15/2015 - 1/31/2020
					$138,442		$17.50	2/1/2020 - 1/31/2025

Property	Major Tenants (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)		Lease Term (4)
Dollar General — Bluefield, WV	Dollar General	9,026	100%	5/5 yr.		$99,817		$11.06	6/29/2015 - 6/30/2025
						$102,811		$11.39	7/1/2025 - 6/30/2030
Dollar General — Charleston, WV	Dollar General	9,100	100%	5/5 yr.		$97,195		$10.68	6/29/2015 - 4/30/2025
						$100,111		$11.00	5/1/2025 - 4/30/2030
West Marine — Chicago, IL	West Marine	20,000	100%	3/5 yr.		$870,884		$43.54	8/28/2015 - 3/31/2020
						$957,972		$47.90	4/1/2020 - 3/31/2025
						$1,053,769		$52.69	4/1/2025 - 3/31/2030
Advance Auto — Hampton, VA	Advance Auto	7,000	100%	3/5 yr.		$98,000		$14.00	9/25/2015 - 12/31/2025
Aspen Dental — Rogers, AR	Aspen Dental	3,500	100%	3/5 yr.		$136,500		$39.00	11/9/2015 - 10/31/2020
						$147,420		$42.12	11/1/2020 - 10/31/2025
O’Reilly Auto Parts — Flowood, MS	O’Reilly Auto Parts	7,396	100%	3/5 yr.		$100,800		$13.63	1/29/2016 - 7/31/2025
						$106,848		$14.45	8/1/2025 - 7/31/2035
Advance Auto — Stratford, CT	Advance Auto	6,768	100%	3/5 yr.		$171,110		$25.28	2/8/2016 - 12/31/2030
Kohl’s — Eagan, MN	Kohl’s	97,097	100%	2/5 yr.	$ $	652,187 689,669	$ $	6.72 7.10	2/18/2016 - 1/31/2020 2/1/2020 - 1/31/2025
Lowe’s — Hermitage, PA	Lowe’s	126,078	100%	(17)		$863,634		$6.85	3/9/2016 - 12/31/2026

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property. The tenant name represents the commonly-used tenant name and does not necessarily represent the legal name of the entity that is party to the lease agreement.

(2)	Represents the number of renewal options and the term of each option.

(3)	Effective annual base rent and effective annual base rent per square foot include adjustments for rent concessions or abatements, if any. In general, we intend for our properties to be subject to long-term triple- or double-net leases that require the tenants to pay substantially all operating expenses in addition to base rent.

(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.

(5)	Lease continues for 50 years following the end of the non-cancelable portion of the lease term, provided that the tenant has the right to terminate the lease as of the last day of any month during such 50-year period upon 12-months prior notice.

(6)	Subject to a ground lease.

(7)	Percentage of total rentable square feet and effective annual base rent per square foot calculated based on square feet of a building that is on land subject to a ground lease.

(8)	The annual base rent under the master lease increases annually by 1.5% of the then-current annual base rent for the first five years of the lease term and then the annual base rent under the master lease increases every five years by 7.5% of the then-current annual base rent. The annual base rent excludes the amount of annual base rent related to the one property that has not been acquired yet.

(9)	The annual base rent under the lease increases every five years by 5% of the then-current annual base rent.

(10)	The annual base rent under the lease increases every five years by approximately 4% of the then-current annual base rent.

(11)	The annual base rent under the lease increases after five years by 10% of the then-current annual base rent.

(12)	The annual base rent under the lease increases every three years by the percentage increase in the Consumer Price Index over the preceding three-year period.

(13)	The annual base rent under the lease increases after three years and eight years by approximately $0.02 per square foot of the then-current annual base rent.

(14)	The annual base rent under the lease increases after ten years by 3% of the then-current annual base rent.

(15)	The annual base rent under the lease increases after five years by 8% of the then-current annual base rent.

(16)	This property is 100% leased.

(17)	Renewal option for two additional successive terms, the first being for five years and the second being for four years and six months.

Tenant Lease Expirations

The following table sets forth the aggregate lease expirations for each of our properties acquired as of April 11, 2016 for each of the next 10 years and thereafter, assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight line basis, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2016	4	19,300	$327,809	1%
2017	12	42,970	709,213	2%
2018	12	41,412	750,391	2%
2019	11	64,579	949,871	3%
2020	16	83,009	1,202,853	3%
2021	9	124,129	1,081,244	3%
2022	6	105,963	1,173,643	3%
2023	6	61,060	755,860	2%
2024	21	301,369	3,662,181	10%
2025	17	355,504	4,060,184	11%
Thereafter	89	1,312,989	21,390,366	60%

	203	2,512,284	$36,063,615	100%

Depreciable Tax Basis

For federal income tax purposes, the aggregate depreciable basis in the 116 properties described in this prospectus is approximately $411.4 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method, mid-month convention for 40-year property and a straight-line method, half-year convention for all other property. Except as noted below, we currently have no additional plans for any significant renovations, improvements or development of the properties described in this prospectus that would be an additional cost to us and we believe the properties described in this prospectus are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire. The preliminary depreciable basis in these properties is estimated, as of April 11, 2016, as follows:

Property	Depreciable Tax Basis
Dollar General – Moundridge, KS	$769,167
Advance Auto – Fairmont, NC	1,027,016
Dollar General – Logansport, IN	922,954
Tractor Supply – Midland, NC	2,584,364
Academy Sports – Cartersville, GA	8,648,704
Walgreens – Kilgore, TX	5,136,816
CVS – Riverton, NJ	5,009,920
Stop & Shop – North Kingstown, RI	2,165,944
Walgreens – Edmond, OK	3,824,921
Family Dollar – Salina, UT	1,153,601
Family Dollar – Morgan, UT	1,050,600
Dollar General – Wakarusa, IN	1,109,474
Dollar General – Wolcottville, IN	981,886
Dollar General – Elmwood, IL	882,818
Mattress Firm – Raleigh, NC	1,614,774
Family Dollar – Roswell, NM	1,033,599
Dollar General – Pipestone, MN	978,711
Kroger – Bay City, MI	5,384,926

Property	Depreciable Tax Basis
Houma Crossing – Houma, LA	$20,311,600	(1)
Dollar General – Junction City, OH	816,996
Walgreens – Delavan, WI	3,765,202
Walgreens – Whiteville, NC	4,007,581
Walgreens – Salisbury, NC	3,847,277
Walgreens – Kokomo, IN	3,206,065
Walgreens – Richmond, IN	4,488,491
Walgreens – Baton Rouge, LA	4,571,208
Walgreens – Sulphur, LA	3,589,510
Walgreens – Houma, LA	4,096,069
Walgreens – Lubbock, TX	4,164,433
Walgreens – San Antonio, TX	7,553,488
Dollar General – Huntington, WV	1,168,603
United Oil Portfolio – Various	43,405,984
Burger King – Yukon, OK	1,002,773
Winn-Dixie – Amite, LA	2,556,409
Raising Cane's – Murphy, TX	2,386,304
Fresh Thyme – Lafayette, IN	5,629,256
Bass Pro Shops – Portage, IN	5,710,320
Brynwood Square – Rockford, IL	10,456,003	(2)
Blankenbaker Plaza – Louisville, KY	13,697,340
Dollar General – Clarion, IA	899,370
Dollar General – Braham, MN	890,194
Dollar General – Selma, AL	998,327
Lawton Marketplace – Lawton, OK	27,768,800
Dollar General – Virden, IL	1,072,002
Dollar General – Willard, MO	1,028,029
Dollar General – Collinsville, AL	955,384
Dollar General – Oneonta, AL	911,125
Dollar General – Shorter, AL	976,596
Family Dollar – Tennessee Colony, TX	851,810
O’Reilly Auto Parts – Iron Mountain, MI	1,198,342
The Shoppes at Gary Farms – Bowling Green, KY	15,326,400
Walgreens Portfolio – Various	29,495,571
Family Dollar – Warrenville, SC	1,014,449
Dollar General – Autaugaville, AL	864,496
Dollar General – Semmes, AL	924,355
Dollar General – Dothan, AL	880,988
Dollar General – Lineville, AL	1,178,539
Dollar General – Talladega, AL	823,276
Dollar General – Ridgeley, WV	1,104,632
Dollar General – Charleston, WV	1,228,195
Tractor Supply – Blytheville, AR	2,482,637
Family Dollar – Bearden, AR	707,487
Family Dollar – New Roads, LA	815,861
Dollar General – Glouster, OH	1,203,906
Dollar General – Sissonville, WV	1,066,781
Dollar General – South Charleston, WV	1,213,324
Dollar General – Athens, WV	1,300,450
Buffalo Wild Wings / Shoe Carnival – Salina, KS	2,595,600
Burlington Coat Factory – Bangor, ME	4,018,695
Walgreens – Greenville, OH	3,858,792
Raising Cane’s – Reno, NV	3,086,559
Mattress Firm – Draper, UT	1,966,888
Family Dollar – Hobbs, NM	1,144,964
Mattress Firm – Lake City, FL	1,698,466
The Shops at Abilene – Abilene, TX	21,650,600	(3)

Property	Depreciable Tax Basis
Family Dollar – San Antonio (Braun), TX	$1,109,754
Family Dollar – Talladega, AL	1,043,798
Aaron’s – Arkadelphia, AR	746,019
Village at Chapel Hill – Douglasville, GA	12,277,600
Vitamin Shoppe – Taylor, MI	1,148,958
Family Dollar – Walthourville, GA	1,160,378
Family Dollar – Cabot, AR	1,200,309
Family Dollar – Valley, AL	1,007,489
Family Dollar – Lewiston, ME	1,188,446
Family Dollar – San Antonio (Eisenhauer), TX	1,261,679
Dollar General – Selma (Jones), AL	822,576
Family Dollar – Columbus (Oakland Park), OH	1,270,492
Dollar General – Huntington, WV	1,188,061
O’Reilly Auto Parts – Bennettsville, SC	1,165,202
Muncie Marketplace – Muncie, IN	12,854,400
Dollar General – Bluefield, WV	1,134,470
Dollar General – Charleston, WV	1,104,669
West Marine – Chicago, IL	10,400,112
Advance Auto – Hampton, VA	1,113,821
Aspen Dental – Rogers, AR	1,519,946
O’Reilly Auto Parts – Flowood, MS	1,361,626
Advance Auto – Stratford, CT	2,260,028
Kohl’s – Eagan, MN	7,561,024
Lowe’s – Hermitage, PA	11,571,291

$411,385,145

(1)	Capital improvements and renovations are estimated to be $1.7 million over the ten-year period subsequent to the acquisition date. We expect to pay for these improvements and renovations with future net cash flows provided by operations and/or available borrowings.

(2)	Capital improvements and renovations are estimated to be $1.2 million over the ten-year period subsequent to the acquisition date. We expect to pay for these improvements and renovations with future net cash flows provided by operations and/or available borrowings.

(3)	Capital improvements and renovations are estimated to be $2.3 million over the ten-year period subsequent to the acquisition date. We expect to pay for these improvements and renovations with future net cash flows provided by operations and/or available borrowings.

Debt

Credit Facility

On April 25, 2014, our operating partnership entered into a secured revolving credit facility providing for up to $50 million of borrowings pursuant to a credit agreement (the Credit Agreement) with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (JPMorgan Chase) as administrative agent, swing line lender, letter of credit issuer, syndication agent and documentation agent, and other lending institutions that may become parties to the Credit Agreement. On October 17, 2014, our operating partnership entered into a modification and lender joinder agreement to the Credit Agreement with JPMorgan Chase, as administrative agent, and Bank of America, N.A. and Capital One, N.A., as new lenders, in order to increase the maximum principal amount of the credit facility to $300 million in revolving loans, swing line loans and letters of credit (the Credit Facility).

On July 22, 2015, our operating partnership entered into a modification agreement to the Credit Agreement (the Modified Credit Agreement), which reduced the maximum amount of revolving loans (the Revolving Loans) under the Credit Facility (together with any swing line loans and letters of credit) from $300 million to $180 million, and added a term loan (the Term Loan) in the amount of $120 million for a total capacity of $300 million (the Amended Credit Facility). The Revolving Loans (together with any letters of credit and swing line loans) mature on April 25, 2017; however, we may elect to extend the maturity dates of such loans to April 25, 2019, subject to satisfying certain conditions described in the Modified Credit Agreement. The Term Loan matures on April 25, 2019. In connection with the Modified Credit Agreement, we executed an interest rate swap agreement associated with the $120 million Term Loan, which will have the effect of fixing the variable interest rate per annum at the London Interbank Offered Rate (LIBOR) of 1.57%, plus the applicable spread, effective December 31, 2015 through the maturity date of the loan.

The Amended Credit Facility allows our operating partnership to borrow up to $180 million in Revolving Loans, swing line loans and letters of credit with the maximum aggregate amount outstanding not to exceed the borrowing base (the Borrowing Base), calculated as 65% of the aggregate value allocated to each qualified property comprising eligible collateral (the Qualified Properties) until April 25, 2016 and 60% of the Qualified Properties during the period from and after April 26, 2016, less certain unsecured debt. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Amended Credit Facility may be increased up to a maximum of $750 million. Additionally, subject to meeting certain conditions described in the Credit Agreement, including obtaining Qualified Properties with an aggregate value of $1 billion, the secured Amended Credit Facility may be converted to an unsecured credit facility, at which time certain terms and conditions, including interest rates, will be adjusted as described in the Credit Agreement. Up to 15% of the aggregate Revolving Loan commitments may be used for issuing letters of credit and up to 10% of the aggregate Revolving Loan commitments, not to exceed $50 million, may be used for short-term (10 days or less in any calendar month) advances.

The Revolving Loans will bear interest at rates depending upon the type of loan specified by our operating partnership. For a Eurodollar rate loan as defined in the Credit Agreement, the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by our operating partnership, multiplied by the statutory reserve rate (as defined in the Modified Credit Agreement) (the Statutory Reserve Rate), plus the applicable rate (the Eurodollar Applicable Rate). Until we convert the Amended Credit Facility to an unsecured facility, the Eurodollar Applicable Rate is 2.45%. After we convert the Amended Credit Facility to an unsecured facility, the Eurodollar Applicable Rate is based upon the overall leverage ratio (the Leverage Ratio), generally defined in the Modified Credit Agreement as our total consolidated outstanding indebtedness divided by our total asset value (as defined in the Modified Credit Agreement), and ranges from 1.90% at a Leverage Ratio of 50% or less to 2.45% at a Leverage Ratio greater than 60%. For base rate committed loans, the interest rate will be a per annum amount equal to the greater of: (1) JPMorgan Chase’s Prime Rate; (2) the federal funds effective rate (as defined in the Credit Agreement) plus 0.50%; or (3) one-month LIBOR multiplied by the Statutory Reserve Rate plus 1% plus the applicable rate (the Base Rate Applicable Rate). Until we convert the Amended Credit Facility to an unsecured facility, the Base Rate Applicable Rate is 1.45%. After we convert the Amended Credit Facility to an unsecured facility, the Base Rate Applicable Rate is based upon the Leverage Ratio, and ranges from 0.90% at a Leverage Ratio of 50% or less to 1.45% at a Leverage Ratio greater than 60%. Upon request of the required lenders (as defined in the Modified Credit Agreement), while any event of default exists, the loans and other obligations under the Amended Credit Facility will bear interest payable at the default rate (the Default Rate), which is generally defined in the Modified Credit Agreement as for loans and letter of credit fees, an interest rate equal to 2% per annum above the interest rate or letter of credit fee, as applicable, that would otherwise be applicable at that time, and for all other obligations, an interest rate equal to 2% per annum above the interest rate payable on base rate committed loans. If any principal of any loan (or upon the request of the required lenders, any other amount) is not paid when due, such unpaid amount will bear interest at the Default Rate. In addition, the Modified Credit Agreement contains certain customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage, leverage ratio and dividend payout requirements. Effective July 15, 2015, our operating partnership entered into a modification agreement to the Modified Credit Agreement to amend certain immaterial non-financial covenants.

Our operating partnership paid certain fees under the Modified Credit Agreement, including up-front fees. Our operating partnership will also pay an annual administrative agent fee, as well as an annualized fee for any unused portion of the Amended Credit Facility (the Unused Fee). The Unused Fee is equal to the daily undrawnamount multiplied by a per annum percentage for such day (as determined for a 360-day year) equal to 0.30%. Our operating partnership also must pay certain fees upon the issuance of each letter of credit under the Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit issued under the Amended Credit Facility.

Our operating partnership has the right to prepay the outstanding amounts under the Amended Credit Facility, in whole or in part, without premium or penalty, provided that: (1) prior written notice is received by the administrative agent; (2) any prepayment of Eurodollar rate loans shall be in a principal amount of $5 million or a whole multiple of $1 million in excess thereof; and (3) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

As of April 11, 2016, the amount outstanding under the Amended Credit Facility was $199.5 million.

Series C Loan

On March 18, 2014, our operating partnership entered into a $10 million subordinated revolving line of credit with Series C, LLC, an affiliate of our advisor. On September 24, 2014, our operating partnership entered into a modification agreement in order to increase the maximum principal amount of the subordinated revolving line of credit to $60 million. On September 26, 2014, Series C, LLC assigned the subordinated revolving line of credit to VEREIT TRS Corp., an affiliate of our advisor. On November 11, 2014, our operating partnership entered into a second modification agreement to the subordinated revolving line of credit (the Amended Series C Loan), in order to extend the maturity date to March 17, 2016. The Amended Series C Loan bore interest at a rate per annum equal to the one-month LIBOR plus 2.20% with accrued interest payable monthly in arrears and principal due upon maturity on March 17, 2016. The Amended Series C Loan was approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties under the same circumstances. On March 17, 2016, we repaid all amounts outstanding under the Amended Series C Loan and terminated the loan.

Walgreens Loan

In connection with certain property acquisitions described above, on September 26, 2014, our operating partnership, through certain of its wholly-owned subsidiaries, assumed two mortgage loan agreements each with Capmark Bank, a Utah Industrial Bank (the Lender), in the aggregate principal amount of approximately $42.8 million (collectively, the Walgreens Loan). The Walgreens Loan is collateralized by 10 single-tenant commercial properties, which we purchased for an aggregate collective purchase price of approximately $52.5 million, exclusive of closing costs. The Walgreens Loan bears interest at a fixed rate of 5.66% per annum with interest payments due monthly. The principal amount will be due April 1, 2017, the maturity date. We generally do not have the right to prepay the Walgreens Loan, in whole or in part, prior to February 1, 2017. There is no prepayment penalty due if we elect to prepay the Walgreens Loan in whole on or after February 1, 2017. The Walgreens Loan is non-recourse to us and our subsidiaries, but we are each liable for customary non-recourse carve-outs. The Walgreens Loan contains customary financial, affirmative and negative covenants and other customary events of default. Upon the occurrence of an event of default, interest on the Walgreens Loan will accrue at an annual default interest rate equal to the lesser of 10.66% per annum or the highest rate permitted by the applicable law governing the Walgreens Loan and any outstanding principal and interest would be payable on the demand of the Lender.

Ladder Loan

In connection with our acquisition of the Walgreens Portfolio described above, on November 26, 2014, our operating partnership, through certain of its wholly-owned subsidiaries, entered into a mortgage loan agreement with Ladder Capital Finance LLC (the Walgreens Lender), in the aggregate principal amount of $25 million (the Ladder Loan). The Ladder Loan is collateralized by the six single-tenant commercial properties comprising the

Walgreens Portfolio, which we purchased for an aggregate collective purchase price of approximately $35.8 million, exclusive of closing costs. The Ladder Loan bears interest at a fixed rate of 4.45% per annum with interest payments due monthly. The principal amount will be due December 6, 2024, the maturity date. We generally do not have the right to prepay the Ladder Loan, in whole or in part, prior to October 6, 2024. There is no prepayment penalty due if we elect to prepay the Ladder Loan in whole on or after October 6, 2024. The Ladder Loan is non-recourse to us and our subsidiaries, but we are each liable for customary non-recourse carve-outs. The Ladder Loan contains customary financial, affirmative and negative covenants and other customary events of default. Upon the occurrence of an event of default, interest on the Ladder Loan will accrue at an annual default interest rate equal to the lesser of 9.45% per annum or the highest rate permitted by the applicable law governing the Ladder Loan and any outstanding principal and interest would be payable on the demand of the Walgreens Lender.

Dilution of the Net Tangible Book Value of Our Shares

Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments, while historically real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share or per share NAV. It is not intended to reflect the estimated value of our assets upon the sale of our company, an orderly liquidation of our portfolio or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, after we begin acquiring real estate assets, net tangible book value will reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees and expenses paid in connection with our public offering, including selling commissions and dealer manager fees, (3) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (4) the funding of distributions from sources other than cash flow from operations, if any. Accordingly, investors in this offering may experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price. As of December 31, 2015, our net tangible book value per share was $18.89. The offering price for our common stock was $25.00 per share in our primary offering as of December 31, 2015 (ignoring purchase price discounts for certain categories of purchasers). Accordingly, investors in this offering will experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate after we break escrow, but before the end of the offering period.

SELECTED FINANCIAL DATA

The following data should be read in conjunction with our audited consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, incorporated by reference into this prospectus.

The selected financial data presented below has been derived from our audited consolidated financial statements as of and for the years ended December 31, 2015 and 2014 and as of December 31, 2013 and for the period from December 12, 2012 (Date of Inception) to December 31, 2013. As we did not commence principal operations until March 18, 2014, we had limited activity as of and during the period from December 12, 2012 (Date of Inception) to December 31, 2013 (dollars in thousands, except share and per share data).

	As of and for the Year Ended December 31, 2015	As of and for the Year Ended December 31, 2014	December 12, 2012 (Date of Inception) to December 31, 2013
Balance Sheet Data:
Total real estate investments, net	$460,368	$386,329	$—
Cash and cash equivalents	$10,110	$6,907	$200
Total assets	$475,153	$396,738	$200
Credit facility and notes payable, net	$268,463	$226,972	$—
Intangible lease liabilities, net	$4,249	$3,823	$—
Total liabilities	$299,593	$257,119	$—
Stockholders’ equity	$168,283	$138,321	$200

Operating Data:
Total revenue	$35,616	$6,080	$—
Total operating expenses	$27,295	$16,569	$—
Operating income (loss)	$8,321	$(10,489)	$—
Net loss	$(2,075)	$(12,117)	$—

Cash Flow Data:
Net cash provided by (used in) operating activities	$9,849	$(7,066)	$—
Net cash used in investing activities	$(88,104)	$(339,830)	$—
Net cash provided by financing activities	$81,458	$353,603	$200

Per Common Share Data:
Net loss — basic and diluted	$(0.26)	$(5.27)	$—
Distributions declared per common share	$1.58	$1.58	$—
Weighted average shares outstanding — basic and diluted	7,958,164	2,298,800	8,000

PRIOR PERFORMANCE SUMMARY

Investment Programs

The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the public real estate programs managed over the last ten years by our sponsor, Cole Capital, including certain officers and directors of our advisor. The performance of the public programs previously sponsored by Cole Capital is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in other public real estate programs sponsored by Cole Capital.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Capital. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The Prior Performance Tables set forth information as of the dates indicated regarding the programs subject to public reporting requirements, including (1) experience in raising and investing funds (Table I); (2) annual operating results of real estate programs (Table III); (3) results of completed programs (Table IV); and (4) results of sales or disposals of properties (Table V). The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like public programs. The following discussion is intended to summarize briefly the objectives and performance of the public real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2015, all of the public real estate programs had investment objectives similar to those of this program.

Summary Information

Cole Capital is currently sponsoring or sponsored eight publicly offered REITs, CCPT, CCPT II, Cole, CCIT, CCIT II, Cole Income NAV Strategy, CCPT IV, and CCPT V, during the period from January 1, 2006 to December 31, 2015. As of December 31, 2015, each of the other publicly offered REITs had similar investment objectives to our program. As of December 31, 2015, these programs had raised a total of $13.4 billion from approximately 259,000 investors. For more detailed information about the experience of our sponsor in raising and investing funds and compensation paid to the sponsor of CCPT II, Cole, CCIT and CCPT IV, see Tables I and IV of the Prior Performance Tables.

During the period from January 1, 2006 to December 31, 2015, the public real estate programs purchased 3,038 properties located in 49 states and the U.S. Virgin Islands for an aggregate purchase price of $20 billion. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	1,616	46.7%
Midwest	830	22.7%
West	394	19.7%
Northeast	197	10.9%
U.S. Virgin Islands	1	—%

	3,038	100.0%

Based on the aggregate purchase price of the 3,038 properties, approximately 53.2% were single-tenant retail properties, approximately 23.7% were multi-tenant retail properties and approximately 23.1% were office and/or industrial properties.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the public real estate programs sponsored by Cole Capital as of December 31, 2015:

Type of Property	New	Used	Construction
Retail/Commercial	16.2%	83.8%	—%
Office/Industrial	27.9%	72.1%	—%
Land	—%	1.8%	98.2%

As of December 31, 2015, four of the public programs had sold 61 properties for net proceeds of $764.2 million, and one of the public programs had sold land parcels of two properties (but retained ownership of the remainder of these properties) as of December 31, 2015 for net proceeds of $2.8 million.

Public Programs

Cole Credit Property Trust, Inc. (CCPT I)

On April 6, 2004, CCPT I commenced a private placement of shares of its common stock for $10.00 per share, subject to certain volume and other discounts. CCPT I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. On March 17, 2014, CCPT I entered into an agreement and plan of merger (the CCPT Merger Agreement), among CCPT I, VEREIT and Desert Acquisition, Inc., a Delaware corporation and direct wholly-owned subsidiary of VEREIT (Desert Merger Sub), pursuant to which, among other things, Desert Merger Sub commenced a cash tender offer (the Offer) to purchase all of CCPT I’s outstanding shares of common stock. On May 19, 2014, the merger contemplated by the CCPT Merger Agreement was completed and CCPT I merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a wholly-owned subsidiary of VEREIT. As of May 18, 2014, the day prior to the merger, CCPT I had raised approximately $100.3 million from approximately 1,500 investors, and owned 39 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $164.4 million.

Cole Credit Property Trust II, Inc. (CCPT II)

On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continued to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan through December 6, 2012. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit, a publicly listed REIT. The agreement and plan of merger provided for the merger of Spirit with and into CCPT II, with CCPT II continuing as the surviving corporation under the name Spirit Realty Capital, Inc. On July 17, 2013, the merger and the other transactions contemplated by the agreement and plan of merger were completed. As of July 16, 2013, the day prior to the merger, CCPT II had raised approximately $2.3 billion from approximately 41,000 investors and owned 724 single-tenant retail properties and 23 multi-tenant retail properties in 45 states and the U.S. Virgin Islands, or a total of 747 properties, with an aggregate acquisition cost of approximately $3.3 billion.

Cole Real Estate Investments, Inc. (Cole)

On October 1, 2008, Cole commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. Cole terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, Cole sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, and for $9.50 per share pursuant to its distribution reinvestment plan. Cole ceased issuing shares in its follow-on offering on April 27, 2012, although it continued to offer and sell shares pursuant to its distribution reinvestment plan. On April 5, 2013, Cole completed a transaction whereby Cole Holdings merged with and into CREInvestments, LLC (CREI), a wholly-owned subsidiary of Cole (the Cole Holdings Merger). Cole changed its name from Cole Credit Property Trust III, Inc. to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange (NYSE) on June 20, 2013. On October 22, 2013, Cole entered into an agreement and plan of merger with VEREIT (the VEREIT Merger Agreement). The VEREIT Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the VEREIT Merger as a wholly-owned subsidiary of VEREIT. On February 7, 2014, the VEREIT Merger and the other transactions contemplated by the VEREIT Merger Agreement were completed. As of June 19, 2013, the date prior to the listing, Cole had raised approximately $5.0 billion from approximately 101,000 investors and owned 931 single-tenant retail properties, 73 multi-tenant retail properties, nine office and/or industrial properties and one land parcel in 48 states, or a total of 1,014 properties which includes four consolidated joint ventures, with an aggregate acquisition cost of approximately $7.5 billion. In addition, through seven unconsolidated joint venture arrangements as of June 19, 2013, Cole had interests in 12 properties comprising 2.3 million gross rentable square feet of commercial space.

Cole Corporate Income Trust, Inc. (CCIT)

On February 10, 2011, CCIT commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCIT ceased issuing shares in its primary offering on November 21, 2013, although it continued to offer and sell shares of its common stock to existing CCIT stockholders pursuant to its distribution reinvestment plan through September 30, 2014. On August 30, 2014, CCIT entered into the CCIT Merger Agreement with SIR and SIR Merger Sub. The CCIT Merger Agreement provided that, subject to satisfaction or waiver of certain conditions, CCIT would be merged with and into SIR Merger Sub, with SIR Merger Sub surviving as a wholly-owned subsidiary of SIR. On January 29, 2015, CCIT merged with and into SIR Merger Sub. As of January 28, 2015, the day prior to the merger, CCIT had raised approximately $2.0 billion from approximately 38,000 investors and owned 87 office and/or industrial properties in 30 states with an aggregate acquisition cost of approximately $2.7 billion, which included one consolidated joint venture.

Cole Credit Property Trust IV, Inc. (CCPT IV)

On January 26, 2012, CCPT IV commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. As of December 31, 2015, CCPT IV had raised approximately $3.2 billion from approximately 60,700 investors and owned 768 single-tenant retail properties, 89 multi-tenant retail properties, 14 office and/or industrial properties, or a total of 871 properties, excluding a property owned through an unconsolidated joint venture agreement, in 45 states with an aggregate acquisition cost of approximately $4.6 billion.

Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)

On December 6, 2011, Cole Income NAV Strategy commenced an initial public offering of up to $4.0 billion in shares of its common stock at an initial offering price of $15.00 per share. The conditions of the escrow agreement were satisfied on December 7, 2011, and thereafter, the per share purchase price of Cole Income NAV Strategy’s common stock varied from day-to-day and, on any given business day, is equal to its NAV divided by the number of shares of its common stock outstanding as of the end of business on such day. The purchase price for shares under Cole Income NAV Strategy’s distribution reinvestment plan is equal to the NAV per share on the date that the distribution is payable, after giving effect to the distribution. As of December 31, 2015, Cole Income NAV Strategy had raised approximately $199.9 million from approximately 3,100 investors and owned

57 single-tenant retail properties, 13 office and/or industrial properties and seven multi-tenant retail properties, or a total of 77 properties, in 29 states with an aggregate acquisition cost of approximately $266.4 million.

Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)

On September 17, 2013, CCIT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. On January 13, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCIT II commenced principal operations. As of December 31, 2015, CCIT II had raised approximately $416.7 million from approximately 8,800 investors and owned 30 office and/or industrial properties in 17 states, with an aggregate acquisition cost of approximately $887.9 million.

Cole Credit Property Trust V, Inc. (CCPT V)

On March 17, 2014, CCPT V commenced an initial public offering of shares of its common stock for $25.00 per share, subject to certain volume and other discounts, in a primary offering, and for $23.75 per share pursuant to a distribution reinvestment plan. On March 18, 2014, the conditions of the escrow agreement were satisfied, and thereafter CCPT V commenced principal operations. As of December 31, 2015, CCPT V had raised approximately $231.6 million from approximately 4,900 investors and owned 102 single-tenant retail properties, nine multi-tenant retail properties and one office property in 28 states, or a total of 112 properties, with an aggregate acquisition cost of approximately $471.6 million.

Any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by CCPT I, CCPT II, Cole, CCPT IV, CCIT, CCIT II and Cole Income NAV Strategy at www.colecapital.com or www.sec.gov. For a reasonable fee, we will provide copies of any exhibits to such Form 10-K.

Liquidity Track Record

Prior Public Programs

Of the eight public programs sponsored by Cole Capital discussed above, four programs, CCPT I, CCPT II, Cole and CCIT have completed liquidity events.

Cole Credit Property Trust, Inc. (CCPT I)

As noted above, on May 19, 2014, the merger of CCPT I with VEREIT and Desert Merger Sub was completed. Pursuant to the CCPT Merger Agreement, VEREIT commenced the Offer to purchase all of the outstanding shares of common stock of CCPT I (other than shares held by VEREIT, any of its subsidiaries or any wholly-owned subsidiaries of CCPT I) at a price of $7.25 per share (the Offer Price). As of the expiration of the Offer, a total of 7,735,069 shares of CCPT I common stock were validly tendered and not withdrawn, representing approximately 77% of the shares of CCPT I common stock outstanding. Immediately following the Offer, VEREIT exercised its option (the Top-Up Option), granted pursuant to the CCPT Merger Agreement, to purchase, at a price per share equal to the Offer Price, 13,457,874 newly issued shares of CCPT I common stock (collectively, the Top-Up Shares). The Top-Up Shares, taken together with the shares of CCPT I common stock owned, directly or indirectly, by VEREIT and its subsidiaries immediately following the acceptance for payment and payment for the shares of CCPT I common stock that were validly tendered in the Offer, constituted one share more than 90% of the outstanding shares of CCPT I common stock (after giving effect to the issuance of all shares subject to the Top-Up Option), the applicable threshold required to effect a short-form merger under applicable Maryland law without stockholder approval. Following the consummation of the Offer and the exercise of the Top-Up Option, in accordance with the CCPT Merger Agreement, VEREIT completed its acquisition of CCPT I by effecting a short-form merger under Maryland law, pursuant to which CCPT I was merged with and into Desert Merger Sub, with Desert Merger Sub surviving as a direct wholly-owned subsidiary of VEREIT.

Cole Credit Property Trust II, Inc. (CCPT II)

As noted above, on July 17, 2013, the merger of CCPT II with Spirit was completed. Pursuant to the agreement and plan of merger, each Spirit stockholder received 1.9048 shares of CCPT II common stock for each share of Spirit common stock held immediately prior to the effective time of the merger (which equated to an inverse exchange ratio of 0.525 shares of Spirit common stock for one share of CCPT II common stock). The shares of the combined company’s common stock closed trading on July 17, 2013 at $9.27 per share on the NYSE under the symbol “SRC”.

Cole Real Estate Investments, Inc. (Cole)

As noted above, on April 5, 2013, Cole completed a transaction whereby Cole Holdings merged with and into CREI, a wholly-owned subsidiary of Cole. Cole changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the NYSE on June 20, 2013 at an initial price of $11.50 per share. In connection with the Cole Holdings Merger, the sole stockholder of Cole Holdings and certain of Cole Holdings’ executive officers (collectively, the Holdings Executives) received a total of $21.9 million in cash, which included $1.9 million paid related to an excess working capital adjustment, and approximately 10,700,000 newly-issued shares of common stock of Cole, inclusive of approximately 661,000 shares that were withheld to satisfy applicable tax withholdings (jointly, the Upfront Stock Consideration). In addition, as a result of the listing of Cole’s common stock on the NYSE, an aggregate of approximately 2,100,000 newly-issued shares of common stock of Cole, inclusive of approximately 135,000 shares that were withheld to satisfy applicable tax withholdings (jointly, the Listing Consideration) were issued to the Holdings Executives. In accordance with the merger agreement and as further discussed below, approximately 4,300,000 shares of the Upfront Stock Consideration and the Listing Consideration were placed into escrow (the Escrow Shares) and were scheduled to be released on April 5, 2014, subject to meeting certain requirements. The Upfront Stock Consideration and the Listing Consideration were subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date.

Pursuant to the merger agreement and certain preexisting transaction bonus entitlements, additional shares of Cole’s common stock were potentially payable in 2017 by Cole to the Holdings Executives as an “earn-out” contingent upon the acquired business’ demonstrated financial success during the years ending December 31, 2015 and 2016 (the Earnout Consideration). The Earnout Consideration was subject to a lockup until December 31, 2017. Additionally, the Holdings Executives were potentially entitled to additional shares of Cole’s common stock (the Incentive Consideration) based on the terms of Cole’s advisory agreement with CCPT III Advisors, which was a wholly-owned subsidiary of Cole Holdings, in effect prior to the Cole Holdings Merger. However, the sole stockholder of Cole Holdings agreed as part of the Cole Holdings Merger to reduce the amount that would have been payable as Incentive Consideration by 25%. The Incentive Consideration was based on 11.25% (reduced from 15% in Cole’s advisory agreement) of the amount by which the market value of Cole’s common stock raised in Cole’s initial offering, follow-on offering and distribution reinvestment plan offering (the Capital Raised) plus all distributions paid on such shares through the Incentive Consideration Test Period (as defined below) exceeded the amount of Capital Raised and the amount of distributions necessary to generate an 8% cumulative, non-compounded annual return to investors. The market value of the Capital Raised was based on the average closing price over a period of 30 consecutive trading days (the Incentive Consideration Test Period) beginning 180 days after June 20, 2013, the date Cole’s shares of common stock were listed on the NYSE.

On October 22, 2013, Cole entered into the VEREIT Merger Agreement. The VEREIT Merger Agreement provided for the merger of Cole with and into Merger Sub, with Merger Sub surviving the VEREIT Merger as a wholly-owned subsidiary of VEREIT. On February 7, 2014, the VEREIT Merger and the other transactions contemplated by the VEREIT Merger Agreement were completed.

In connection with the execution of the VEREIT Merger Agreement, the Holdings Executives entered into letter agreements with VEREIT (together, the Letter Agreements), pursuant to which, among other arrangements, such persons would receive the Incentive Consideration from Cole in the form of shares of Cole common stock in the event the VEREIT Merger was not consummated before the end of the Incentive Consideration Test Period. The Incentive Consideration Test Period ended January 30, 2014 and, in accordance with the terms of the merger agreement for the Cole Holdings Merger and the Letter Agreements, on January 31, 2014 Cole issued a total of 15,744,370 shares of Cole common stock to the Holdings Executives (before applicable tax withholding).

The Letter Agreements also provided that the shares of VEREIT common stock issued to the Holdings Executives in connection with the VEREIT Merger would generally be subject to a three-year lock-up with approximately one-third of the shares released each year following the merger date of the Cole Holdings Merger. The shares of VEREIT common stock issued to the Holdings Executives that were attributable to the Contingent Consideration under the Cole Holdings Merger Agreement are released from their lock-up (which generally prohibits transfer of such shares until December 31, 2017) on a quarterly basis on the last day of each calendar quarter, beginning with the first full calendar quarter following the consummation of the VEREIT Merger through December 31, 2017.

The Letter Agreements also provided for the conversion of the Escrow Shares into shares of VEREIT common stock or cash, depending on the applicable Holdings Executive’s election under the terms of the VEREIT Merger Agreement.

Cole Corporate Income Trust, Inc. (CCIT)

As noted above, on January 29, 2015, CCIT merged with and into SIR Merger Sub. Pursuant to the CCIT Merger Agreement, each share of CCIT common stock (CCIT Common Stock) issued and outstanding was converted into the right to receive either (1) $10.50 in cash (the Cash Consideration); or (2) 0.360 of a common share of beneficial interest, par value $0.01, of SIR (SIR Common Shares) (the Share Consideration). The Cash Consideration and the Share Consideration were allocated in accordance with the CCIT Merger Agreement so that the aggregate number of shares of CCIT Common Stock converted into the right to receive the Cash Consideration did not exceed 60% of the shares of CCIT common stock issued and outstanding immediately prior to the effective time of the merger. No fractional SIR Common Shares were issued in the merger, and cash was paid in lieu thereof. The shares of the combined company’s common stock closed trading on January 29, 2015 at $25.20 per share on the NYSE under the symbol “SIR”.

Current Public Programs

Cole Credit Property Trust IV, Inc. (CCPT IV)

CCPT IV has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders. CCPT IV ceased issuing shares in its primary offering on April 4, 2014, although it continues to sell shares of its common stock pursuant to its distribution reinvestment plan. The timing and method of any liquidity event for CCPT IV was undetermined as of April 11, 2016.

Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)

Cole Income NAV Strategy is structured as a perpetual-life, non-exchange traded REIT, which means that, subject to regulatory approval of registrations for additional future offerings, it will be selling shares of its common stock on a continuous basis and for an indefinite period of time.

Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)

CCIT II has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders. The timing and method of any liquidity event for CCIT II was undetermined as of April 11, 2016.

Cole Credit Property Trust V, Inc. (CCPT V)

CCPT V has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method determined by its independent directors to be in the best interests of its stockholders. The timing and method of any liquidity event for CCPT V was undetermined as of April 11, 2016.

Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the programs. The following discussion presents a summary of certain business developments or conditions experienced by Cole Capital’s programs over the past ten years that may be material to investors in this offering.

Share Valuation

CCPT I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT I would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT I’s shares of common stock. On January 31, 2014, CCPT I announced that its board of directors approved an estimated value of CCPT I’s common stock of $6.55 per share as of December 31, 2013. This was a decrease from the previously reported estimated value of CCPT I’s common stock of $7.75 per share as of December 31, 2012; $7.95 per share as of December 31, 2011; and $7.65 per share as of December 31, 2010 and 2009, announced January 15, 2013, January 13, 2012, January 13, 2011 and February 1, 2010, respectively. On March 17, 2014, CCPT I entered into the CCPT Merger Agreement among CCPT I, VEREIT and Desert Merger Sub pursuant to which, among other things, Desert Merger Sub commenced the Offer to purchase all of the outstanding shares of CCPT I’s common stock at a price of $7.25 per share in cash. The shares of CCPT I’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite CCPT I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and general economic conditions. In addition, in determining the estimated value of CCPT I’s shares of common stock in January 2014, the board of directors of CCPT I considered the potential impact of transaction costs that may be incurred in liquidating CCPT I’s portfolio on the net proceeds to be received by CCPT I stockholders in a liquidity transaction. The board of directors of CCPT I determined that, although transaction costs were not reflected in its previous determinations of CCPT I’s estimated share value, it would be appropriate to reflect the potential impact of such costs in the estimated per share value of CCPT I’s common stock as of December 31, 2013 in light of various factors. From February 2010 through January 2014, the board of directors of CCPT I relied upon information provided by an independent third-party valuation firm and information provided by CCPT I Advisors in determining an estimated value of CCPT I’s shares of common stock.

To assist broker-dealers in complying with FINRA requirements, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $9.45 per share as of January 23, 2013. This was an increase from the previously reported estimated share values of $9.35 per share and $8.05 per share announced on July 27, 2011 and June 22, 2010, respectively. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the initial decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94% as of March 31, 2010. CCPT II’s occupancy rate increased to 96% as of June 30, 2013. In determining an estimated value of CCPT II’s shares of common stock in January 2013, the board of directors of CCPT II primarily considered the exchange ratio agreed to by the parties to the merger with Spirit, described above, as it was the result of arm’s length negotiations that occurred over a period of time leading up to the execution of the agreement and plan of merger between CCPT II and Spirit. In determining an estimated value of CCPT II’s shares of common stock in July 2011 and June 2010, the board of directors of CCPT II relied upon information provided by an independent third-party valuation firm and information provided by CCPT II Advisors.

The board of directors of CCPT IV established an estimated value of CCPT IV’s common stock of $9.70 per share as of August 31, 2015, which represents the most recent estimated share value. The shares of CCPT IV’s common stock were originally sold at a gross offering price of $10.00 per share. This was the first time that the board of directors of CCPT IV had determined an estimated value per share of CCPT IV’s common stock. Going forward, CCPT IV intends to publish an updated estimated value per share on at least an annual basis. In determining an estimated value of CCPT IV’s shares of common stock, the board of directors of CCPT IV relied upon information provided by an independent third-party valuation firm, information provided by CCPT IV Advisors and an estimated share value recommendation made by CCPT IV’s audit committee.

On April 8, 2016, each of the boards of directors of CCIT II and CCPT V established an estimated net asset value per share of their company’s common stock as of February 29, 2016. The board of directors of CCIT II established an estimated value per share of $10.00 and the board of directors of CCPT V established an estimated value per share of $24.00. The shares of CCIT II’s and CCPT V’s common stock were originally sold at a gross primary offering price of $10.00 and $25.00 per share, respectively. This was the first time that the board of directors of each of CCIT II and CCPT V had determined an estimated value per share of the company’s common stock, and each company intends to publish an updated estimated value per share on at least an annual basis going forward. In determining an estimated value of their company’s shares of common stock, each board of directors relied upon information provided by an independent third-party valuation firm, information provided by their external advisor and an estimated share value recommendation made by a valuation committee comprised solely of independent directors.

Distributions and Redemptions

Cole Credit Property Trust, Inc. (CCPT I)

From June 2005 through February 2010, CCPT I paid a 7% annualized distribution rate based upon a purchase price of $10.00 per share. However, beginning in March 2010, CCPT I reduced its annualized distribution rate to 5% based on a purchase price of $10.00 per share, or 7.6% based on the most recent estimated value prior to its merger with VEREIT of $6.55 per share. The principal reasons for the lower distribution rate were the approximately $50 million of fixed rate debt that was to mature by year-end 2010 and the then prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT I to pay down a portion of the principal on a monthly basis over the life of the loan. As of May 18, 2014, the day prior to the merger with VEREIT, CCPT I had paid approximately $55.7 million in cumulative distributions since inception. These distributions were fully funded by net cash provided by operating activities.

Pursuant to CCPT I’s share redemption program, CCPT I could use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings or capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT I’s board of directors determined at the beginning of each fiscal year the maximum amount of shares that CCPT I could redeem during that year. In each of the years from 2007 until its merger with VEREIT, CCPT I’s board of directors determined that there was an insufficient amount of cash available for redemption.

Cole Credit Property Trust II, Inc. (CCPT II)

From October 2005 through February 2006, CCPT II paid a 6% annualized distribution rate based upon a purchase price of $10.00 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2006 through June 2007, CCPT II paid a 6.50% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2007 through June 2009, CCPT II paid a 7% annualized distribution rate based upon a purchase price of $10.00 per share; and from July 2009 through June 30, 2013, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share, or a 6.61% annualized distribution rate based on its then most recent estimate of the value of $9.45 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008 to 95% on September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of June 30, 2013 was 96%.

From inception until June 30, 2013, CCPT II had paid approximately $732.5 million in cumulative distributions. These distributions were funded by net cash provided by operating activities of approximately $652.2 million (89%), net borrowings of approximately $26.7 million (3.6%), net sale proceeds in excess of CCPT II’s investment in marketable securities of approximately $21.5 million (2.9%), principal repayments from mortgage notes receivable and real estate under direct financing leases, including excess amounts from prior years of $15.4 million (2.1%), offering proceeds of approximately $9.9 million (1.4%), net sale proceeds and return of capital in excess of CCPT II’s investment from CCPT II’s interest in joint ventures of approximately $5.9 million (less than 1%) and proceeds from the sale of real estate and condemnations of $909,000 (less than 1%). From inception until the date of the Spirit Merger, CCPT II had expensed approximately $9.9 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT II treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceeded net cash provided by operating activities.

Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. The CCPT II board of directors considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II would redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter would be limited to the net proceeds received from the sale of shares in the respective quarter under CCPT II’s distribution reinvestment plan. On December 6, 2012, CCPT II suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, only those redemption requests received from stockholders during the fourth quarter of 2012 on or before December 6, 2012 and that were determined to be in good order on or before December 12, 2012 were honored in accordance with the terms, conditions and limitations of the share redemption program. CCPT II did not process or accept any requests for redemption received after December 6, 2012. As of June 30, 2013, CCPT II had redeemed approximately 13,000 shares for $121,000 pursuant to redemption requests received on or before December 6, 2012.

Cole Real Estate Investments, Inc. (Cole)

Cole’s board of directors began authorizing distributions in January 2009, after Cole commenced business operations. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, Cole paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. Cole paid a 7.0% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on December 31, 2010. Cole paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing January 1, 2011 through April 4, 2013. The principal reason for the reduction of the distribution rate was to align more closely the distribution rate with Cole’s then-current operating income. On April 5, 2013, Cole’s annualized distribution rate was increased to 7.0% based upon an assumed $10.00 per share purchase price.

From its inception through the date of the listing of its shares on the NYSE, Cole had paid approximately $785.6 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $570.8 million (72.6%), offering proceeds of approximately $173.3 million (22.1%), net borrowings of $32.8 million (4.2%) and distributions received in excess of income from unconsolidated joint ventures of approximately $8.7 million (1.1%). As of June 30, 2013, Cole had expensed approximately $230.3 million in cumulative real estate acquisition expenses, which reduced operating cash flows. Cole treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceeded net cash provided by operating activities.

Cole’s share redemption program provided, in general, that the number of shares Cole may redeem was limited to 5% of the weighted average number of shares outstanding during the trailing 12-month period prior to the end of the fiscal quarter for which redemptions are paid. In addition, the cash available for redemption was limited to the proceeds from the sale of shares pursuant to Cole’s distribution reinvestment plan. On April 12, 2013, Cole announced that its board of directors had voted to suspend Cole’s share redemption program in anticipation of the listing of its shares on the NYSE. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the second quarter of 2013 and determined by Cole to be in good order on or before April 22, 2013 were honored in accordance with the terms, conditions and limitations of the share redemption program. Prior to April 22, 2013, Cole had redeemed in full all valid redemption requests received in good order. A valid redemption request was one that complied with the applicable requirements and guidelines of Cole’s share redemption program. Thereafter, the share redemption program was terminated effective June 20, 2013, the date on which its common stock was listed on the NYSE.

Cole Corporate Income Trust, Inc. (CCIT)

CCIT’s board of directors began authorizing distributions in June 2011, after the company commenced business operations. CCIT paid a 6.50% annualized distribution rate based on a purchase price of $10.00 per share for the period commencing on June 29, 2011 through January 28, 2015. From inception until December 31, 2014, CCIT had paid approximately $181.4 million in cumulative distributions since inception. The distributions were funded by operating activities of approximately $106.7 million (58.8%), offering proceeds of approximately $68.6 million (37.8%) and proceeds from the issuance of debt of approximately $6.1 million (3.4%). From inception until December 31, 2014, CCIT had expensed approximately $68.6 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCIT treated its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses were treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceeded net cash provided by operating activities.

Pursuant to CCIT’s share redemption program, CCIT could redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption was being paid. Additionally, funding for the redemption of shares was limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. On August 20, 2014, CCIT suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the third quarter of 2014 and that were determined to be in good order on or before September 30, 2014 were honored in accordance with the terms, conditions and limitations of the share redemption program. CCIT did not process or accept any requests for redemption received after the third quarter of 2014. As of December 31, 2014, CCIT had redeemed approximately 806,000 shares for $7.9 million pursuant to redemption requests received on or before the suspension of the share redemption program.

Cole Credit Property Trust IV, Inc. (CCPT IV)

CCPT IV’s board of directors began authorizing distributions in April 2012, after CCPT IV commenced business operations. CCPT IV has paid and will pay, for the period commencing April 14, 2012 through June 30, 2016, a 6.25% annualized distribution rate based upon an original offering price of $10.00 per share, and an annualized distribution rate of 6.44% based on the CCPT IV board of directors’ September 27, 2015 estimate of the value of its shares of $9.70 per share as of August 31, 2015, which represents the most recent estimated share value. As of December 31, 2015, CCPT IV had paid approximately $421.3 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $270.8 million (64.3%), offering proceeds of approximately $129.9 million (30.8%) and proceeds from the issuance of notes payable of $20.6 million (4.9%). As of December 31, 2015, CCPT IV had expensed approximately $129.9 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT IV treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition-related expenses reduced net cash provided by operating activities.

Pursuant to CCPT IV’s share redemption program, CCPT IV may redeem up to 5.0% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2015, CCPT IV had redeemed approximately 5,800,000 shares for $55.9 million pursuant to redemption requests received on or before December 31, 2015.

Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy)

Cole Income NAV Strategy’s board of directors began authorizing distributions in December 2011, after Cole Income NAV Strategy commenced business operations. The Cole Income NAV Strategy board of directors authorized the following daily distribution amounts per share for the periods indicated below:

Period Commencing	Period Ending	Daily Distribution Amount
December 8, 2011	December 31, 2011	$0.002260274
January 1, 2012	September 30, 2012	$0.002254099
October 1, 2012	December 31, 2012	$0.002383836
January 1, 2013	September 30, 2013	$0.002429042
October 1, 2013	March 31, 2014	$0.002563727
April 1, 2014	June 30, 2016	$0.002678083

As of December 31, 2015, Cole Income NAV Strategy had paid approximately $15.7 million in cumulative distributions since inception. These distributions were fully funded by net cash provided by operating activities of approximately $15.7 million.

Cole Income NAV Strategy’s share redemption plan provides that, on each business day, stockholders may request that Cole Income NAV Strategy redeem all or any portion of their shares, subject to a minimum redemption amount and certain short-term trading fees. The redemption price per share for each class on any business day will be Cole Income NAV Strategy’s NAV per share for such class for that day, calculated by the independent fund accountant in accordance with Cole Income NAV Strategy’s valuation policies. The share redemption plan includes certain redemption limits, including a quarterly limit and, in some cases, a stockholder-by-stockholder limit. As of December 31, 2015, Cole Income NAV Strategy had redeemed approximately 1,700,000 W shares and 68,000 A shares under the share redemption plan for $30.3 million and $1.2 million, respectively, pursuant to redemption requests received on or before December 31, 2015.

Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II)

CCIT II’s board of directors began authorizing distributions in January 2014, after the company commenced business operations. CCIT II paid a 6.00% annualized distribution rate based on a purchase price of $10.00 per share for the period commencing on January 14, 2014 through March 31, 2014 and has paid and will pay a 6.30% annualized distribution rate based on a purchase price of $10.00 per share for the period commencing on April 1, 2014 through June 30, 2016, or an annualized distribution rate of 6.30% based on the CCIT II board of directors’ April 8, 2016 estimate of the value of its shares of $10.00 per share as of February 29, 2016. As of December 31, 2015, CCIT II had paid approximately $23.9 million in cumulative distributions since inception. The distributions were funded by net cash provided by operating activities of approximately $22.8 million (95.4%), with additional funding of $1.1 million (4.6%) from offering proceeds. As of December 31, 2015, CCIT II had expensed approximately $22.3 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCIT II treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition-related expenses reduced net cash provided by operating activities.

Pursuant to CCIT II’s share redemption program, CCIT II may redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2015, CCIT II had redeemed approximately 195,000 shares for $1.9 million pursuant to redemption requests received on or before December 31, 2015.

Cole Credit Property Trust V, Inc. (CCPT V)

CCPT V’s board of directors began authorizing distributions in March 2014, after the company commenced business operations. CCPT V has paid and will pay a 6.30% annualized distribution rate based on a purchase price of $25.00 per share for the period commencing on March 18, 2014 through June 30, 2016, or an annualized distribution rate of 6.56% based on the CCPT V board of directors’ April 8, 2016 estimate of the value of its shares of $24.00 per share as of February 29, 2016. As of December 31, 2015, CCPT V had paid approximately $14.9 million in cumulative distributions since inception. The distributions were funded by net cash provided by operating activities of approximately $2.8 million (18.8%) and offering proceeds of approximately $12.1 million (81.2%). As of December 31, 2015, CCPT V had expensed approximately $15.0 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT V treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition-related expenses reduced net cash provided by operating activities.

Pursuant to CCPT V’s share redemption program, CCPT V may redeem up to 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid. Additionally, funding for the redemption of shares is limited to the net proceeds received from the sale of shares under the distribution reinvestment plan. As of December 31, 2015, CCPT V had redeemed approximately 37,000 shares under the share redemption program for $895,000 pursuant to redemption requests received on or before December 31, 2015.

Suspension of Selling Agreements

As discussed in the “An inability to restore or enter into selling agreements with key broker-dealers would impact our ability to raise capital in the near term” risk factor included in the “Risk Factors” section of this prospectus, on October 29, 2014, VEREIT announced that, as a result of preliminary findings of an independent investigation being conducted by its audit committee, certain of VEREIT’s financial statements should no longer be relied upon. Subsequently, the dealer manager of the offerings by CCIT II, Cole Income NAV Strategy and

CCPT V was advised by several of the broker-dealers participating in those offerings that they would suspend their selling dealer agreements with the dealer manager, and by certain prospective broker-dealers that, for a period of time, they would suspend their initial review of those offerings prior to entering into a selling dealer agreement with the dealer manager.

While VEREIT’s audit committee conducted an investigation with the assistance of independent advisors and such investigation did not identify any changes to the financial statements or operations of the Cole Capital sponsored non-listed REITs, and while VEREIT’s management has concluded that all of the material weaknesses disclosed in VEREIT’s annual report for the fiscal year ended December 31, 2014 have been fully remediated, the suspension of selling agreements by broker-dealers participating in the offerings by CCIT II, Cole Income NAV Strategy and CCPT V has had a negative impact on the ability of those programs to raise additional capital. If those programs are not able to raise a substantial amount of capital, they may have difficulty meeting their investment objectives, may be unable to reduce their current leverage profile or obtain future financing and may have difficulty paying regular distributions from cash flow from operations to investors.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the material terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Our charter and bylaws are on file with the SEC as exhibits, respectively, to the registration statement on Form S-11 of which this prospectus is a part and can be accessed over the Internet at the SEC’s website at www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See the “Where You Can Find More Information” section of this prospectus.

Our charter authorizes us to issue up to 500,000,000 shares of stock, of which (i) 245,000,000 shares are designated as Class A common stock, $0.01 par value per share, (ii) 245,000,000 shares are designated as Class T common stock, $0.01 par value per share, and (iii) 10,000,000 shares are designated as preferred stock, $0.01 par value per share. As of April 11, 2016, approximately 10,500,000 Class A shares of our common stock and no Class T shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Credit Property Trust V, Inc.” section of this prospectus.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors, and Class A shares and Class T shares will vote together as a single class. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to the restrictions on the ownership and transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. The per share amount of distributions on Class A shares and Class T shares will likely differ because of different allocations of class-specific expenses. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, or redemption rights and will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distributions of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. For such purposes, NAV will be determined on an aggregate basis for the company, from which any differences attributable between the Class A shares and the Class T shares will then be determined. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.

Class A Shares

Each Class A share sold in our primary offering will be subject to a selling commission of up to 7% of the gross offering proceeds per share and a dealer manager fee of up to 2% of the gross offering proceeds per share. We will not pay selling commissions or dealer manager fees on Class A shares sold pursuant to our distribution reinvestment plan.

Class T Shares

Each Class T share sold in our primary offering will be subject to a selling commission of up to 3% of the gross offering proceeds per share and a dealer manager fee of up to 2% of the gross offering proceeds per share. In addition, we will pay an ongoing distribution and stockholder servicing fee to our dealer manager with respect to Class T shares sold in our primary offering. The distribution and stockholder servicing fee will accrue daily in an amount equal to 1/365th of 0.8% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total selling commissions and distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 7.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). We will not pay selling commissions, dealer manager fees or distribution and stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan. The distribution and stockholder servicing fee paid in respect of Class T shares will be allocated to the Class T shares as a class expense and these fees will impact the amount of distributions payable on all Class T shares. Accordingly, the aggregate amount of distributions received by a purchaser of Class T shares may be less than the aggregate amount of distributions received by a purchaser of Class A shares.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.

We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption with respect to such preferred stock; provided, however, that the voting rights of any such preferred stock offered and sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of our common stock as the consideration paid to us per share in such private offering bears to the book value of each outstanding share of our common stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock, subject to the limitation on voting rights noted in the preceding sentence. If we were to create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, our operating assets are expected to be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, upon reasonable notice and within a reasonable period, which shall be at least 30 days, after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to ensure this requirement is met. The purpose of each annual meeting will be to elect directors and transact any other business that may properly come before the meeting. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, or our chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at such meeting. Within ten days of receiving a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast requesting a special meeting and stating the purpose of such special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting at the time and place specified in the request, or, if a time and place are not specified in the request, at a time and place convenient to our stockholders. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Under Maryland law, stockholders are therefore entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because the above list describes all of the corporate records that our stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Cole Credit Property Trust V, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016 Attn: Secretary. Our board of directors has adopted a policy that we will comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law. We have the right to request that a requesting stockholder represent to us in writing that the stockholder list and records will not be used to pursue commercial interests before we become obligated to provide a copy of our stockholder list.

We will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Formation Transaction

In connection with our formation, VEREIT’s predecessor invested $200,000 in exchange for 20,000 Class A shares of our common stock. Effective as of February 7, 2014, we effected a reverse stock split, whereby every two and one-half shares of our common stock issued and outstanding were combined into one share of common stock, resulting in 8,000 Class A shares of our common stock issued and outstanding. Subsequently, VEREIT transferred those shares to VEREIT OP. Pursuant to our charter, VEREIT or its affiliates will not be permitted to sell this initial investment in us while Cole Capital remains our sponsor, but they may transfer this initial investment to their affiliates.

On March 18, 2014, VEREIT OP purchased approximately 110,000 Class A shares of the company’s common stock in this offering, resulting in gross proceeds of $2.5 million. With such purchase we satisfied the conditions of the escrow agreement regarding the minimum offering amount under this offering. In connection with such purchase, our board of directors granted a waiver of the share ownership limit described below to VEREIT OP and its successors and assigns in accordance with the provisions of our charter. Such waiver expires automatically on June 30 of our second taxable year as a REIT. See “— Restrictions on Ownership and Transfer” below. As of December 31, 2015, VEREIT OP owns 117,890 Class A shares of our common stock, which represents less than 2% of the outstanding shares of common stock as of such date.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.

Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transfer and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being beneficially owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) our being “closely held” under Section 856(h) of the Internal Revenue Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter entitles the trustee of the beneficial trust to exercise all voting rights of the Excess Securities and, subject to Maryland law, to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the beneficial trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If the transfer to the beneficial trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the proposed transferee acquiring no rights in such shares.

Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale) or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee. If, prior to our discovery that shares of our stock have been transferred to the beneficial trust, the shares are sold by the intended transferee, then the shares will be deemed to have been sold on behalf of the beneficial trust and, to the extent that the intended transferee received an amount for the shares that exceeds the amount such intended transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, we have the right to purchase any Excess Securities at the lesser of (1) the price per share paid in the transfer that created the Excess Securities, or (2) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If our board of directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems necessary to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Any person who acquires or attempts or intends to acquire shares in violation of the foregoing restrictions, or would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT or that compliance with these restrictions is no longer required for us to qualify as a REIT.

The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon certain representations and undertakings required by our charter and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a notice setting forth the number of shares beneficially owned, directly or indirectly.

Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 11 of this prospectus and in the application for transfer.

Distribution Policy and Distributions

We intend to continue to pay regular monthly distributions to our stockholders. We anticipate that our board of directors will continue to authorize and declare distributions to stockholders as of daily record dates. The per share amount of distributions on Class A shares and Class T shares will likely differ because of different allocations of class-specific expenses. Specifically, distributions on Class T shares will likely be lower than distributions on Class A shares because Class T shares are subject to ongoing distribution and stockholder servicing fees. Distributions are aggregated and paid monthly in arrears. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCPT V OP, our operating partnership, our ability to pay distributions depends in large part on CCPT V OP’s ability to pay distributions to us. Although we expect our distributions to continue to be paid from cash flow from operations, during certain periods we have paid, and may pay in the future, distributions from sources other than cash flow from operations. In the event we do not have enough cash flow from operations to fund distributions, we may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. We have paid, and may pay, distributions in excess of our cash flow from operations as defined by GAAP. As a result, the amount of distributions paid at any time may not be an indicator of the current performance of our properties or current operating cash flows. If you are a Maryland resident, pursuant to an undertaking to the Maryland Securities Division, you will receive from us on a quarterly basis a notice that discloses the sources of our distribution payments in both dollar and percentage amounts, consistent with similar disclosure that will be included in the prospectus and updated quarterly.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0043150685 per share (which equates to approximately 6.3% on an annualized basis calculated at that rate, assuming a $25.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing March 18, 2014 and ending on December 31, 2015. Furthermore, our board of directors authorized a daily distribution for Class A shares, based on 366 days in the calendar year, of $0.0043032787 per share (which equates to approximately 6.3% on an annualized basis, calculated at such rate, at the $25.00 per share initial purchase price for our Class A shares and approximately 5.97% on an annualized basis, calculated at such rate, at the current $26.37 per share purchase price for our Class A shares) for stockholders of record of such class of shares as of the close of business on each day of the period commencing on January 1, 2016 and ending on June 30, 2016. Our board of directors also authorized a daily distribution for Class T shares, based on 366 days in the calendar year, of $0.0043032787 per share (which equates to approximately 6.24% on an annualized basis at the current $25.26 per share purchase price for our Class T shares), less the per share distribution and stockholder servicing fees that are payable with respect to the Class T shares (as calculated on a daily basis), for stockholders of record of such class of shares as of the close of business on each day of the period commencing on the date that the first Class T share is sold in this offering and ending on June 30, 2016.

As of December 31, 2015, cumulative since inception, we have declared approximately $16.2 million of distributions and we have paid approximately $14.9 million, of which approximately $6.8 million was paid in cash and approximately $8.1 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was approximately $14.2 million as of December 31, 2015, cumulative since inception. As we did not commence principal operations until March 18, 2014, we did not pay any distributions during the period from December 12, 2012 (Date of Inception) to March 18, 2014.

The following table presents distributions and sources of distributions for the periods indicated below (dollars in thousands):

	Year Ended December 31, 2015		Year Ended December 31, 2014		As of December 31, 2015, Cumulative Since Inception
	Amount	Percent	Amount	Percent	Amount	Percent
Distributions paid in cash	$5,547	45%	$1,225	45%	$6,772	45%
Distributions reinvested	6,701	55%	1,471	55%	8,172	55%

Total distributions	$12,248	100%	$2,696	100%	$14,944	100%

Source of distributions:
Net cash provided by operating activities	$9,849	80%	$—	—%	$2,783	19%
Proceeds from issuance of common stock	2,399	20%	2,696	100%	12,161	81%

Total sources	$12,248	100%	$2,696	100%	$14,944	100%

Net cash provided by operating activities for the year ended December 31, 2015 and as of December 31, 2015, cumulative since inception, was approximately $9.8 million and $2.8 million, respectively, and net cash used in operating activities for the year ended December 31, 2014 was approximately $7.1 million, and in each case reflected a reduction for real estate acquisition-related expenses incurred of approximately $3.0 million, $15.0 million and $12.0 million, respectively, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions for the years ended December 31, 2015 and 2014 and as of December 31, 2015, cumulative since inception, includes the amount by which real estate acquisition-related expenses have reduced (increased) net cash flows provided by (used in) operating activities.

Although we intend to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, restrictions under Maryland law or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the obligation that we comply with the

REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses, including fees and expenses paid to our advisor;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares;

•	the amount of cash used to repurchase shares under our share redemption program; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of operating cash flows that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, including through this offering, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Distributions in Kind

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor or any of its affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding shares:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by Cole Capital Advisors, Inc. or any affiliate of Cole Capital Advisors, Inc. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three. We do not intend to elect to be subject to provisions of Subtitle 8 that are contrary to the NASAA REIT Guidelines.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, no stockholder may transfer any shares to such offering person unless the stockholder has first offered such shares to us at the price offered by such offering person. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted a share redemption program that will enable you to sell your shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock currently is not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our board of directors believes that the listing of our stock would be in the best interests of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all, or a portion consisting of at least the lesser of (1) 25% of the holder’s shares; or (2) a number of shares with an aggregate redemption price of $2,500 to us for redemption at any time, in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our sponsor, board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

The per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the per share NAV; after two years from the purchase date, 97.5% of the per share NAV; and after three years from the purchase date, 100% of the per share NAV. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the per share NAV.

In determining the redemption price, we will consider shares to have been redeemed from a stockholder’s account on a first in, first out basis. Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to stockholders prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan will be excluded from the one-year holding requirement. Also, for purposes of the one-year holding period, limited partners of our operating partnership who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date our operating partnership’s units were issued. Shares redeemed in connection with a stockholder’s death will be redeemed at a purchase price per share equal to 100% of the per share NAV. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance within one year from the purchase date will be redeemed at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.

In the event that you request a redemption of all of your shares, and you are participating in our distribution reinvestment plan, you will be deemed to have notified us, at the time you submit your redemption request, that you are terminating your participation in our distribution reinvestment plan, and have elected to receive future distributions in cash. This election will continue in effect even if less than all of your shares are redeemed unless you notify us that you wish to resume your participation in our distribution reinvestment plan.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid; and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12-month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period, in which case quarterly redemptions will be made pro rata, except as described below. Our management also reserves the right, in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

We will redeem our shares no later than the end of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares in the month following the end of that fiscal quarter. You will be able to withdraw your request to have your shares redeemed, but all such requests generally must be submitted prior to the last business day of the applicable fiscal quarter. Any redemption capacity that is not used as a result of the withdrawal or rejection of redemption requests may be used to satisfy the redemption requests of other stockholders received for that fiscal quarter, and such redemption payments may be made at a later time than when that quarter’s redemption payments are made.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date. If we cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any quarter or year, we will give priority to the redemption of deceased stockholders’ shares. (While deceased stockholders’ shares will be included in calculating the maximum number of shares that may be redeemed in any annual or quarterly period, they will not be subject to the annual or quarterly percentage caps; therefore, if the volume of requests to redeem deceased stockholders’ shares in a particular quarter were large enough to cause the annual or quarterly percentage caps to be exceeded, even if no other redemption requests were processed, the redemptions of deceased stockholders’ shares would be completed in full, assuming sufficient proceeds from the sale of shares under our distribution reinvestment plan were available. If sufficient proceeds from the sale of shares under our distribution reinvestment plan were not available to pay all such redemptions in full, the requests to redeem deceased stockholders’ shares would be honored on a pro rata basis.) We next will give priority to requests for full redemption of accounts with a balance of 100 shares or less at the time we receive the request, in order to reduce the expense of maintaining small accounts. Thereafter, we will honor the remaining quarterly redemption requests on a pro rata basis. Following such quarterly redemption period, if you would like to resubmit the unsatisfied portion of the prior request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

Our board of directors may choose to amend, the terms of, suspend or terminate our share redemption program at any time upon 30 days’ notice. Additionally, we will be required to discontinue sales of shares under our distribution reinvestment plan on March 17, 2017, unless our distribution reinvestment plan offering is extended pursuant to applicable law, or the date we sell all of the shares registered for sale under our distribution reinvestment plan, unless we file a new registration statement with the SEC and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under our distribution reinvestment plan, the discontinuance or termination of our distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We will notify our stockholders of such developments (1) in our next annual or quarterly report or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide limited liquidity to our stockholders until a liquidity event occurs, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, an alternative strategy that will result in a significant increase in opportunities for stockholders to redeem their shares or the listing of the shares of common stock for trading on a national securities exchange. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

We will disclose, when available and applicable, the number of shares of common stock that we redeemed during the prior year ended, the aggregate redemption price for those shares, whether any redemption requests went unfulfilled and the source of the cash used to fund the redemptions.

During the year ended December 31, 2015, we received valid redemption requests under our share redemption program totaling approximately 98,000 shares of our common stock, of which we redeemed approximately 37,000 shares as of December 31, 2015 for approximately $895,000 ($24.36 per share) and approximately 61,000 shares of our common stock subsequent to December 31, 2015 for approximately $1.5 million ($23.90 per share). As of December 31, 2014, none of our stockholders were eligible to request redemptions of their shares as no stockholder had held their shares for at least one year. We have funded and intend to continue funding share redemptions with proceeds from our distribution reinvestment plan.

Fractional Shares

At any time, a stockholder may become entitled to fractional shares of our stock. Such fractional shares may result from participation in our distribution reinvestment plan or our share redemption program, among other things. In connection with a liquidity event, such as a listing of our stock on a national securities exchange, our board of directors may determine that it would be desirable to redeem all outstanding fractional shares. Pursuant to Maryland law, we may redeem a fractional share of stock for a cash payment equal to the then-current fair value of such fractional share. Under our charter, our board of directors determines such fair value of a fractional share of stock, which for this purpose shall be based on the current per share NAV.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance to our common stockholders of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of the Roll-up Entity that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to our sponsor or advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for that offering. Accordingly, we would be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in any such filed appraisal.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(a)  remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)  receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our common stockholders having an adverse change in their voting rights;

•	in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the common stockholders.

Valuation Policy

Based on the recommendation from a valuation committee comprised solely of our independent directors, including the independent Chairman of the Board (Valuation Committee), on April 8, 2016, our board of directors unanimously approved and established an estimated per share NAV of our common stock of $24.00 based on an estimated market value of our assets less the estimated market value of our liabilities, divided by the number of shares outstanding, as of February 29, 2016. We are providing this estimated per share NAV to assist broker-dealers participating in this offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340. The estimated per share NAV will first appear on stockholder account statements for the month of April 2016, which will be delivered in May 2016. This is the first time that our board of directors has determined an estimated per share NAV of our common stock. Going forward, we intend to publish an updated estimated per share NAV on at least an annual basis.

The per share price for shares in our primary offering and pursuant to our distribution reinvestment plan is based on our board of directors’ most recent estimated per share NAV, plus, in the case of our primary offering, applicable commissions and fees. Currently, there are no SEC, federal or state rules that establish requirements specifying the methodology to employ in determining an estimated per share NAV. Therefore, our board of directors had the discretion to choose a methodology or combination of methodologies as it deemed reasonable for the determination of an estimated per share NAV; provided, however, that the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice.

Process

On February 1, 2016, pursuant to the prior approval of the Valuation Committee, in accordance with the valuation policies previously adopted by our board of directors, we engaged Duff & Phelps, an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to assist with determining the estimated per share NAV. In determining the estimated value of our shares, our board of directors considered information and analysis, including valuation materials, that were provided by Duff & Phelps, information provided by our advisor, and the estimated share value recommendation made by the Valuation Committee. Duff & Phelps was engaged by us to assess the reasonableness of the valuation of the single-tenant properties that were acquired by us since October 1, 2014, and to perform a full valuation of the single-tenant properties that were acquired prior to October 1, 2014, as well as all of our multi-tenant properties, as further described below. Duff & Phelps also reviewed our methodology for estimating fair market adjustments to the debt and determined that the approach was reasonable.

The engagement of Duff & Phelps was approved by our board of directors, including all of its independent members. Duff & Phelps’ scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the Duff & Phelps engagement team who certified the methodologies and assumptions applied by us hold a Member of Appraisal Institute (MAI) designation. In December 2013, Duff & Phelps was engaged by the board of directors of CCPT to provide valuation services and assist the board in establishing a value of CCPT’s common stock as of December 31, 2013, and was reengaged by CCPT’s board in March 2014 to render a fairness opinion and assist with a go-shop process in connection with a cash tender offer by an affiliate of our advisor to purchase all of CCPT’s outstanding shares of common stock. In 2015, Duff & Phelps was engaged by CCPT IV to assist its board of directors’ determination of the estimated net asset value of CCPT IV. Other than the engagements with CCPT and CCPT IV and the engagement as described herein, Duff & Phelps does not have any direct interests in any transaction with us or our advisor or its affiliates and has not performed any other services for us.

The materials provided by Duff & Phelps included a range of NAVs of our shares, and our board of directors believes that the use of the “NAV Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore our board of directors determined to use the NAV Methodology in establishing the estimated per share NAV. Based on these considerations, the Valuation Committee recommended and our board of directors established an estimated value of our common stock, as of February 29, 2016, of $24.00 per share, which was within the $21.67 to $25.07 per share valuation range calculated by Duff & Phelps using the NAV Methodology. The valuation was performed in accordance with the provisions of the Investment Program Association Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs. Our board of directors is ultimately and solely responsible for the establishment of the estimated per share NAV.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by us to value our assets, Duff & Phelps, among other things:

•	reviewed financial and operating information requested from, or provided by, us, including property level cash flow projections for each of the properties and market leasing assumptions for each of the multi-tenant properties and for properties with less than eight years of remaining lease term;

•	researched the market by means of publications and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on each of the subject properties;

•	reviewed company-provided valuations, including narratives, computations and supporting documentation;

•	discussed the valuations and related write-ups with the relevant members of our real estate teams to understand our expectations and intent with respect to each of the properties;

•	reviewed all assumptions and methodology used by us to arrive at the fair value conclusions, tested the assumptions/methodology for reasonableness, and compared our assumptions to Duff & Phelps’ knowledge of the markets, internal databases and other information;

•	reviewed all of our other assets and liabilities, including mortgage debt, to determine the reasonableness of fair value of such items as of the valuation date; and

•	performed such other analyses and studies, and considered such other factors, as Duff & Phelps considered appropriate.

For those assets for which Duff & Phelps performed a full valuation, Duff & Phelps utilized two approaches pursuant to the NAV Methodology in valuing our real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by Duff & Phelps:

NAV Methodology – The NAV Methodology determines the value of our company by determining the estimated market value of our entity level assets, including real estate assets, and subtracting the market value of our entity level liabilities, including our debt. The materials provided by Duff & Phelps to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the properties in our portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. From the aggregate values of the individual properties, Duff & Phelps made adjustments to reflect balance sheet assets and liabilities. The resulting amount, which is the estimated NAV of the portfolio, is divided by the number of common shares outstanding to determine the estimated per share NAV. Duff & Phelps also reviewed our methodology for estimating fair market adjustments to the debt and determined that the approach was reasonable.

Determination of Estimated Market Value of Our Real Estate Assets Under the NAV Methodology

Income Capitalization Approach – The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. The net operating income (NOI) developed in Duff & Phelps’ analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the Direct Capitalization Method) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the DCF Method). Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.

Duff & Phelps utilized the Direct Capitalization Method for all of the single-tenant properties in our portfolio, and the DCF Method for our multi-tenant properties.

The following summarizes the range of overall capitalization rates Duff & Phelps used to arrive at the estimated market values of our properties valued using the Direct Capitalization Method:

	Range	Weighted-Average
Overall Capitalization Rate	5.50% to 7.84%	6.15%

The following summarizes the range of terminal capitalization rates and discount rates Duff & Phelps used to arrive at the estimated market values of our properties valued using the DCF Method:

	Range	Weighted-Average
Terminal Capitalization Rate	6.75% to 7.50%	7.10%
Discount Rate	7.25% to 8.25%	7.79%

Our board of directors believes that the assumptions employed by Duff & Phelps in the income capitalization approach are reasonable and within the ranges used for properties that are similar to ours and held by investors with similar expectations to our investors. However, a change in the assumptions would impact the calculation of the value of our investments in real estate. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the capitalization rates determined for our properties valued using the Direct Capitalization Method, together with an increase of 25 basis points in the discount rates used for properties valued using the DCF Method, would result in a decrease of $1.66 per share from the mid-point of Duff & Phelps’ valuation range, while a 25 basis point decrease in these rates would result in an increase of $1.74 per share from the mid-point of the valuation range. Further, each of these assumptions could change by more than 25 basis points or not change at all.

Sales Comparison Approach – The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.

Utilizing the NAV Methodology, including use of the two approaches to value our real estate assets noted above, when divided by the approximately 9,900,000 shares of our common stock outstanding on February 29, 2016, Duff & Phelps determined a valuation range of $21.67 to $25.07 per share.

Duff & Phelps prepared and provided to us a report containing, among other information, a range of net asset values for our common stock as of February 29, 2016 (the Valuation Report). On April 6, 2016, the Valuation Committee conferred with Duff & Phelps regarding the methodologies and assumptions used in the Valuation Report. The Valuation Committee met again to discuss the valuation on April 8, 2016. In determining a recommended per share NAV, the Valuation Committee considered the analysis provided by Duff & Phelps and the range of values Duff & Phelps determined, input from our advisor regarding the nature and characteristics of the real estate assets in the portfolio, and general real estate market conditions. Based upon this information, the Valuation Committee determined to recommend to our board of directors an estimated per share NAV of $24.00, a value within the range determined by Duff & Phelps. Our board of directors thereafter unanimously approved the Valuation Committee’s recommendation.

The table below sets forth the calculation of our estimated per share NAV as of February 29, 2016 (dollars in thousands, except per share values):

	Estimated Value	Estimated per share NAV
Investment in Real Estate Assets	$526,947	$53.05
Other Assets	12,450	1.25

Total Assets	539,397	54.30

Credit Facility and Notes Payable	292,652	29.46
Other Liabilities	8,365	0.84

Total Liabilities	301,017	30.30

Total Estimated Value as of February 29, 2016	$238,380	$24.00

Shares Outstanding (in thousands)	9,933

Exclusions from Estimated NAV

The estimated share value recommended by the Valuation Committee and approved by our board of directors does not reflect any “portfolio premium,” nor does it reflect our enterprise value, which may include a premium or discount to NAV for:

•	the size of our portfolio, as some buyers may pay more for a portfolio compared to prices for individual investments;

•	the overall geographic and tenant diversity of the portfolio as a whole;

•	the characteristics of our working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	certain third-party transaction or other expenses that would be necessary to realize the value;

•	services being provided by personnel of our advisor under the advisory agreement and our potential ability to secure the services of a management team on a long-term basis; or

•	the potential difference in per share value if we were to list our shares of common stock on a national securities exchange.

Limitations of the Estimated Share Value

As with any valuation methodology, the NAV Methodology used by our board of directors in reaching an estimate of the value of our shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of our shares. In addition, our board of directors’ estimate of share value is not based on the book values of our real estate, as determined by generally accepted accounting principles, as our book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of our shares, our board of directors did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, although selling costs were used by Duff & Phelps in the individual valuation of multi-tenant properties using the DCF Method, other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of our shares of common stock on a national securities exchange, a merger, or a sale of our portfolio, were not included in our board of directors’ estimate of the value of our shares.

As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated share value upon attempting to sell their shares;

•	we will be able to achieve, for our stockholders, the estimated per share NAV upon a listing of our shares of common stock on a national securities exchange, a merger, or a sale of our portfolio; or

•	the estimated share value, or the methodology relied upon by our board of directors to estimate the share value, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code or other regulatory requirements.

Furthermore, the estimated value of our shares was calculated as of a particular point in time. The value of our shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. While the determination of our most recent estimated per share NAV was conducted with the material assistance of a third-party valuation expert, with respect to asset valuations, we are not required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any trade organization. We do not intend to release individual property value estimates or any of the data supporting the estimated per share NAV.

This valuation policy may be amended by our board of directors at any time and, although the policy expresses the present intent of our board of directors, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, subject to applicable regulations, with or without an express amendment of the policy.

Additional Information Regarding Engagement of Duff & Phelps

Duff & Phelps’ valuation materials were addressed solely to us in connection with the approval by our board of directors of an estimated value of our common stock as of February 29, 2016. Duff & Phelps’ valuation materials provided to us do not constitute a recommendation to purchase or sell any shares of our common stock or other securities. The estimated value of our common stock may vary depending on numerous factors that generally impact the price of securities, our financial condition and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.

In connection with its review, while Duff & Phelps reviewed the information supplied or otherwise made available to it by us for reasonableness, Duff & Phelps assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Duff & Phelps, Duff & Phelps assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, and relied upon us to advise Duff & Phelps promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In preparing its valuation materials, Duff & Phelps did not, and was not requested to, solicit third-party indications of interest for our company in connection with possible purchases of our securities or the acquisition of all or any part of our company.

In performing its analyses, Duff & Phelps made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Duff & Phelps and us. The analyses performed by Duff & Phelps are not necessarily indicative of actual values, trading values or actual future results of our common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. As stated above, our board of directors considered other factors in establishing the estimated value of our common stock in addition to the materials prepared by Duff & Phelps. Consequently, the analyses contained in the Duff & Phelps materials should not be viewed as being determinative of our board of directors’ estimate of the value of our common stock.

Duff & Phelps’ materials were necessarily based upon market, economic, financial and other circumstances and conditions existing prior to February 29, 2016, and any material change in such circumstances and conditions may have affected Duff & Phelps’ analysis, but Duff & Phelps does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to February 29, 2016.

For services rendered in connection with and upon the delivery of its valuation materials, we paid Duff & Phelps a customary fee. The compensation Duff & Phelps received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Duff & Phelps’ compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors our cause, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. We also agreed to reimburse Duff & Phelps for its expenses incurred in connection with its services, and will indemnify Duff & Phelps against certain liabilities arising out of its engagement.

Reports We Provide to Our Stockholders

Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. Our distribution reinvestment plan will allow you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are currently offering $475,000,000 in shares for sale pursuant to our distribution reinvestment plan at a price of $24.00 per Class A share and $24.00 per Class T share, which is equal to the most recent estimated per share NAV for each share class as determined by our board of directors. Such shares may only be available until the termination of our primary offering, which is anticipated to be on or before March 17, 2017, although our board of directors may extend the primary offering as permitted by applicable law. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan beyond the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and our distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Appendix D to this prospectus for the full text of the plan.

Pursuant to our distribution reinvestment plan, we generally intend to offer shares for sale at a price that is equal to the most recent estimated per share NAV for each share class as determined by our board of directors on the date that the distribution is payable. If, at any time prior to the time distributions are reinvested, we have distributed net sale proceeds from the sale of one or more of our assets, or otherwise have paid a special distribution to stockholders, the offering price for shares offered under our distribution reinvestment plan will be adjusted to take into account such special distributions.

Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the shares they acquire pursuant to our distribution reinvestment plan than their original purchase price.

We will not pay selling commissions, the dealer manager fee or distribution and stockholder servicing fees with respect to shares of our common stock purchased pursuant to our distribution reinvestment plan. We will retain all the proceeds from the reinvestment of distributions. Accordingly, substantially all of the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of selling commissions, dealer manager fees and distribution and stockholder servicing fees will enure to the benefit of the participant. However, purchasers of shares of our common stock who receive volume or other discounts in the primary offering who elect to participate in our distribution reinvestment plan may pay more for the shares they acquire pursuant to our distribution reinvestment plan than their original purchase price.

Investment of Distributions

Our distribution reinvestment plan will allow our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, REIT or other real estate program sponsored by Cole Capital, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of the primary offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which will likely be us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in our distribution reinvestment plan will be able to purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

Election to Participate or Terminate Participation

A stockholder may participate in our distribution reinvestment plan by making an election to participate on his, her or its subscription agreement at the time he, she or it subscribes for shares. Any stockholder who has not previously elected to participate in our distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received on or prior to the last day of the period to which such distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his, her or its broker as to the broker’s position regarding participation in our distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received on or prior to the last day of the distribution period to which it relates. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in our distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent. Furthermore, in the event that a participant requests a redemption of all of the participant’s shares, the participant will be deemed to have given written notice to the reinvestment agent, at the time the redemption request is submitted, that the participant is terminating his, her or its participation in our distribution reinvestment plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the participant’s shares are redeemed unless the participant notifies the reinvestment agent that he, she or it elects to resume participation in the plan.

Offers and sales of shares pursuant to our distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to our distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan. In addition, our charter requires that we provide to our stockholders not less than annually all material information regarding distributions to our stockholders and the effect (including the tax consequences) of reinvesting such distributions.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any plans to make excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. We will sell shares under our distribution reinvestment plan at $24.00 per Class A share and $24.00 per Class T share, which is equal to the most recent per share NAV for each share class as determined by our board of directors. Generally, we expect that no secondary trading market for our shares will develop. In the event that the fair market value of one share is greater than the distribution reinvestment plan purchase price per share at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the per share purchase price reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan, subject to certain limitations, upon ten days prior written notice. The reinvestment agent also reserves the right to suspend or terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the individual participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

CCPT V OP, our operating partnership, was formed in June 2013 to acquire, own and operate properties on our behalf. All of the limited partnership interests are owned by us or one of our wholly-owned subsidiaries. CCPT V OP is structured to be an UPREIT if and when a portion of its limited partnership interests are held by any subsidiary we establish that is recognized for tax purposes as an entity separate from us (a regarded entity) or persons other than us. A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. This enables us to acquire real property from owners who desire to defer taxable gain that would otherwise be recognized by such owners upon the disposition of their property. This structure may also be attractive for property owners that desire to diversify their investments and gain benefits afforded to owners of stock in a REIT. In addition, CCPT V OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. A limited partner in CCPT V OP may later exchange his, her or its limited partnership units in CCPT V OP for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as CCPT V OP, will be deemed to be assets and income of the REIT. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT whether our operating partnership is not recognized for tax purposes as an entity separate from us (a disregarded entity) or a partnership for federal income tax purposes.

The partnership agreement for CCPT V OP contains provisions that would allow, under certain circumstances, other entities, including other programs sponsored by Cole Capital, to merge into or cause the exchange or conversion of their interest in that entity for interests of CCPT V OP. In the event of such a merger, exchange or conversion, CCPT V OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of CCPT V OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We will hold substantially all of our assets through CCPT V OP. We are the sole general partner of CCPT V OP, and one of our wholly-owned subsidiaries currently is the only limited partner of CCPT V OP. As the sole general partner of CCPT V OP, we have the exclusive power to manage and conduct the business of CCPT V OP. We will present our financial statements on a consolidated basis to include CCPT V OP.

The following is a summary of certain provisions of the partnership agreement of CCPT V OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to CCPT V OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CCPT V OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CCPT V OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to CCPT V OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CCPT V OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of CCPT V OP and us.

Operations

The partnership agreement requires that CCPT V OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that CCPT V OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in CCPT V OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that CCPT V OP will distribute cash flow from operations as follows:

•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code and to avoid any federal income or excise tax liability with respect to such fiscal year;

•	next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all CCPT V OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of CCPT V OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•	next, after the establishment of reasonable cash reserves for our expenses and obligations of CCPT V OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all CCPT V OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of CCPT V OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interest in CCPT V OP.

Similarly, the partnership agreement provides that taxable income is allocated to the limited partners of CCPT V OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in CCPT V OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in CCPT V OP.

Upon the liquidation of CCPT V OP, after payment of debts and obligations, any remaining assets of CCPT V OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to CCPT V OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by CCPT V OP in acquiring and operating real properties, CCPT V OP will pay or reimburse us for all of our administrative costs and expenses, and such expenses will be treated as expenses of CCPT V OP. Such expenses will include the following, among others:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of CCPT V OP.

All claims between the partners of CCPT V OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of CCPT V OP, including our wholly-owned subsidiary, will have the right to cause their limited partnership units to be redeemed by CCPT V OP for cash or purchased by us for cash or shares of our common stock, as elected by us. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. If we elect to purchase the limited partnership units with our shares, we will pay one share of our common stock for each limited partnership unit purchased. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of CCPT V OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he, she or it must exercise such exchange right for all of his, her or its units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of CCPT V OP in exchange for their limited partnership units. Rather, in the event a limited partner of CCPT V OP exercises his, her or its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of CCPT V OP, will be required for any amendment to the partnership agreement. We, as the general partner of CCPT V OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of CCPT V OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CCPT V OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, subject to certain exceptions as set forth in the partnership agreement.

Termination of the Partnership

CCPT V OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare bankruptcy or dissolve, or are removed or withdraw from the partnership; provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); and

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CCPT V OP, (2) engage in any merger, consolidation or other business combination or sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), or (3) transfer our general partnership interest in CCPT V OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to CCPT V OP in return for an interest in CCPT V OP and agrees to assume all obligations of the general partner of CCPT V OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of CCPT V OP, other than our advisor and other affiliates of Cole Capital. With certain exceptions, a limited partner may not transfer its interests in CCPT V OP, in whole or in part, without our written consent as general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, qualified foreign pension plans, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It was also the opinion of our legal counsel that our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code. We emphasize that all opinions issued by Morris, Manning & Martin, LLP were based on various assumptions and were conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.

Taxation of the Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ended December 31, 2014, the year during which we began material operations. We believe that we are organized and will operate in such a manner to continue to qualify for taxation as a REIT under the Internal Revenue Code, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. Pursuant to our charter, our board of directors is authorized to make any tax elections on our behalf that, in its sole judgment, are in our best interests. This authority will include the ability to elect not to qualify as a REIT for federal income tax purposes or to revoke or otherwise terminate our status as a

REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

Because we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Although we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” (described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (described below), our income from such prohibited transaction will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to satisfy the asset tests (discussed below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests;

•	if we fail to satisfy REIT requirements other than the gross income and asset tests, we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure;

•	if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS (this is known as the Built-In-Gains-Tax).

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. A “prohibited transaction” is generally a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business, a determination that depends on the particular facts and circumstances surrounding each property.

Requirements for Qualification as a REIT

In order for us to continue to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to continue to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we elected to be taxed as a REIT when we filed our tax return with the IRS for the taxable year ended December 31, 2014. In addition, we are managed by a board of directors, we have transferable shares and we will not operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We issued sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ended December 31, 2014, the year during which we began material operations. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect that we satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code.

Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns, directly or indirectly, equity interests in a disregarded entity for federal income tax purposes or a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a “taxable REIT subsidiary” (TRS) under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership, disregarded entity or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code. Our operating partnership is currently a disregarded entity and will remain so unless and until it issues limited partnership interests to any subsidiary we establish that is a regarded entity for tax purposes or to a person other than us.

Operational Requirements — Gross Income Tests

To continue to qualify as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property, mortgages on real property or mortgages on interests in real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business or gross income from a nonqualified publicly offered REIT debt instrument. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•

the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a “taxable REIT subsidiary” (TRS). Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35% of the voting power or value.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can give no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, mortgages on interests in real property, shares in other qualified REITs, debt instruments issued by publicly offered REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, except with respect to TRS and assets satisfying the 75% test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value. Furthermore, not more than 25% of our assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of “debt instruments by publicly offered REITs” in the definition.

•	Fourth, no more than 25% (20% for taxable years ending after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

The third asset test must generally be met for any quarter in which we acquire securities, and we have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy this asset test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10 million.

•	If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

•	For violations of any of the asset tests due to reasonable cause that are larger than $10 million, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

We intend to continue to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the IRS, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS.

Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. If the IRS successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Continue to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate or trust, the income of which is subject to federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” which are distributions from domestic and certain qualifying foreign subchapter C corporations, may be taxed at lower rates on distributions (at rates applicable to long-term capital gains, at a maximum rate of 20% as of the date of this prospectus) provided certain holding period requirements are met. However, because we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations.

To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero). This, in effect, will defer a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. The amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year, to the extent sufficient earnings and profits exist. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his, her or its shares. The aggregate amount of distributions that can be designated by us as capital gain distributions or qualified distributions in a taxable year cannot exceed the distributions actually paid by us in such year. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain realized from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, so elected, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase by us of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•	is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than 80% of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

•	is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us).

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his, her or its taxpayer identification number or, for an individual, his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the IRS that he, she or it has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he, she or it has furnished a correct tax identification number and that (a) he, she or it has not been notified by the IRS that he, she or it is subject to backup withholding for failure to report interest and distribution payments or (b) he, she or it has been notified by the IRS that he, she or it is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Cost Basis Reporting

The Energy Improvement and Extension Act of 2008 (the Act) imposed new customer reporting requirements on certain financial intermediaries (brokers). The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the IRS to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code Sec. 1222. Under Internal Revenue Code Sec. 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock, including shares issued pursuant to our distribution reinvestment plan, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Internal Revenue Code Sec. 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the IRS.

When determining the adjusted basis of the shares sold, Internal Revenue Code Sec. 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section entitled “Description of Shares — Share Redemption Program” for additional information about our share redemption program.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, IRAs and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares, or has used the shares of stock in a trade or business.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17)

and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex, and the following discussion is intended only as a summary. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. The determination of whether an investment in our shares is effectively connected with another U.S. trade or business will depend entirely on the potential investor’s business activities within the U.S., and we recommend consultation with a qualified international tax advisor on the issue. A non-U.S. stockholder treated as a corporation for federal income tax purposes that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning under FIRPTA, and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder (other than qualified foreign pension funds, entities wholly owned by a qualified foreign pension fund, and certain foreign publicly traded entities) as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder (other than qualified foreign pension funds, entities wholly owned by a qualified foreign pension fund, and certain foreign publicly traded entities) will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder generally will not be subject to federal income taxation unless (1) the gain or loss from such sale is effectively connected with the conduct of another U.S. trade or business or (2) our shares constitute a United States real property interest under FIRPTA. With respect to determining whether gain or loss on the sale of our stock is effectively connected with another U.S. trade or business, this determination will depend entirely on each potential non-U.S. investor’s business activities within the U.S. We recommend consultation with a qualified international tax advisor on this issue. With respect to potential taxation under FIRPTA of the sale of a United States real property interest, in general our shares will not constitute a United States real property interest provided we are a “domestically controlled” REIT.

A “domestically controlled” REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently are a “domestically controlled” REIT, so gain from the sale of our common stock should not be subject to federal income taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a “domestically controlled” REIT. If we are not a “domestically controlled” REIT, it is possible that our common stock would constitute a U.S. real property interest, and as a result, any gain from the sale of our common stock by a non-U.S. stockholder would be subject to federal income tax under FIRPTA unless the non-U.S. stockholder is a qualified foreign pension fund (or an entity wholly owned by a qualified foreign pension fund) or our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly count more than 10% of the value of our outstanding common stock.

If a sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same federal income tax treatment as a U.S. stockholder with respect to the gain recognized (subject to any applicable alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under federal income tax principles) that is not otherwise entitled to a treaty exemption. Finally, if we are not a “domestically controlled” REIT at the time our stock is sold, under FIRPTA the purchaser of our common stock also may be required to withhold 15% of the purchase price for sales occurring after February 13, 2016 (sales of shares occurring prior to such date are subject to a 10% withholding rate) and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his, her or its U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Recent Legislation Relating to Foreign Accounts

Recently enacted legislation and IRS guidance imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders that own the shares through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury or the payee’s own government that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain account holders. The withholding requirements generally apply to dividend payments made after June 30, 2014 and proceeds of the sale of our stock paid after December 31, 2016. Prospective investors should consult their tax advisors regarding this legislation.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his, her or its shares in his, her or its federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CCPT V OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws and their investment in our shares.

Tax Aspects of Our Operating Partnership

Our operating partnership, CCPT V OP, is a disregarded entity for federal income tax purposes. Accordingly, we will be deemed to own all of the assets and liabilities of CCPT V OP and we will be deemed to be entitled to treat the income of CCPT V OP as our own. CCPT V OP will remain a disregarded entity for federal income tax purposes unless and until it issues limited partnership interests to any subsidiary we establish that is a regarded entity for tax purposes or to persons other than us. The following discussion summarizes certain federal income tax considerations applicable to our investment in CCPT V OP at such time if and when it becomes treated as a partnership for tax purposes. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of CCPT V OP’s income and to deduct our distributive share of CCPT V OP’s losses only if CCPT V OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations,” an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. CCPT V OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though CCPT V OP will be treated as a partnership for federal income tax purposes at such time, if any, that it has two or more “regarded” owners for tax purposes, it may be taxed as a corporation if it is deemed to be a publicly traded partnership (PTP). A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, a PTP will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (the 90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

In addition, limited safe harbors from the definition of a PTP are provided under the applicable PTP Treasury Regulations. Pursuant to one of these (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. CCPT V OP qualifies for the Private Placement Exclusion. Moreover, even if CCPT V OP were considered a PTP under the PTP Regulations because it is deemed to have more than 100 partners, we believe CCPT V OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that CCPT V OP will be classified as a partnership for federal income tax purposes when it has two or more “regarded” owners for tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, CCPT V OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a PTP, when it has two or more “regarded” owners for tax purposes. Unlike a tax ruling, however, an opinion of counsel is not binding upon the IRS, and we can offer no assurance that the IRS will not challenge the status of CCPT V OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, CCPT V OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason CCPT V OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to continue to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in CCPT V OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of CCPT V OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, CCPT V OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing CCPT V OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not the Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in CCPT V OP, we will be required to take into account our allocable share of CCPT V OP’s income, gains, losses, deductions and credits for any taxable year of CCPT V OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from CCPT V OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes after the time, if any, at which the operating partnership becomes a partnership for tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. CCPT V OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations at such time, if any, that the operating partnership becomes a partnership for tax purposes.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for CCPT V OP, depreciation or amortization deductions of CCPT V OP generally will be allocated among the partners in accordance with their respective interests in CCPT V OP, except to the extent that CCPT V OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate this will occur.

The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of CCPT V OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in CCPT V OP generally is equal to (1) the amount of cash and the basis of any other property contributed to CCPT V OP by us, (2) increased by (a) our allocable share of CCPT V OP’s income and (b) our allocable share of indebtedness of CCPT V OP, and (3) reduced, but not below zero, by (a) our allocable share of CCPT V OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of CCPT V OP.

If the allocation of our distributive share of CCPT V OP’s loss would reduce the adjusted tax basis of our partnership interest in CCPT V OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from CCPT V OP or a reduction in our share of CCPT V OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in CCPT V OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

CCPT V OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that CCPT V OP acquires properties for cash, CCPT V OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by CCPT V OP. CCPT V OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, CCPT V OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period.

To the extent that CCPT V OP acquires properties in exchange for its partnership units, CCPT V OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by CCPT V OP. Although the law is not entirely clear, CCPT V OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by CCPT V OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by CCPT V OP upon the disposition of a property acquired by CCPT V OP for cash will be allocated among the partners in accordance with their respective interests in CCPT V OP.

Our share of any gain realized by CCPT V OP on the sale of any property held by CCPT V OP as inventory or other property held primarily for sale to customers in the ordinary course of CCPT V OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow CCPT V OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or CCPT V OP’s trade or business.

Medicare Tax

The Health Care and Education Reconciliation Act of 2010 (Reconciliation Act) requires certain U. S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an IRA or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are generally referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. We urge you, as a prospective investor, to consult with your own advisor regarding the specific consequences to you of a purchase of shares, the ownership and sale of the shares and of our election to be taxed as a REIT.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, investors such as plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	a need to value the assets of the Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable;

•	whether the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code, and other applicable laws; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Plan or IRA investor.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

Pursuant to NASD Rule 2340, which took effect on April 11, 2016, we are required to publish an updated estimated per share NAV on at least an annual basis. Our board of directors will make decisions regarding the valuation methodology to be employed, who will perform valuations of our assets and the frequency of such valuations; provided, however, that the determination of the estimated per share NAV must be conducted by, or with the material assistance or confirmation of, a third-party valuation expert and must be derived from a methodology that conforms to standard industry practice. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares. Further, there can be no assurance with respect to any estimate of value of our common stock that such estimated value would actually be realized by our stockholders upon liquidation, or that our stockholders would be able to realize such estimated value if they were to attempt to sell their shares, or that such estimated value would be related to any appraisals of our shares or assets.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Section 3(42) of ERISA defines “Plan Assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The allowed restrictions in examples contained in the Plan Asset Regulation are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, generally 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, generally 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (1) “directly” into real estate, (2) through wholly-owned subsidiaries, or (3) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. The term “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. We do not intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% in order to qualify for the exception for investments in which equity participation by benefit plan investors is not significant. In fact, we expect that more than 25% of our outstanding shares of common stock will be held by benefit plan investors.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA and the Internal Revenue Code forbid Plans and IRAs from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally 5% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction with a Plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 5%, but is increased to 100% if the prohibited transaction is not timely corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

PLAN OF DISTRIBUTION

The Offering

Until April 8, 2016, we offered up to $2,500,000,000 in shares of a single class of our common stock (now referred to as Class A shares) in our primary offering for $25.00 per share, and up to $475,000,000 in shares of the same class of common stock pursuant to our distribution reinvestment plan for $23.75 per share. Effective as of April 11, 2016, the offering price for Class A shares is $26.37 per share. Commencing on April 29, 2016, we are offering up to $2,500,000,000 in shares of our common stock pursuant to our primary offering, consisting of two classes of shares: Class A shares of common stock at a price of up to $26.37 per share (up to $1,375,000,000 in shares) and Class T shares of common stock at a price of up to $25.26 (up to $1,125,000,000 in shares). The offering price is based on our estimated per share NAV, as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fees, which will be deducted directly from the amount you invest. The net proceeds to us, after the payment of selling commissions, the dealer manager fee and other organization and offering expenses, will be $24.00 per share for both the Class A shares and the Class T shares sold in the primary offering. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to $475,000,000 in shares of common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $24.00 per share for Class A shares and $24.00 per share for Class T shares, which is equal to the most recent estimated per share NAV for each share class as determined by our board of directors. We reserve the right to reallocate the shares offered among the classes of shares and between the primary offering and our distribution reinvestment plan. We intend to offer these shares until March 17, 2017, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by March 17, 2017, our board of directors may further extend the offering as permitted under applicable law. In no event will we extend this offering beyond 180 days after March 17, 2017, and we may terminate this offering at any time. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital, its affiliates and its predecessors. Our dealer manager is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, see the “Management — Dealer Manager” section of this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we generally will pay to our dealer manager, Cole Capital Corporation, selling commissions in the amount of up to 7.0% of the gross offering proceeds for Class A shares sold in our primary offering and up to 3.0% of the gross offering proceeds for Class T shares sold in our primary offering, all of which will be reallowed by our dealer manager to participating broker-dealers. We also generally will pay to our dealer manager a dealer manager fee of up to 2.0% of the gross offering proceeds from the sale of Class A and Class T shares of our common stock pursuant to the primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. No selling commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

In addition to the up-front fees described above, we will pay an ongoing distribution and stockholder servicing fee to our dealer manager with respect to Class T shares sold in our primary offering. The distribution and stockholder servicing fee will accrue daily in an amount equal to 1/365th of 0.8% of the estimated per share NAV of Class T shares sold in our primary offering and will be paid monthly in arrears. We will cease paying the distribution and stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total selling commissions and distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 7.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). The distribution and stockholder servicing fee will be paid with respect to ongoing services provided to our stockholders by the participating broker-dealer of record, which may include (i) offering to meet with the holder of the Class T share no less than annually to provide overall guidance on the stockholder’s investment in us, including discussing the mechanics of the distribution reinvestment plan, share redemption program or a tender offer, or to answer questions about their customer account statement or valuations, and (ii) discussing with the holder of the Class T share, upon such stockholder’s request, any questions related to the stockholder’s investment in us. While we expect that the participating broker-dealer of record for a Class A stockholder may provide some similar services to a Class A stockholder, they are under no obligation to do so and we will not pay a stockholder servicing fee for such services. We will not pay selling commissions, dealer manager fees or distribution and stockholder servicing fees on Class T shares sold pursuant to our distribution reinvestment plan.

The total amount of underwriting compensation, including selling commissions, dealer manager fees, distribution and stockholder servicing fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross offering proceeds of the primary offering.

The dealer manager may, in its discretion, reallow up to 100% of the distribution and stockholder servicing fee to participating broker-dealers. In the event that a stockholder redeems all or a portion of their Class T shares, our dealer manager may elect to adjust the amount of the distribution and stockholder servicing fee that is reallowed to such stockholder’s participating broker-dealer to reflect the fact that such Class T shares are no longer outstanding.

We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price will be the estimated per share NAV, as determined by our board of directors on April 8, 2016, plus any applicable per share up-front selling commissions and dealer manager fees. Selling commissions and dealer manager fees generally will be paid in connection with such sales as set forth in the table below. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will reflect the fact that we will not pay our dealer manager the selling commissions on such shares, as described in more detail below. All such sales must be made through a registered broker-dealer of record.

Type of Compensation and Expenses	Total Maximum Amount(1)	Percentage of Primary Offering(1)
Selling Commissions:
Class A Shares	$96,250,000	3.85%
Class T Shares	$33,750,000	1.35%
Distribution and Stockholder Servicing Fee:
Class A Shares	—	—%
Class T Shares(2)	$45,000,000	1.8%
Dealer Manager Fee(3)	$50,000,000	2.0%

Total	$225,000,000	9.0%

(1)	Assumes the sale of the maximum offering in our primary offering of $2,500,000,000 in shares of common stock, excluding shares sold under our distribution reinvestment plan, allocated at $1,375,000,000 in Class A shares of common stock at $26.37 per share and $1,125,000,000 in Class T shares of common stock at $25.26 per share, which is equal to the most recent per share NAV for each share class as determined by our board of directors. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and our distribution reinvestment plan. In the event that we sell a greater percentage of Class A shares (which are subject to a 7% selling commission), the amount and percentage of selling commissions with respect to Class A shares will be higher and the amounts and percentages of selling commissions and the distribution and stockholder servicing fee with respect to Class T shares will be lower; however, the total amount and percentage of the dealer manager fee that we may pay in this offering will not change.

(2)	The distribution and stockholder servicing fee is an ongoing fee that is not paid at the time of purchase. We will cease paying the distribution and stockholder servicing fee with respect to the Class T shares sold in this offering at the earliest of: (i) the end of the month in which the transfer agent, on our behalf, determines that total selling commissions and distribution and stockholder servicing fees paid by a stockholder within his or her individual account would be equal to 7.0% of the stockholder’s total gross investment amount at the time of the purchase of the primary Class T shares held in such account; (ii) the date on which the aggregate underwriting compensation from all sources equals 10.0% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan); (iii) the fifth anniversary of the last day of the month in which our public offering (excluding the distribution reinvestment plan offering) terminates; (iv) the date such Class T share is no longer outstanding; and (v) the date we effect a liquidity event (such as the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares). Amounts shown in this table assume that we sell $1,375,000,000 of Class A shares and $1,125,000,000 of Class T shares in our primary offering and reflect the termination of the payment of distribution and stockholder servicing fees due to the 10% limitation on the aggregate underwriting compensation that can be paid on the sale of Class T shares in our primary offering. In the event that we sell all remaining shares of the primary offering in Class T shares, the maximum amount of distribution and stockholder servicing fees will be approximately $89.5 million, as of April 11, 2016; however, the total amount and percentage of the dealer manager fee that we may pay in this offering will not change.

(3)	From the dealer manager fee, our dealer manager will pay for broker-dealer expense reimbursement. This reimbursement includes base salaries and bonuses paid to wholesalers employed by our dealer manager; travel, lodging and meal costs of participating broker-dealers and their registered representatives who attend training and education meetings sponsored by our dealer manager; a portion of the other costs of such training and education meetings sponsored by our dealer manager; and other business and business entertainment expenses.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. In instances where the investment advisory representative is affiliated with a participating broker-dealer, investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the fixed or “wrap fee” feature, our dealer manager may pay to the investment advisor or other financial advisor or the company that sponsors the wrap account, marketing support, service or other denominated fees. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquired by such investors.

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a purchase price that reflects the fact that selling commissions will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

	Estimated Amount	Percent of Maximum Offering (Not Including Distribution Reinvestment Plan)
Selling commissions and distribution and stockholder servicing fee	$175,000,000	7.0%
Dealer manager fees, including fees reallowed to participating broker-dealers	36,586,348	1.5%
Dealer manager wholesaling commissions, salaries and expense reimbursement	31,809,335	1.3%
Broker-dealer conference fees, training and education meetings, business entertainment, logoed items and sales incentives	5,954,317	0.2%
Due diligence allowance	400,000	*
Legal fees of our dealer manager	250,000	*

Total(1)	$250,000,000	10.0%

*	0.01% or less.

(1)	Of this total amount, $175 million and $50 million (7.0% and 2.0% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid by us from the proceeds of this offering in the form of (i) selling commissions and distribution and stockholder servicing fees, and (ii) dealer manager fees, respectively. The remaining $25.0 million (approximately 1.0% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) in expenses will be paid for reimbursements of other organization and offering expenses.

It is important to note that we are permitted to reimburse our advisor an amount up to 2.0% of gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses, which includes both underwriting and non-underwriting expenses. As shown in the “Management Compensation” table elsewhere in this prospectus, we expect to reimburse non-underwriting organization and offering expenses up to $34.5 million. In no event will the total amount of underwriting compensation paid by us in the form of organization and offering expense reimbursements exceed an amount equal to 1.0% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan.

The total amount of underwriting compensation, including selling commissions, dealer manager fees, distribution and stockholder servicing fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of CR V Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and officers and directors of other programs sponsored by Cole Capital, may purchase Class A shares in the primary offering at a discount. The purchase price for such shares will be the per share NAV for Class A shares. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Pursuant to our charter, VEREIT OP will be prohibited from selling the 8,000 Class A shares of our common stock it owned as of February 7,

2014 for so long as Cole Capital remains our sponsor; provided, however, that VEREIT OP may transfer ownership of all or a portion of these shares of our common stock to other affiliates of our sponsor. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by CR V Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote regarding the removal of our advisor or any director or any of their affiliates, or any transaction between us and any of them. Shares purchased by our executive officers, directors, advisor and any of their affiliates will not be subject to a lock-up agreement. With certain exceptions, no director, officer, advisor or any affiliate may own more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding common stock, unless exempted by our board of directors.

Volume Discounts

We generally will pay to our dealer manager, Cole Capital Corporation, a selling commission equal to 7% of the gross proceeds of our primary offering for Class A shares and 3% of the gross offering proceeds of our primary offering for Class T shares. However, the selling commission we will pay in respect of purchases of $500,001 or more will be reduced with respect to the dollar volume of the purchase in excess of that amount. Volume discounts reduce the effective purchase price per share of common stock, allowing large volume purchasers to acquire more shares with their investment than would be possible if the full selling commission was paid. Volume discounts will be made available to purchasers in accordance with the following table:

Subscription Amount	Selling Commission Percent
Class A shares
Up to $500,000	7.0%
$500,001-$1,000,000	6.0%
$1,000,001-$2,000,000	5.0%
$2,000,001-$3,000,000	4.0%
$3,000,001-$4,000,000	3.0%
Over $4,000,000	2.0%

Class T shares
Up to $500,000	3.0%
$500,001-$4,000,000	2.0%
Over $4,000,000	1.0%

In its sole discretion, our sponsor may agree to pay a participating broker-dealer all or a portion of the difference between the full selling commission and the discounted selling commission.

In addition, in order to encourage investments of more than $4 million, Cole Capital Corporation, with the agreement of the participating broker-dealer, may further agree to reduce or eliminate the dealer manager fee and/or the selling commission with respect to such investments.

The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his, her or its investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below. Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate new or previous subscriptions in us and/or in other publicly offered programs sponsored by Cole Capital that are not valued daily (collectively, Eligible Programs) for purposes of determining the dollar amount of shares purchased and any resulting volume discount. For example, if you previously purchased and still hold shares of our company or another Eligible Program with an aggregate purchase price of $500,000, and subsequently invest $100,000 in us and $100,000 in another Eligible Program, you may request a reduction in the selling commission on the $200,000 in new investments. Such requests may be made with respect to purchases by a single “purchaser” as defined above. Eligible Programs shall not include programs that have completed a liquidity event, including, without limitation, a merger or sale of the program, a liquidation of its assets or a listing of its shares on a national securities exchange. In addition, we reserve the right to exclude other programs from the list of Eligible Programs. For purposes of this paragraph, the dollar amount of new or previous subscriptions in Eligible Programs shall be the total purchase price paid for the shares before the deduction of selling commissions or dealer manager fees. Previous subscriptions will be counted only if the purchaser still holds the shares. Shares purchased pursuant to a distribution reinvestment plan (on which selling commissions and dealer manager fees are not paid) will not be counted toward the amount of previous subscriptions. Any request for a volume discount pursuant to this paragraph must be submitted with the order for which the discount is being requested, and will be subject to verification of the purchaser’s holdings.

Minimum Purchase Requirement

The minimum investment generally is $2,500. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other public real estate program sponsored by Cole Capital, any additional purchase must be in increments of at least $1,000 or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for adjustments to the selling commissions and dealer manager fees applicable to sales through such selected dealer. Our dealer manager may reallow up to all of the dealer manager fee to such selected dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9% of the gross proceeds of the Class A shares or 5% of the gross proceeds of the Class T shares sold by such selected dealer. The aggregate amount of selling commissions and the dealer manager fee that an investor would pay would not be affected by this change. In addition or alternatively, our dealer manager may enter into selected dealer agreements that provide for a decreased selling commission, with no corresponding increase in the dealer manager fee. Under this arrangement, the aggregate amount of selling commissions and the dealer manager fee that an investor would pay would be less than 9% of the gross proceeds of the Class A shares sold by such selected dealer or less than 5% of the gross proceeds of the Class T shares, reducing the effective purchase price per share paid by such investor to an amount less than $26.37 per Class A share or $25.26 per Class T share. The net proceeds to us will not be affected by either of these arrangements.

HOW TO SUBSCRIBE

Persons or entities who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by his, her or its broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:

1) Complete the execution copy of the applicable initial subscription agreement. A specimen copy of the initial subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, included in this prospectus as Appendix C. Subscription Agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved.

2) Deliver a check for the full purchase price of the shares payable to “Cole Credit Property Trust V, Inc.” or, alternatively, “CCPT V” or “Cole REIT,” provided such funds are accompanied by the applicable subscription agreement. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the applicable subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription. In the future, we may provide an electronic subscription method that supplements or replaces our current subscription procedure, but any such electronic subscription method would require all the same information and representations required by our paper subscription method.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP relied on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to CR V Advisors, our advisor, as well as affiliates of CR V Advisors, and may continue to do so in the future.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Cole Credit Property Trust V, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-189891) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 30, 2016;

(2)	Definitive Proxy Statement filed with the SEC on April 13, 2016 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2015);

(3)	Current Report on Form 8-K filed with the SEC on March 8, 2016; and

(4)	Current Report on Form 8-K filed with the SEC on April 11, 2016.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website at www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, write us at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona, 85016, Attention: Investor Relations, or contact our offices at (866) 907-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the other information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Credit Property Trust V, Inc.

Attn: Investor Relations

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

Tel: (866) 907-2653

The website address for us and our sponsor is www.colecapital.com. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the SEC, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future SEC filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.W., Washington, D.C. 20549. Please contact the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding certain public real estate programs previously sponsored by entities affiliated with our sponsor, Cole Capital, including this program. The Company has presented all programs subject to public reporting requirements (“Public Real Estate Programs”) that have similar investment objectives to this offering. In determining which Public Real Estate Programs have similar investment objectives to this offering, the Company considered factors such as the type of real estate acquired by the program, the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the purchase of our shares will not create any ownership interest in the programs included in these tables.

The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table III — Annual Operating Results of Real Estate Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

The information that would be included in Table II (Compensation to Sponsor) related to the compensation paid to sponsor has been included in Table IV. A separate Table II has not been provided.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of the three most recent Public Real Estate Programs for which offerings have been closed since January 1, 2013. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Cole Real Estate Investments, Inc.(1)	Cole Corporate Income Trust, Inc.(2)	Cole Credit Property Trust IV, Inc.(3)
Dollar amount offered	$5,940,000,000	$3,070,000,000	$3,222,250,000
Dollar amount raised	$5,043,960,197	$1,974,554,386	$3,160,049,064
Length of offering (in months)	57 months	39 months	Ongoing
Months to invest 90% of amount available for investment	23	35	35

(1)	These figures are presented as of June 20, 2013, which was the date of the listing of Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc.) on the New York Stock Exchange (the “Listing”), and include Cole Real Estate Investments, Inc.’s initial public, follow-on public and distribution reinvestment plan offerings. Cole Real Estate Investments, Inc. began its initial public offering on October 1, 2008 and closed its initial public offering on October 1, 2010. The total dollar amount registered in the initial public offering was $2.49 billion. The total dollar amount raised in the initial public offering was $2.2 billion. Cole Real Estate Investments, Inc. began its follow-on public offering after the termination of its initial public offering on October 1, 2010 and closed its follow-on public offering on April 27, 2012. The total dollar amount registered in the follow-on public offering was $2.7 billion. The total dollar amount raised in the follow-on public offering was $2.6 billion. It took Cole Real Estate Investments, Inc. 23 months to invest 90% of the amount available for investment from its initial and follow-on public offerings. Cole Real Estate Investments, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the SEC on March 14, 2012 and automatically became effective with the SEC upon filing. The total dollar amount registered and available to be offered in the distribution reinvestment plan offering was $712.5 million. On June 17, 2013, the board of directors of Cole Real Estate Investments, Inc. voted to terminate the distribution reinvestment plan effective as of June 20, 2013. Prior to the termination date, the total dollar amount raised in the distribution reinvestment plan offering was $192.4 million.

(2)	These figures are presented as of January 29, 2015, the date Cole Corporate Income Trust, Inc. merged with and into SIR Merger Sub (the “CCIT Merger”), and include Cole Corporate Income Trust’s initial public and distribution reinvestment plan offerings. Cole Corporate Income Trust, Inc. began its initial public offering on February 10, 2011 and closed its initial public offering on November 21, 2013. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $1.9 billion. It took Cole Corporate Income Trust, Inc. 35 months to invest 90% of the amount available for investment from its initial offering. Cole Corporate Income Trust, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the SEC on September 26, 2013 and automatically became effective with the SEC upon filing. The total dollar amount registered and available to be offered in the distribution reinvestment plan offering was $95.0 million. On August 20, 2014, the board of directors of Cole Corporate Income Trust, Inc. voted to terminate the distribution reinvestment plan effective as of September 30, 2014. Prior to the termination date, the total dollar amount raised in the distribution reinvestment plan offering was $57.1 million.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

(3)	These figures are presented as of December 31, 2015. Cole Credit Property Trust IV, Inc. began its initial public offering on January 26, 2012 and closed its initial public offering on April 4, 2014. The total dollar amount registered and available to be offered in the initial public offering was $2.975 billion. The total dollar amount raised in the initial public offering was $3.0 billion. It took Cole Credit Property Trust IV, Inc. 35 months to invest 90% of the amount available for investment from its initial offering. Cole Credit Property Trust IV, Inc. registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the SEC on December 19, 2013 and automatically became effective with the SEC upon filing. Cole Credit Property Trust IV, Inc. will continue to issue shares of common stock under the distribution reinvestment plan offering. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering was $247.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $195.7 million as of December 31, 2015.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the operating results of Public Real Estate Programs sponsored by the sponsor of our program, the offerings of which have been closed since January 1, 2011. The information relates only to public programs with investment objectives similar to this program. All figures are as of December 31 of the year indicated, unless otherwise noted.

	Cole Corporate Income Trust, Inc. (in thousands, except information on total distributions paid and per share amounts)
	2011	2012	2013	2014(4)
Balance Sheet Data
Total assets	$37,473	$311,292	$2,445,677	$2,678,041
Total liabilities	$26,494	$171,908	$823,820	$1,103,921
Redeemable common stock and noncontrolling interest	$132	$2,105	$33,272	$3,399
Stockholders’ equity	$10,847	$137,279	$1,588,585	$1,570,721
Operating Data
Total revenues	$1,843	$7,472	$87,059	$228,096
Total expenses	$2,202	$11,430	$115,475	$161,087
Operating loss (income)	$(359)	$(3,958)	$(28,416)	$67,009
Interest expense	$791	$1,394	$13,028	$28,476
Net (loss) income attributable to non-controlling interest	$(1,143)	$(5,301)	$(40,887)	$38,421
Cash Flow Data
Cash flows provided by (used in) operating activities	$433	$(2,171)	$1,072	$105,171
Cash flows used in investing activities	$(33,230)	$(259,738)	$(2,047,275)	$(319,292)
Cash flows provided by financing activities	$34,478	$272,216	$2,098,088	$180,799
Distribution Data
Total distributions	$214	$3,942	$49,840	$127,400
Distribution Data Per $1,000 Invested
Total distributions paid	$33.12	$65.00	$65.00	$65.00
Sources of distributions paid:
Net cash provided by operating activities(1)	$33.12	$3.59	$1.40	$53.66
Proceeds from the issuance of common stock(2)	$—	$61.41	$63.60	$3.86
Net borrowings	$—	$—	$—	$7.48
Estimated value per share(3)	N/A	N/A	N/A	N/A

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

	Cole Credit Property Trust II, Inc. (in thousands, except information on total distributions paid and per share amounts)
	2011	2012	Period from January 1, 2013 to June 30, 2013(5)
Balance Sheet Data
Total assets	$3,430,322	$3,289,536	$3,212,727
Total liabilities	$1,944,127	$1,922,109	$1,901,642
Redeemable common stock	$14,482	$121	$—
Stockholders’ equity	$1,471,713	$1,367,306	$1,311,085
Operating Data
Total revenues	$279,345	$282,852	$142,886
Total expenses	$135,919	$149,939	$40,188
Operating income	$140,405	$132,680	$58,781
Interest expense	$108,186	$107,963	$52,133
Net income	$53,809	$25,397	$6,971
Cash Flow Data
Cash flows provided by operating activities	$114,449	$118,371	$49,170
Cash flows used in (provided by) investing activities	$(18,328)	$11,205	$14,476
Cash flows used in financing activities	$(88,707)	$(161,397)	$(68,843)
Distribution Data
Total distributions	$131,003	$131,378	$65,027
Distribution Data Per $1,000 Invested
Total distributions paid	$62.50	$62.50	$31.25
Sources of distributions paid:
Net cash provided by operating activities(1)	$54.60	$56.31	$23.63
Proceeds from the issuance of common stock(2)	$1.44	$0.11	$—
Net sale proceeds(6)	$5.34	$4.36	$1.95
Principal repayments(7)	$—	$1.72	$5.67
Return of capital from unconsolidated joint ventures	$1.12	$—	$—
Estimated value per share(3)	$9.35	$9.35	$9.45	(8)

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

	Cole Real Estate Investments, Inc. (in thousands, except information on total distributions paid and per share amounts)
	2011	2012	Period from January 1, 2013 to June 30, 2013(9)
Balance Sheet Data
Total assets	$5,697,568	$7,453,725	$7,913,173
Total liabilities	$2,579,204	$3,536,315	$3,967,089
Redeemable common stock and noncontrolling interest	$135,376	$238,385	$16,718
Stockholders’ equity	$2,982,988	$3,679,025	$3,929,366
Operating Data
Total revenues	$323,980	$542,942	$410,517
Total expenses	$215,113	$334,058	$274,671
Operating income	$108,867	$208,884	$135,846
Interest expense	$78,968	$140,113	$88,007
Income from continuing operations	$31,718	$87,855	$49,504
Net income attributable to the company	$45,296	$203,338	$69,134
Cash Flow Data
Net cash provided by operating activities	$145,681	$242,464	$146,762
Net cash used in investing activities	$(2,350,677)	$(1,708,688)	$(220,304)
Net cash provided by financing activities	$2,311,407	$1,442,375	$48,512
Distribution Data
Total distributions	$194,877	$295,653	$160,685
Distribution Data Per $1,000 Invested
Total distributions paid	$65.00	$65.00	$68.71
Sources of distributions paid:
Net cash provided by operating activities(1)	$48.59	$53.31	$62.76
Proceeds from the issuance of common stock(2)	$16.03	$10.57	$—
Distributions received in excess of income from unconsolidated joint ventures	$0.38	$1.12	$1.03
Net borrowings	$—	$—	$4.92
Estimated value per share(3)	N/A	N/A	$11.05	(10)

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

	Cole Credit Property Trust IV, Inc. (in thousands, except information on total distributions paid and per share amounts)
	2011	2012	2013	2014	2015
Balance Sheet Data(11)
Total assets	$200	$540,578	$2,544,324	$4,031,468	$4,582,199
Total liabilities	$—	$293,099	$775,868	$1,583,090	$2,195,084
Redeemable common stock and noncontrolling interest	$—	$1,964	$26,484	$121,972	$190,561
Stockholders’ equity	$200	$245,515	$1,741,972	$2,326,406	$2,196,554
Operating Data
Total revenues	$—	$7,837	$102,557	$256,282	$367,731
Total expenses	$—	$19,853	$113,253	$210,852	$243,531
Operating (loss) income	$—	$(12,016)	$(10,696)	$45,430	$124,200
Interest expense and other, net	$—	$1,728	$22,184	$34,260	$59,307
Net (loss) income attributable to the Company	$—	$(13,744)	$(32,880)	$11,190	$64,771
Cash Flow Data
Cash flows (used in) provided by operating activities	$—	$(8,717)	$7,570	$89,086	$182,900
Cash flows used in investing activities	$—	$(511,223)	$(1,702,957)	$(1,740,355)	$(676,738)
Cash flows provided by financing activities	$—	$533,635	$1,982,066	$1,405,982	$464,867
Distribution Data
Total distributions	$—	$3,925	$47,470	$177,017	$192,931
Distribution Data Per $1,000 Invested
Total distributions paid	$—	$62.50	$62.50	$62.50	$64.40
Sources of distributions paid:
Net cash provided by operating activities(1)	$—	$—	$9.97	$31.45	$61.18
Proceeds from the issuance of common stock(2)	$—	$62.50	$52.53	$31.05	$—
Net borrowings	$—	$—	$—	$—	$3.22
Estimated value per share(3)	N/A	N/A	N/A	N/A	$9.70	(12)

(1)	Includes cash flows in excess of distributions from prior periods.

(2)	Net cash provided by operating activities reflects a reduction for real estate acquisition-related expenses. Real estate acquisition-related expenses are treated as funded by proceeds from the offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock used as a source of distributions includes the amount by which real estate acquisition-related expenses reduced net cash provided by operating activities.

(3)	N/A indicates there is no public trading market for the shares during the period indicated or estimated value per share as determined by the respective company’s board of directors.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF REAL ESTATE PROGRAMS (UNAUDITED)—(Continued)

(4)	The CCIT Merger with and into SIR Merger Sub was completed on January 29, 2015. Financial data is presented for Cole Corporate Income Trust, Inc. through December 31, 2014, the most recent reporting date prior to the completion of the merger.

(5)	The merger of Cole Credit Property Trust II, Inc. with Spirit Realty Capital, Inc. (the “Spirit Merger”) was completed on July 17, 2013. Financial data is presented for Cole Credit Property Trust II, Inc. from January 1, 2013 to June 30, 2013, the most recent reporting date prior to the completion of the Spirit Merger.

(6)	Net sale proceeds include proceeds in excess of Cole Credit Property Trust II, Inc.’s investment in marketable securities, proceeds from the sale of an unconsolidated joint venture, and proceeds from the sale of real estate and condemnations.

(7)	Principal repayments include repayments from mortgage notes receivable and real estate under direct financing leases.

(8)	Estimated share value of $9.45 was approved by Cole Credit Property Trust II, Inc.’s board of directors on January 23, 2013, and represents the then-most recent estimated share value as of June 30, 2013.

(9)	On April 5, 2013, Cole Credit Property Trust III, Inc. completed a transaction whereby Cole Holdings Corporation merged with and into CREInvestments, LLC, a wholly owned subsidiary of Cole Credit Property Trust III, Inc. (the “Cole Holdings Merger”). Cole Credit Property Trust III, Inc. changed its name to Cole Real Estate Investments, Inc. and its shares of common stock were listed on the New York Stock Exchange on June 20, 2013. Financial data for 2013 is presented for Cole Real Estate Investments, Inc. as of June 30, 2013.

(10)	During the period indicated, Cole Real Estate Investments, Inc. was traded on the New York Stock Exchange from June 20, 2013 through June 30, 2013, which represented seven business days trading activity. The estimated value per share was calculated as the average of the daily closing price per share for those seven trading days. No estimated value per share had been disclosed to stockholders of Cole Real Estate Investments, Inc. prior to the listing of the company’s shares of common stock on the New York Stock Exchange.

(11)	Certain Cole Credit Property Trust IV, Inc. prior period balances have been reclassified to conform to the current period presentation.

(12)	Estimated share value of $9.70 as of August 31, 2015 was approved by Cole Credit Property Trust IV, Inc.’s board of directors on September 27, 2015, and represents the most recent estimated share value.

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

This table provides summary information on the results of completed Public Real Estate Programs sponsored by the sponsor of our program since January 1, 2006, which have similar objectives to those of this program.

	Cole Real Estate Investments, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust, Inc.	Cole Corporate Income Trust, Inc.
Date closed	June 20, 2013	July 17, 2013	May 16, 2014	January 29, 2015
Duration in months	57 months	97 months	119 months	39 months
Aggregate dollar amount raised	$5,043,960,197	$2,266,234,296	$100,331,320	$1,974,422,477
Annualized return on investment(1)	7.2%	3.4%	2.8%	2.9%
Total annualized return(2)	9.9%	5.6%	2.7%	6.5%
Median annual leverage	37.2%	51.5%	62.7%	45.1%
Compensation Data:
Amount paid to sponsor:(3)
Selling commissions and dealer manager fees reallowed	$67,053,734	$25,741,562	$1,920,310	$149,416,997
Acquisition and advisory fees and expenses	157,619,281	70,450,127	4,498,734	82,694,577
Asset management fees and expenses	70,618,980	48,500,845	1,985,733	—
Property management and leasing fees and expenses	27,305,313	31,730,864	3,965,444	—
Operating expenses	22,139,113	13,455,324	—	3,888,774
Other(4)	99,745,877	41,407,253	—	28,760,596

Total	$444,482,298	$231,285,975	$12,370,221	$264,760,944

(1)	Calculated as (i) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (ii) the aggregate amount invested by investors multiplied by the number of years from the registrant’s initial receipt of offering proceeds from a third party investor to the liquidity event.

(2)	The total annualized return calculation assumes the investment was made as of the program’s break of escrow at the gross offering price of $10.00 per share, was held through the date of the liquidity event and that distributions were paid monthly in cash.

(3)	The Cole Holdings Merger was completed on April 5, 2013, the Spirit Merger was completed on July 17, 2013, Cole Credit Property Trust I merged with VEREIT (the “CCPT Merger”) on May 19, 2014 and the CCIT Merger was completed on January 29, 2015. No consideration was paid to the sponsor in connection with the Spirit Merger or the CCPT Merger. The consideration paid to the sponsor in connection with the Cole Holdings Merger and CCIT Merger are not included in this table. Investors should see the “Prior Performance Summary — Liquidity Track Record — Prior Public Programs” section of the prospectus for a description of the compensation that was and may be paid to the sponsor in connection with the Cole Holdings Merger.

(4)	Amounts herein include construction management fees, other offering costs, real estate commissions and finance coordination fees, as applicable.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2013 by Public Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2015.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs			Deficiency of Property Operating Cash Receipts Over Cash Expenditures
Property(1)	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total(2)	Original Mortgage Financing	Total Acquisition Cost, Capital, Improvements, Closing and Soft Costs(3)	Total
Cole Credit Property Trust IV, Inc.
Land Parcel Riverdale, UT	2/14	10/14	$1,758,629	$—	$—	$—	$1,758,629	$—	$1,937,484	$1,937,484	(4)
Land Parcel Hagerstown, MD	9/14	10/15	977,760	—	—	—	977,760	—	1,085,878	1,085,878	(4)

Total Cole Credit Property Trust IV, Inc.			$2,736,389	$—	$—	$—	$2,736,389	$—	$3,023,362	$3,023,362	(4)

Cole Real Estate Income Strategy (Daily NAV), Inc.
The Parke - San Antonio, TX	12/11	4/15	$11,029,904	$(7,553,838)	$—	$—	$3,476,066	$—	$7,567,638	$7,567,638	$1,859,346
Cole HC Baton Rouge, LA	1/13	4/15	966,670	(697,983)	—	—	268,687	—	898,773	898,773	152,243
Cole TS Lockhart, TX	12/11	4/15	3,537,187	(2,328,336)	—	—	1,208,851	—	2,955,588	2,955,588	753,281
Cole HC Baton Rouge, LA	1/13	5/15	1,796,007	(1,317,106)	—	—	478,901	—	1,804,017	1,804,017	294,122
Cole TS Brunswick, GA	12/11	7/15	3,965,377	—	—	—	3,965,377	—	3,420,137	3,420,137	937,042

Total Cole Real Estate Income Strategy (Daily NAV), Inc.			$21,295,145	$(11,897,263)	$—	$—	$9,397,882	$—	$16,646,153	$16,646,153	$3,996,034

(1)	Cole Credit Property Trust II, Inc. and Cole Credit Property Trust III, Inc. sold all of their properties during 2013 in connection with the Spirit Merger and the Listing, respectively, and were therefore included in Table IV. Cole Credit Property Trust, Inc. sold all of its properties during 2014 in connection with the CCPT Merger, and was therefore included in Table IV.

(2)	Amount not reported for tax purposes on the installment basis. Cole Credit Property Trust IV, Inc. recorded a taxable loss of $203,000 related to the Riverdale, UT property sale and recorded a taxable loss of $137,000 related to the Hagerstown, MD property sale, both of which were capital losses. Cole Income NAV Strategy recorded a taxable gain of $4.6 million related to the five properties disposed of during the year ended December 31, 2015.

(3)	The amount shown does not include a pro rata share of the original offering costs. There was no carried interest received in lieu of commissions in connection with the acquisition of the property.

(4)	Operating cash receipts and cash expenditures at the property are not related to the land parcel that was disposed of and are therefore not included.

Past performance is not necessarily indicative of future results.

APPENDIX B

COLE CREDIT PROPERTY TRUST V, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	Share Class:
☐ A Shares ☐ T Shares
2.	This subscription is in the amount of $
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and E or complete the separate simplified Additional Subscription Agreement)

Existing Account #

3.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
			☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #		Account #

4. (Optional) For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account	☐ Cole Employee or their Family Member ☐ Registered Representative, Firm Employee or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE A SHARE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration	2.	Qualified Registration
	☐ Individual Ownership (one signature required)		☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)		☐ Roth IRA
	☐ Community Property (all parties must sign)		☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)		☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)		☐ Pension or Profit Sharing Plan (exempt under 401(a)) ☐ Non-custodial ☐ Custodial
	Nameof Trust		PlanName Tax ID # ☐ Other (specify)
Dateof Trust Tax ID # (if applicable)
	☐ Transfer on Death (fill out TOD Form to effect designation)	3.	Custodian or Clearing Firm/Platform Information, if
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act		applicable (send all paperwork directly to the Custodian or
	(UGMA/UTMA adult custodian signature required)		ClearingFirm/Platform)
State of
	Custodian for (minor’s name)		Name
☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
	☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)		Street/PO Box

	☐ PartnershipOwnership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)		City State Zip
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
	☐ Taxable Pension or Profit Sharing Plan (authorizedsignature and Plan paperwork required)		Custodian Tax ID # (provided by Custodian)
	☐ Other (specify)		Custodian or Clearing Firm/Platform Account #
Custodian Phone

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

SSN or Tax ID # Date of Birth	SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D VOLUME DISCOUNTS (if applicable)

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

E DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan	Note: All custodial account distributions not reinvested pursuant to
☐ Send to Custodial Account (listed in Section B-3)	the distribution reinvestment plan will be sent to the custodian.
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodial accounts only)	☐ Checking ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2
City State Zip

By signing this agreement, I authorize Cole Credit Property Trust V, Inc. (CCPT V) to deposit distributions into the account specified in Section E, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCPT V to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

F INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-15 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.
|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.
|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.
|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.
|	9. For Kentucky residents: My (our) aggregate investment in CCPT V and its affiliate’s non-publicly traded real estate investment trusts does not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).
|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth. An investment by a Nebraska investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to the foregoing limitations.
|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	12. For New Mexico residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.
|	13. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.
|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.
|	15. For Tennessee residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

☐	By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically.

     If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653. Email:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

G FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No

City State Zip

Email Address

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)
	Email Address		Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No

H FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCPT V	CCPT V
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2016 Cole Capital Advisors, Inc. All rights reserved		CCPT5-AGMT-05(04-16)

APPENDIX C

COLE CREDIT PROPERTY TRUST V, INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V), who desires to purchase additional shares of CCPT V and who purchased their shares directly from CCPT V. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	Share Class:

☐ A Shares ☐ T Shares

2.	This subscription is in the amount of $ (minimum $1,000)

3.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired ☐ Funds to follow

☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)	SSN or Tax ID #

Existing Account #

C VOLUME DISCOUNTS (if applicable)

I (we) are making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

D  INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-15 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCPT V and its affiliates.

|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth

|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

|	9. For Kentucky residents: My (our) aggregate investment in CCPT V and its affiliate’s non-publicly traded real estate investment trusts does not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth. An investment by a Nebraska investor that is an accredited investor, as defined in 17 C.F.R. § 230.501, is not subject to the foregoing limitations.

C-1

INVESTOR | CO-INVESTOR

|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	12. For New Mexico residents: My (our) aggregate investments in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

|	13. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

|	15. For Tennessee residents: My (our) investment in CCPT V does not exceed 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically.

     (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

     If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCPT V will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodial Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCPT V unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCPT V. In deciding to invest in CCPT V, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCPT V and each person selling shares of CCPT V common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐  I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐  I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

E FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

F FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCPT V that I have reasonable grounds for believing that the purchase of the shares by the investor in CCPT V is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCPT V	CCPT V
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2016 Cole Capital Advisors, Inc. All rights reserved		CCPT5-AI-05 (04-16)

C-2

APPENDIX D

AMENDED AND RESTATED

DISTRIBUTION REINVESTMENT PLAN

COLE CREDIT PROPERTY TRUST V, INC.

EFFECTIVE AS OF MAY 1, 2016

Cole Credit Property Trust V, Inc., a Maryland corporation (the “Company”), has adopted this Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate. Any holder of shares of Class A common stock of the Company, par value $.01 per share (the “Class A Shares”) and Class T common stock of the Company, par value $.01 per share (the “Class T Shares” and collectively with the Class A Shares, the “Shares”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.

2. Distribution Reinvestment. The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days or prior to the last business day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 7. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors (the “Board”). If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

3. General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a) During the remainder of the Company’s public offering (the “Offering”) of Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-189891 as amended or supplemented (the “Registration Statement”), the Administrator will invest Distributions on Class A Shares in Class A shares and will invest Distributions on Class T Shares in Class T Shares, in each case at a per share price equal to the most recently disclosed per share net asset value as determined in accordance with the Valuation Policy less the aggregate distributions per Class A Share and Class T Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(b) After termination of the Registration Statement, the Administrator will invest Distributions in Shares that are registered with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”). No advance notice of pricing pursuant to this Paragraph 3(b) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(c) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(d) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f) Distributions on Class A Shares will be reinvested in Class A Shares and Distributions on Class T Shares will be reinvested in Class T Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.

(g) Participants may acquire fractional Shares, computed to three decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(h) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Board.

4. Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Reports to Participants. Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

6. Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

7. Termination.

(a) A Participant may terminate or modify his or her participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last business day of the Distribution Period to which it relates.

(b) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c) In the event that a Participant requests a redemption of all of the Participant’s Shares, the Participant will be deemed to have given written notice to the Administrator, at the time the redemption request is submitted, that the Participant is terminating his or her participation in the Plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the Participant’s Shares are redeemed unless the Participant notifies the Administrator that he or she elects to resume participation in the Plan.

8. State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

9. Amendment, Suspension or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may suspend or terminate a Participant’s individual participation in the Plan and the Company may suspend or terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After suspension or termination of the Plan or suspension or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the suspension or termination of the Participant’s participation will be sent directly to the former Participant.

10. Participation by Limited Partners of Cole Operating Partnership V, LP. For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Operating Partnership V, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

11. Governing Law. This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

12. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Credit Property Trust V, Inc.

Prospectus

Up to $2,975,000,000 in Class A Shares and Class T Shares of Common Stock

Offered to the Public

ALPHABETICAL INDEX	Page
Cautionary Note Regarding Forward-Looking Statements	66
Conflicts of Interest	96
Description of Shares	149
Estimated Use of Proceeds	67
Experts	211
Federal Income Tax Considerations	178
How to Subscribe	210
Incorporation by Reference	211
Investment by Tax-Exempt Entities and ERISA Considerations	196
Investment Objectives and Policies	103
Legal Matters	211
Management	70
Management Compensation	87
Our Operating Partnership Agreement	174
Plan of Distribution	202
Prior Performance Summary	136
Prospectus Summary	12
Questions and Answers About This Offering	1
Risk Factors	30
Selected Financial Data	135
Suitability Standards	i
Summary of Distribution Reinvestment Plan	171
Supplemental Sales Material	211
Where You Can Find More Information	212

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation.

This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Cole Capital Corporation

April 29, 2016

CCPT5-PRO-02